PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 26, 2001)

                          $723,060,715 (APPROXIMATE)

                   STRUCTURED ASSET SECURITIES CORPORATION

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-17

                               [AURORA LOAN LOGO]

                          AURORA LOAN SERVICES INC.,
                               MASTER SERVICER

                                ----------------

     Consider carefully the risk factors beginning on page S-10 of this prospectus supplement.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-140 in this prospectus supplement and the index of defined terms on page 137 in the prospectus.

     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

THE TRUST WILL ISSUE CERTIFICATES INCLUDING:

O 35 CLASSES OF SENIOR CERTIFICATES, INCLUDING TEN CLASSES OF INTEREST-ONLY CERTIFICATES AND FOUR CLASSES OF PRINCIPAL-ONLY CERTIFICATES.

O    SIX CLASSES OF SUBORDINATE CERTIFICATES.

   The certificates represent ownership interests in a trust fund that consists primarily of four pools of residential mortgage loans, as described in this prospectus supplement.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under "Summary of Terms -- The Offered Certificates" beginning on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-2 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

   The Class A4 Certificates will have the benefit of a certificate guaranty insurance policy issued by MBIA Insurance Corporation. Subject to the exceptions and limitations that are described in this prospectus supplement, the certificate guaranty insurance policy will guarantee certain payments of interest and principal to the Class A4 Certificateholders as described in this prospectus supplement.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class A4 Certificates will also be offered by Edward D. Jones & Co., L.P., as a dealer, from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale. Lehman Brothers Inc. has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 101.20% of their initial total principal amount, plus accrued interest, before deducting expenses.

   On or about November 30, 2001, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme (formerly Cedelbank) and the Euroclear System, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York.

LEHMAN BROTHERS                                    EDWARD D. JONES & CO., L.P.

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 29, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

   We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates

   IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                ----------------

   After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor and the master servicer, in connection with market making transactions in those certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer or a servicer.

                                ----------------

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                ----------------

   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                              TABLES OF CONTENTS

                            PROSPECTUS SUPPLEMENT

                                               PAGE
                                            ---------
Summary of Terms ..........................     S-1
Risk Factors ..............................    S-10
Description of the Certificates ...........    S-19
 General...................................    S-19
 Book-Entry Registration...................    S-22
 Priority of Distributions.................    S-26
 Allocation of Accrual Amounts.............    S-34
 Distributions of Interest.................    S-34
 Distributions of Principal................    S-40
 Cross-Collateralization Between Pool 1
  and Pool 4...............................    S-45
 Available Distribution Amount.............    S-46
 Distributions of Principal on the
  Class A4 Certificates....................    S-47
 Example of Distributions..................    S-50
 The Residual Certificate..................    S-51
 Allocation of Realized Losses.............    S-51
 Final Scheduled Distribution Date ........    S-56
 Optional Termination of the Trust Fund ...    S-56
 The Trustee...............................    S-56
Description of the Mortgage Pools..........    S-57
 General...................................    S-57
 Pool 1 Mortgage Loans.....................    S-59
 Pool 2 Mortgage Loans.....................    S-64
 Pool 3 Mortgage Loans.....................    S-69
 Pool 4 Mortgage Loans.....................    S-74
Underwriting Guidelines....................    S-79
 GreenPoint Underwriting Guidelines .......    S-79
 Cendant Underwriting Guidelines...........    S-80
 Aurora Underwriting Guidelines............    S-81
Additional Information.....................    S-82
The Master Servicer........................    S-82
The Servicers..............................    S-84
 General...................................    S-84
 Cendant Mortgage Corporation..............    S-84
 Recent Developments Affecting Cendant ....    S-86
Servicing of the Mortgage Loans............    S-87
 General...................................    S-87
 Servicing Compensation and Payment of
  Expenses.................................    S-87
 Prepayment Interest Shortfalls............    S-88
 Advances..................................    S-88
 Collection of Taxes, Assessments and
  Similar Items............................    S-89
 Insurance Coverage........................    S-89
 Evidence as to Compliance.................    S-89
 Certain Rights Related to Foreclosure ....    S-89
Trust Agreement............................    S-89
 General...................................    S-89
 Assignment of Mortgage Loans..............    S-89
 Voting Rights.............................    S-91
Yield, Prepayment and Weighted Average
 Life......................................    S-92
 General...................................    S-92
 Sensitivity of Certain Classes of
  Certificates.............................    S-94
 Subordination of the Offered Subordinate
  Certificates.............................    S-99
 Weighted Average Life.....................   S-100
The Class A4 Certificate Insurance Policy .   S-132
 The Certificate Insurer...................   S-134
 Financial Information About the
  Certificate Insurer......................   S-134
 Financial Strength Ratings of the
  Certificate Insurer......................   S-135
Material Federal Income Tax
 Considerations............................   S-136
 General...................................   S-136
 Residual Certificate......................   S-136
Legal Investment Considerations............   S-137
Use of Proceeds............................   S-137
Underwriting...............................   S-137
ERISA Considerations.......................   S-138
Experts....................................   S-139
Legal Matters..............................   S-139
Ratings....................................   S-139
Index of Principal Terms...................   S-140
Annex A: Global Clearance, Settlement and
 Tax Documentation Procedures .............   S-A-1
Annex B: PAC Principal Amount Schedule  ...   S-B-1
Annex C: TAC Principal Amount Schedule  ...   S-C-1


                                  PROSPECTUS

                                          PAGE
                                         ------
Description of the Securities...........    2
 General................................    2
 Distributions on the Securities .......    2
 Optional Termination...................    5
 Optional Purchase of Securities .......    5
 Other Purchases........................    5
 Book-Entry Registration................    5
Yield, Prepayment and Maturity
 Considerations.........................   11
 Payment Delays.........................   11
 Principal Prepayments..................   11
 Timing of Reduction of Principal
  Amount................................   11
 Interest or Principal Weighted
  Securities............................   11
 Final Scheduled Distribution Date .....   11
 Prepayments and Weighted Average Life .   12
 Other Factors Affecting Weighted
  Average Life..........................   13
The Trust Funds.........................   15
 General................................   15
 Ginnie Mae Certificates................   16
 Fannie Mae Certificates................   18
 Freddie Mac Certificates...............   20
 Private Mortgage-Backed Securities ....   22
 The Mortgage Loans.....................   24
 The Manufactured Home Loans............   29
 Pre-Funding Arrangements...............   30
 Collection Account and Distribution
  Account...............................   31
 Other Funds or Accounts................   31
Loan Underwriting Procedures and
 Standards..............................   32
 Underwriting Standards.................   32
 Loss Experience........................   33
 Representations and Warranties.........   34
 Substitution of Primary Assets.........   35
Servicing of Loans......................   37
 General................................   37
 Collection Procedures; Escrow
  Accounts..............................   37
 Deposits to and Withdrawals from the
  Collection Account....................   38
 Servicing Accounts.....................   40
 Buy-Down Loans, GPM Loans and Other
  Subsidized Loans......................   40
 Advances and Other Payments, and
  Limitations Thereon...................   41
 Maintenance of Insurance Policies and
  Other Servicing Procedures............   42
 Presentation of Claims; Realization
  Upon Defaulted Loans..................   44
 Enforcement of Due-On-Sale Clauses ....   45
 Certain Rights Related to Foreclosure .   46
 Servicing Compensation and Payment of
  Expenses..............................   46
 Evidence as to Compliance..............   47
 Certain Matters Regarding the Master
  Servicer..............................   47
Credit Support..........................   49
 General................................   49
 Subordinate Securities; Subordination
  Reserve Fund..........................   49
 Cross-Support Features.................   50
 Insurance..............................   51
 Letter of Credit.......................   51
 Financial Guaranty Insurance Policy ...   51
 Reserve Funds..........................   52
Description of Mortgage and Other
 Insurance..............................   53
 Mortgage Insurance on the Loans .......   53
 Hazard Insurance on the Loans..........   59
 Bankruptcy Bond........................   60
 Repurchase Bond........................   61
The Agreements..........................   62
 Issuance of Securities.................   62
 Assignment of Primary Assets...........   62
 Repurchase and Substitution of
  Non-Conforming Loans..................   65
 Reports To Securityholders.............   66
 Investment of Funds....................   67
 Event of Default; Rights Upon Event of
  Default...............................   67
 The Trustee............................   70
 Duties of the Trustee..................   70
 Resignation of Trustee.................   70
 Distribution Account...................   71
 Expense Reserve Fund...................   71
 Amendment of Agreement.................   71
 Voting Rights..........................   72
 REMIC or FASIT Administrator ..........   72
 Administration Agreement...............   72
 Termination............................   73
Legal Aspects of Loans..................   75
 Mortgages..............................   75
 Junior Mortgages; Rights of Senior
  Mortgages.............................   75

                               S-iv

                                          PAGE
                                         ------
 Cooperative Loans......................    77
 Foreclosure on Mortgages...............    79
 Realizing Upon Cooperative Loan
  Security..............................    80
 Rights of Redemption...................    81
 Anti-Deficiency Legislation and Other
  Limitations on Lenders................    81
 Soldiers' and Sailors' Civil Relief
  Act of 1940...........................    83
 Environmental Risks....................    84
 Due-on-Sale Clauses in Mortgage Loans .    84
 Enforceability of Prepayment and Late
  Payment Fees..........................    85
 Equitable Limitations on Remedies .....    85
 Applicability of Usury Laws............    86
 Adjustable Interest Rate Loans.........    86
 Manufactured Home Loans................    87
Material Federal Income Tax
 Considerations.........................    90
 General................................    90
 Taxable Mortgage Pools.................    91
 REMICs.................................    91
 FASITs.................................   112
 Grantor Trust Funds....................   115
 Partnership Trust Funds & Debt
  Securities............................   122
State Tax Considerations................   128
ERISA Considerations....................   128
General.................................   128
Legal Investment Considerations.........   133
Legal Matters...........................   134
 The Depositor..........................   134
Use of Proceeds.........................   134
Plan of Distribution....................   134
Additional Information..................   135
Incorporation of Certain Documents by
 Reference..............................   136
Reports to Securityholders..............   136
Index of Defined Terms..................   137


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               SUMMARY OF TERMS

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

O WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

O WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN A POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF NOVEMBER 1, 2001 IN THE TRUST FUND OR IN THE POOL, AS THE CONTEXT REQUIRES, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

PARTIES

ORIGINATORS

   The originators of the mortgage loans include various banks and mortgage lending institutions identified under "Underwriting Guidelines" in this prospectus supplement.

SELLERS

   Lehman Capital, A Division of Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB.

DEPOSITOR

   Structured Asset Securities Corporation.

MASTER SERVICER

   Aurora Loan Services Inc.

SERVICERS

   The mortgage loans will initially be serviced by a variety of primary servicers identified under "The Servicers" in this prospectus supplement. Certain of these servicers will transfer the servicing of the mortgage loans to Aurora Loan Services Inc. after the closing date of this transaction.

TRUSTEE

   Wells Fargo Bank Minnesota, National Association.

CERTIFICATE INSURER

   MBIA Insurance Corporation will provide a certificate guaranty insurance policy for the Class A4 Certificates.

THE OFFERED CERTIFICATES

CLASSES OF CERTIFICATES

   Structured Asset Securities Corporation's Mortgage Pass-Through Certificates, Series 2001-17, consist of the classes of certificates listed in the table on the following page, together with the Class B4, Class B5, Class B6, Class E and Class P Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                                SERIES 2001-17

                 CLASS
               PRINCIPAL                                          CUSIP
   CLASS       AMOUNT(1)       TYPE(2)      INTEREST RATE        NUMBER
----------  -------------- --------------  --------------    -------------
1-A1.......  $ 68,725,000        SEQ               6.60%       86358R NT 0
1-A2.......  $ 19,850,000      SEQ/FLT       Adjustable(3)     86358R NU 7
1-A3.......       (4)       SEQ/NTL/INV IO   Adjustable (3)    86358R NV 5
1-A5.......  $100,000,000        SEQ               6.60%       86358R NW 3
1-A6.......       (4)         SEQ/NTL/IO           6.80%       86358R NX 1
1-AP.......  $    608,967      RSTP/PO             0.00%(5)    86358R NY 9
1-AX.......       (4)          RSTP/IO             6.80%       86358R NZ 6
2-A1.......  $ 50,000,000        PAC               4.10%       86358R PA 9
2-A2.......  $ 61,160,000        PAC               5.20%       86358R PB 7
2-A3.......       (4)         PAC/NTL/IO           6.50%       86358R PC 5
2-A5.......  $ 69,985,386        CPT             (6)           86358R PD 3
2-A6.......       (4)         PAC/NTL/IO           6.50%       86358R PE 1
2-A7.......  $ 15,000,000        TAC               5.90%       86358R PF 8
2-A8.......  $ 34,500,000        TAC               5.85%       86358R PG 6
2-A9.......  $ 15,000,000        TAC               6.00%       86358R PH 4
2-A10......  $ 35,000,000        TAC               6.50%       86358R PJ 0
2-A11(7) ..  $  8,814,000     AC/SEQ/SUP           6.50%       86358R PK 7
2-A12......  $  1,050,000        SEQ               6.50%       86358R PL 5
2-AX.......       (4)          RSTP/IO             6.50%       86358R PM 3
3-A1.......  $100,000,000        SEQ               6.50%       86358R PN 1
3-A2.......  $ 15,000,000        SEQ               6.50%       86358R PP 6
3-A3(8)....  $ 15,700,000        NAS               6.50%       86358R PQ 4
3-A5.......  $     96,000         PO               0.00%(5)    86358R PR 2
3-AP.......  $    425,343      RSTP/PO             0.00%(5)    86358R PS 0
3-AX.......       (4)          RSTP/IO             6.50%       86358R PT 8
4-A1.......  $ 18,181,000        SEQ               5.75%       86358R PU 5
4-A2.......  $ 20,000,000        SEQ               7.50%       86358R PV 3
4-A3.......  $ 10,000,000        SEQ               6.75%       86358R PW 1
4-A5.......       (4)         SEQ/NTL/IO           7.25%       86358R PX 9
4-A6.......       (4)         SEQ/NTL/IO           7.25%       86358R PY 7
4-A7(8)....  $  6,500,000        NAS               7.25%       86358R PZ 4
4-AP.......  $    304,919      RSTP/PO             0.00%(5)    86358R QA 8
4-AX.......       (4)          RSTP/IO             7.25%       86358R QB 6
A4.........  $ 30,924,000    SEQ/CPT/RET           6.50%       86358R QC 4
B1.........  $ 15,861,000        SUB           Variable(3)     86358R QD 2
B2.........  $  6,024,000        SUB           Variable(3)     86358R QE 0
B3.........  $  4,351,000        SUB           Variable(3)     86358R QF 7
R..........  $        100         R                6.50%       86358R QG 5

------------
(1) These balances are approximate, as described in this prospectus supplement.

(2)    AC            =  Accrual Certificate
       CPT           =  Component Certificate
       FLT           =  Floating rate certificate
       NAS           =  Non-accelerating senior certificate

       NTL/INV IO    =  Notional inverse floating rate interest-only
                        certificate
       NTL/IO        =  Notional interest-only certificate
       PAC           =  Planned amortization certificate
       PO            =  Principal-only certificate
       RET           =  Retail certificate
       RSTP/IO       =  Ratio strip interest-only certificate
       RSTP/PO       =  Ratio strip principal-only certificate
       SEQ           =  Sequential certificate
       SUB           =  Subordinate certificate
       SUP           =  Support Certificate
       TAC           =  Targeted amortization certificate
       R             =  REMIC residual interest

References to "SEQ" or "PAC" for a class of interest-only certificates means that the notional balance of that interest-only class is based upon one or more sequential or planned amortization class or classes.

(3) The Class 1-A2, 1-A3, B1, B2, and B3 Certificates will accrue interest based on adjustable or variable interest rates, as described in this prospectus supplement.

(4)    The Class 1-A3, 1-A6, 1-AX, 2-A3, 2-A6, 2-AX, 3-AX, 4-A5, 4-A6 and 4-AX
       Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts, as described in this prospectus supplement.

(5) The Class 1-AP, 3-A5, 3-AP and 4-AP Certificates will be principal-only certificates; they will not be entitled to payments of interest.

(6) The Class 2-A5 Certificates will consist of seven components having the characteristics described in this prospectus supplement.

(7) The amount of interest accruing on the Class 2-A11 Certificates will not be payable to the holders of this class until such time as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest."

(8) The Class 3A-3 and 4A-7 Certificates will not receive the benefit of accelerated payment of principal to the same extent as the other related senior certificates, as described in this prospectus supplement under "Description of the Certificates -- Distribution of Principal."

   The certificates offered by this prospectus supplement, except for the Class R Certificate, will be issued in book-entry form. The Class R Certificates will be issued in the form of a physical certificate.

   See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

   The certificates represent ownership interests in a trust fund that consists primarily of four separate pools of mortgage loans: "pool 1," "pool 2," "pool 3" and "pool 4." The mortgage loans in each of pool 1, pool 2, pool 3 and pool 4 are fixed rate, fully amortizing mortgage loans, substantially all of which have original terms to maturity of 30 years.

   Payments of interest and principal on senior certificates identified with a "1-" in their class designations will be based on collections on the pool 1 mortgage loans, payments of interest and principal on senior certificates identified with a "2-" in their class designations and the Class R Certificate will be based on collections on the pool 2 mortgage loans, payments of interest and principal on senior certificates identified with a "3-" in their class designations will be based on collections on the pool 3 mortgage loans and payments of interest and principal on senior certificates identified with a "4-" in their class designations will be based on collections on the pool 4 mortgage loans; except, in each case, under the limited circumstances described in this prospectus supplement.

   The subordinate certificates will consist of three payment components: one component relating to pools 1 and 4, one component relating to pool 2 and one component relating to pool 3.

   The offered certificates will have an approximate total initial principal amount of $723,060,715. The Class E and the Class P Certificates will not have principal amounts. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENT COMPONENTS

   The Class 2-A5 Certificates will consist of seven payment components, each having a specified component principal amount or component notional amount.

   The Class A4 Certificates will consist of three payment components: A4(1), A4(3) and A4(4). Each component relates to either pool 1, pool 3 or pool 4, as indicated by the designation "(1)," "(3)," or "(4)."

   As described above, the subordinate certificates will each comprise three payment components. The components related to pools 1 and 4 will be designated with a "(1-4)," the components related to pool 2 will be designated with a "(2)" and the components related to pool 3 will be designated with a "(3)."

   The principal amount of each class of certificates comprising components at any time will equal the sum of the component principal amounts of its components.

   The holder of a class of certificates comprising components will not have a severable interest in any component, but will have an undivided interest in the entire related class. Holders of any such class may not transfer their components separately.

   See "Description of the Certificates" in this prospectus supplement.

PAYMENTS ON THE CERTIFICATES

   Principal and interest on the certificates will be payable on the 25th day of each month, beginning in December 2001. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

   Interest will accrue on each class of certificates, other than the principal-only certificates, the Class E Certificates and the Class P Certificates, at the applicable annual rates described in this prospectus supplement.

   The Class 1-AP, 3-A5, 3-AP and 4-AP Certificates are principal-only certificates and the 2-A5(6) Component is a principal-only component; they will not be entitled to payments of interest.

   See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

Principal Payments

   The amount of principal payable on the certificates, other than the interest-only certificates and components, will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among different classes, and (2) the funds actually received on the mortgage loans that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

   The key allocation concept for the Senior Certificates and Components entitled to payments of principal (other than the Class 1-AP, 3-A3, 3-AP, 4-A7 and 4-AP Certificates and the 2-A5(6) Component) is the related "Senior Principal Distribution Amount." The key allocation concept for the Class 3-A3 and the 4-A7 Certificates will be the Class 3-A3 Priority Amount and the 4-A7 Priority Amount, respectively. The key allocation concept for the

Class 1-AP, 3-AP and 4-AP Certificates and the 2-A5(6) Component is the related AP Principal Distribution Amount. The key allocation concept for the Class B Certificates is the related "Subordinate Principal Distribution Amount."

   The Class 1-A3, 1-A6, 1-AX, 2-A3, 2-A6, 2-AX, 3-AX, 4-A5, 4-A6 and 4-AX
Certificates are interest-only certificates and the 2-A5(2), 2-A5(3), 2-A5(4), 2-A5(7) Components are interest-only components and will not be entitled to payments of principal.

   See "Description of the Certificates -- Distributions of Principal" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

ACCRUAL CERTIFICATES AND COMPONENTS

   The Class 2-A11 Certificates are accrual certificates and the 2-A5(5) Component is an accrual component. Interest accrued on this class and this component will not be distributed to the holders on each distribution date, except as described below. An amount equal to that interest will be added to the principal amounts of the accrual certificates and the component principal amount of the accrual component, as applicable.

   After the applicable dates specified in this prospectus supplement, interest accrued on the accrual certificates and the accrual component will be distributed on each distribution date as interest to these certificates and component (to the extent available) instead of being added to their principal amounts.

   See "Description of the Certificates -- Allocation of Accrual Amounts" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

PAC CERTIFICATES AND COMPONENTS

   The Class 2-A1 and 2-A2 Certificates are planned amortization classes or "PAC" certificates and the 2-A5(1) Component is a PAC component. If funds are available, principal will be distributed to holders of these certificates and component up to an amount that will reduce their respective certificate or component principal amount to a planned amount. The schedules of planned principal amounts for these certificates and component for each distribution date are shown in Annex B.

   See "Description of the Certificates" in this prospectus supplement.

TAC CERTIFICATES AND COMPONENTS

   The Class 2-A7, 2-A8, 2-A9 and 2-A10 Certificates are targeted amortization classes or "TAC" certificates and the 2-A5(5) Component is a TAC Component. If funds are available, principal will be distributed to holders of such classes and such component in accordance with their schedules up to an amount that will reduce their respective certificate or component principal amount to a targeted amount. The schedules of targeted amounts for these certificates and component are shown on Annex C.

   See "Description of the Certificates" in this prospectus supplement.

CLASS P AND CLASS E CERTIFICATES

   The Class P Certificate will be entitled to any prepayment penalties paid by certain borrowers on voluntary full and partial prepayments of the mortgage loans in pool 1, pool 3 and pool 4. Accordingly, such amounts will not be available for payments to the servicers or to other classes of certificates.

   The Class E Certificates will be entitled to amounts representing a portion of excess interest generated by employee mortgage loans when a borrower ceases to be an employee of the underwriter or its affiliates.

   See "Description of the Mortgage Pools" in this prospectus supplement.

LIMITED RECOURSE

   The only source of cash available to make interest and principal payments on the certificates, other than the Class A4 Certificates, will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates, other than the Class A4 Certificates, which will have the benefit of a certificate guaranty insurance policy issued by MBIA Insurance Corporation and a reserve fund to cover certain interest shortfalls allocated to the Class A4 Certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

   The payment structure used by the trust fund includes subordination, loss allocation and limited cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses in respect of mortgage loans in the related mortgage pool than the subordinate certificates or components related to such mortgage pool, and each class of subordinate certificates or components with a lower non-parenthetical numerical class designation will be less likely to experience losses than each class of subordinate certificates with a higher non-parenthetical numerical class designation.

   Because the subordinate components related to pools 1 and 4 represent interests in both such mortgage pools, the component principal amounts of these components could be reduced to zero as a result of disproportionately high losses on the mortgage loans in either pool 1 or pool 4, increasing the likelihood that losses experienced by one pool will be allocated to the senior certificates and components of the other pool.

   See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Cross-Collateralization Between Pool 1 and Pool 4" and "--Allocation of Realized Losses" in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization.

Subordination of Payments

   Certificates with an "A" or "R" in their class designation will have a payment priority as a group over other certificates. The Class B1 Certificates will have a payment priority over the Class B2 and Class B3 Certificates; and the Class B2 Certificates will have a payment priority over the Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4, B5 and B6 Certificates.

   See "Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

Allocation of Losses

   As described in this prospectus supplement, amounts representing losses on the mortgage loans (other than certain losses referred to as "excess losses") in a pool (or pools) will be applied to reduce the principal amount of the related class or component (i.e., the class or component for such pool or pools) still outstanding that has the lowest payment priority, until the amount of that class or component has been reduced to zero. For example, losses in pools 1 and 4 will first be allocated in reduction of the B6(1-4) Component until its component principal amount is reduced to zero, then to the B5(1-4) Component until its component principal amount has been reduced to zero and likewise to the B4(1-4), B3(1-4), B2(1-4) and B1(1-4) Components, in that order, until the component principal amount of each component has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then related senior certificateholders will incur losses and may never receive all of their principal payments.

Cross-Collateralization Between Pool 1 and Pool 4

   Under certain limited circumstances, and with respect to pools 1 and 4 only, payments on the mortgage loans in one such pool may be distributed to holders of certain senior certificates of the other pool. As described in greater detail in this prospectus supplement, this "cross-collateralization" between pool 1 and pool 4 may occur in two basic ways. For example:

 (1) Rapid prepayment situations:

   o If the Class 1-A1, 1-A2 and 1-A5 Certificates have been retired and the component principal amount of the A4(1) Component has been reduced to zero but the Class 4-A1, 4-A2, 4-A3 and 4-A7 Certificates are outstanding and the component principal amount of the A4(4) Component has not yet been reduced to zero, and the mortgage loans are performing below certain standards, then certain payments on the pool 1 mortgage loans will be paid to the Class 4-A1, 4-A2, 4-A3 and 4-A7 Certificates and the A4(4) Component before being paid to the subordinate certificates.

   o If the Class 4-A1, 4-A2, 4-A3 and 4-A7 Certificates have each been retired and the component principal amount of the A4(4) Component has been reduced to zero but the Class 1-A1, 1-A2 and 1-A5 Certificates are outstanding and the component principal amount of the A4(1) Component has not yet been reduced to zero, and the mortgage loans are performing below certain standards, then certain payments on the pool 4 mortgage loans will be paid to the Class 1-A1, 1-A2 and 1-A5 Certificates and the A4(1) Component before being paid to the subordinate certificates.

 (2) High loss situations:

   o If the sum of the total principal amount of the senior classes and components relating to either pool 1 or pool 4 exceed the total principal balance of the related pool of mortgage loans, then certain payments on the other pool of mortgage loans otherwise payable to the subordinate certificates will be paid to such senior classes or components.

   See "Description of the Certificates -- Cross-Collateralization between Pool 1 and Pool 4" in this prospectus supplement.

THE CLASS A4 CERTIFICATE INSURANCE POLICY

   The MBIA Insurance Corporation certificate guaranty insurance policy will guarantee certain interest and principal payments to holders of the Class A4 Certificates under the circumstances described in this prospectus supplement. No other class of certificates will benefit from the MBIA Insurance Corporation certificate guaranty insurance policy.

   For information about MBIA Insurance Corporation and for a more detailed discussion of the MBIA Insurance Corporation certificate guaranty insurance policy, see "The Class A4 Certificate Insurance Policy" in this prospectus supplement.

THE MORTGAGE LOANS

   As of the closing date, which is expected to be on or about November 30, 2001, the assets of the trust will consist primarily of four pools of mortgage loans with a total principal balance as of the cut-off date (November 1, 2001) of approximately $729,090,923. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

   The mortgage loans in the trust fund will consist of fixed rate, conventional, fully amortizing, first lien residential mortgage loans, substantially all of which have original terms to stated maturity of 30 years.

   The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

   See "Description of the Mortgage Pools" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

SERVICING OF THE MORTGAGE LOANS

   The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by the various primary loan servicers, but will not be ultimately responsible for the servicing of the mortgage loans except as described in this prospectus supplement. Primary servicing may subsequently be transferred to other primary servicers other than the initial servicers in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

   See "The Master Servicer", "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

   Aurora Loan Services, Inc., as master servicer, may repurchase the mortgage loans on any distribution date after the date on which the total principal balance of the mortgage loans (determined in the aggregate rather than by pool) declines to less than 5% of their initial total principal balance. If the mortgage loans are repurchased, certificateholders will be paid accrued interest and principal (as applicable) equal to the outstanding principal amount of the certificates.

   See "Description of the Certificates -- Optional Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

FINANCING

   An affiliate of the underwriter has provided financing for the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

TAX STATUS

   The trustee will elect to treat all or a portion of the trust fund as comprising multiple REMICs for federal income tax purposes. Each of the certificates other than the Class P, Class E and Class R Certificates will represent ownership of "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC. The Class E and Class P Certificates will each evidence an interest in the trust fund but not in any REMIC.

   Certain classes of certificates will be, and other classes of certificates may be, issued with original issue discount for federal income tax purposes.

   There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

   See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

   Generally, all of the certificates offered by this prospectus supplement (except the Class R Certificate) may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 or by persons investing on behalf of or with plan assets of such plans. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

   See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

   Generally, the certificates offered by this prospectus supplement, other than the Class B2 and B3 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

   There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

   See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

   The certificates offered by this prospectus supplement will initially have the following ratings from Fitch, Inc. and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. The designation "N/A" means that a rating agency will not rate the certificates of that class:

              FITCH       S&P
CLASS        RATING      RATING
---------  ---------- ----------
1-A1......     AAA        AAA
1-A2......     AAA        AAA
1-A3......     AAA        AAA
1-A5......     AAA        AAA
1-A6......     AAA        AAA
1-AP......     AAA        AAA
1-AX......     AAA        AAA
2-A1......     AAA        AAA
2-A2......     AAA        AAA
2-A3......     AAA        AAA
2-A5......     AAA        AAA
2-A6......     AAA        AAA
2-A7......     AAA        AAA
2-A8......     AAA        AAA
2-A9......     AAA        AAA
2-A10.....     AAA        AAA
2-A11.....     AAA        AAA
2-A12.....     AAA        AAA
2-AX......     AAA        AAA
3-A1......     AAA        AAA
3-A2......     AAA        AAA
3-A3......     AAA        AAA
3-A5......     AAA        AAA
3-AP......     AAA        AAA
3-AX......     AAA        AAA
4-A1......     AAA        AAA
4-A2......     AAA        AAA
4-A3......     AAA        AAA
4-A5......     AAA        AAA
4-A6......     AAA        AAA
4-A7......     AAA        AAA
4-AP......     AAA        AAA
4-AX......     AAA        AAA
A4........     AAA        AAA
B1........     N/A         AA
B2........     N/A         A
B3........     N/A        BBB
R.........     AAA        AAA

o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

o The ratings on the Class A4 Certificates are without regard to the certificate guaranty insurance policy.

   See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                 RISK FACTORS

   THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT ..................  With the exception of the Class A4
                                 Certificates, the certificates are not
                                 insured by any financial guaranty insurance policy. The subordination, loss allocation and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                 As described below, amounts representing losses on the mortgage loans in a pool or pools (other than certain losses referred to as "excess" losses) will be applied to reduce the principal amount of the related component or class still outstanding that has the lowest payment priority, until the principal amount of that component or class has been reduced to zero. For example, losses on pools 1 and 4 will first be allocated in reduction of the B6(1-4) component principal amount until it is reduced to zero and then to the B5(1-4) component until its principal amount has been reduced to zero and likewise to the B4(1-4), B3(1-4), B2(1-4) and B1(1-4)
                                 components, in that order, until the
                                 principal amount of each component has been reduced to zero. If applicable subordination is insufficient to absorb such losses, then the related senior certificateholders will likely incur losses and may never receive all of their principal payments.

                                 o     After the total principal amount of
                                       the related subordinate components has
                                       been reduced to zero, the Class 1-AP,
                                       3-AP and 4-AP Certificates and the
                                       2-A5(6) Component will no longer have
                                       the benefit of the special loss
                                       mitigation feature described in this
                                       prospectus supplement.

                                 o     Because the components related to
                                       pools 1 and 4 represent interests in
                                       both mortgage pools, the component
                                       principal amounts of these components
                                       could be reduced to zero as a result
                                       of a disproportionately high amount of
                                       losses on the mortgage loans in either
                                       pool 1 or pool 4. As a result, losses
                                       in one pool will reduce the loss
                                       protection provided by the components
                                       to the senior certificates
                                       corresponding to the other such pool,
                                       and will increase the likelihood that
                                       losses will be allocated to those
                                       other senior certificates.

                                 See "Description of the Certificates --
                                 Priority of Distributions" and "--Allocation of Realized Losses" in this prospectus supplement.

NO CROSS-COLLATERALIZATION OF
 POOL 2 AND POOL 3 ............  Interest and principal on the pool 2 and pool 3 senior certificates and components will be payable solely from amounts collected in respect of the mortgage loans in the related mortgage pool. Similarly, interest and principal on each pool 2 and pool 3 component of the subordinate certificates will be payable out of amounts collected in respect of the mortgage loans in the related mortgage pool. Pool 2 and pool 3 will not be "cross-collateralized" with either pool 1 or pool 4 or with each other -interest and principal received on mortgage loans in pool 1 and pool 4 will not be available to the group 2 and group 3 certificates and components. As a result, a disproportionately high rate of delinquencies or defaults in pool 2 or pool 3 may result in shortfalls or losses affecting the related certificates or components at the same time that amounts from pool 1 and pool 4 are being distributed in respect of components relating to such other pools with lower seniority. For example, on any distribution date, the component principal amount of the B1(2) component may be reduced because of losses on the mortgage loans in pool 2, even though the B6(1-4) component related to pool 1 and pool 4 is still outstanding and continues to receive distributions related to pool 1 and pool 4. Moreover, in the case of extremely high losses experienced by pool 2 or pool 3, as applicable, it is possible that the principal amount of the senior certificates and components of the related certificate group could be reduced by related losses that exceed the principal amount of the subordinate components of pool 2 or pool 3, as applicable, even though the subordinate certificates are still outstanding and receiving distributions.

                                 See "Description of the Mortgage Pools" and
                                 "Description of the Certificates -- Priority of Distributions," "--Distributions of Interest" and "--Allocation of Realized Losses" in this prospectus supplement.

RECENT ATTACKS AND MILITARY
 ACTION .......................  The effects that the recent attacks in the
                                 United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Relief Act (as defined herein). Interest payable to the holders of the related senior certificates and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Relief Act.

                                 See "Description of the Certificates --
                                 Distributions of Interest" in this
                                 prospectus supplement.

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS ..................  Borrowers may prepay their mortgage loans in whole or in part at any time; however,
                                 approximately 19.21%, 18.21% and all of the mortgage loans in pool 1, pool 3 and pool 4, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that range from one to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalties received by the Trust Fund will be distributed to the Class P Certificates.

                                 The timing of prepayments of principal may also be influenced by liquidations or repurchases of or insurance payments on the mortgage loans. A prepayment of a mortgage loan in a pool will usually result in a payment of principal (or a reduction in the notional amount) on the related certificates.

                                 o     If you purchase your certificates at a
                                       discount, especially the Class 1-AP,
                                       3-A5, 3-AP and 4-AP Certificates, and
                                       principal prepayments on the related
                                       mortgage loans are slower than you
                                       anticipate, then your yield may be
                                       lower than you anticipate.

                                 o     If you purchase your certificates at a
                                       premium, especially the Class 1-A3,
                                       1-A6, 1-AX, 2-A3, 2-A6, 2-AX, 3-AX,
                                       4-A5, 4-A6 and 4-AX Certificates, and
                                       principal prepayments on the related
                                       mortgage loans are faster than you
                                       anticipate, then your yield may be
                                       lower than you anticipate.

                                 o     If you are the holder of any of the
                                       Class 2-A11 Certificates, your
                                       certificates will support the
                                       stability of the principal payments
                                       made to other classes of certificates
                                       that will receive principal payments
                                       according to one or more designated
                                       schedules as described in this
                                       prospectus supplement. Principal
                                       amounts collected on mortgage loans in
                                       pool 2 in excess of the amounts needed
                                       to make payments according to these
                                       schedules may be used to make
                                       distributions on your certificates,
                                       which will shorten the life of your
                                       certificates. Conversely, if the
                                       mortgage loans in pool 2 prepay at a
                                       rate that is slower than assumed in
                                       creating these schedules, the life of
                                       your certificates could increase,
                                       perhaps significantly.

                                 o     If you are the holder of a class of
                                       certificates that receives principal
                                       payments according to a designated
                                       schedule, it is expected that your
                                       certificates generally will receive
                                       principal distributions in accordance
                                       with that schedule so long as the
                                       mortgage loans related to your
                                       certificates prepay at a rate
                                       consistent with that schedule.
                                       Prepayments
                                       that are significantly slower or
                                       faster than those assumed in creating
                                       these schedules could adversely affect
                                       the yield on these certificates.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

                                 The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.

SPECIAL RISKS FOR CERTAIN
 CLASSES OF CERTIFICATES ......  The Class 1-AP, 3-A5, 3-AP and 4-AP
                                 Certificates are principal-only certificates and the Class 1-A3, 1-A6, 1-AX, 2-A3, 2-A6,
                                 2-AX, 3-AX, 4-A5, 4-A6 and 4-AX Certificates are interest-only certificates. The Class 2-A5 Certificates include interest-only and principal-only components. These certificates have yields to maturity (or early termination) --the yield you will receive if you hold a certificate until it has been paid in full -that are highly sensitive to prepayments on the related mortgage loans. Prospective investors in the Class 2-A5 Certificates should consider that the performance of these certificates in different prepayment scenarios may be difficult to predict.

                                 If you purchase any of the above classes of certificates, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                 o     a faster than expected rate of
                                       prepayments on mortgage loans in pool
                                       1, in the case of the Class 1-A3,
                                       1-A6, 1-AX Certificates, in pool 2, in
                                       the case of the Class 2-A3, 2-A6 and
                                       2-AX Certificates and the 2-A5(2),
                                       2-A5(3), 2-A5(4) and 2-A5(7)
                                       Components, in pool 3, in the case of
                                       the 3-AX Certificates and in pool 4,
                                       in the case of the Class 4-A5, 4-A6
                                       and 4-AX Certificates, or

                                 o       in particular, a faster than
                                         expected rate of prepayments on
                                         mortgage loans in pool 1 with net
                                         interest rates greater than 6.80%,
                                         in the case of the Class 1-AX
                                         Certificates, mortgage loans in pool
                                         2 with net interest rates greater
                                         than 6.50%, in the case of the Class
                                         2-AX Certificates and the 2-A5(7)
                                         Component, mortgage loans in pool 3
                                         with net interest rates greater than
                                         6.50%, in the case of the Class 3-AX
                                         Certificates and mortgage loans in
                                         pool 4 with net interest rates
                                         greater than 7.25%, in the case of
                                         the Class 4-AX Certificates; or

                                 o       a slower than expected rate of
                                         prepayments on mortgage loans in
                                         pool 1 with net interest rates lower
                                         than 6.80%, in the case of the Class
                                         1-AP Certificates, mortgage loans in
                                         pool 2 with net interest rates lower
                                         than 6.50%, in the case of the
                                         2-A5(6) Component, mortgage loans in
                                         pool 3 with the net interest rates
                                         lower than 6.50%, in the case of the
                                         Class 3-AP Certificates, and
                                         mortgage loans in pool 4 with net
                                         interest rates lower than 7.25%, in
                                         the case of the Class 4-AP
                                         Certificates.

                                 Prepayments on the related mortgage loans, including liquidations, repurchases and insurance payments, could result in the failure of investors in the interest-only certificates to fully recover their initial investments.

                                 Exercise by the master servicer of its right to purchase the mortgage loans, as described under "Description of the Certificates -- Optional Termination of the Trust Fund," will adversely affect the yield on the Class 1-A3, 1-A6, 1-AX, 2-A3, 2-A6, 2-AX, 3-AX,
                                 4-A5, 4-A6 and 4-AX Certificates.

                                 See "Yield, Prepayment, and Weighted Average
                                 Life" in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates' yield to maturity.

                                 Moreover, the yield to maturity on the Class
                                 2-A12 Certificates is generally more
                                 sensitive to losses on the mortgage loans in pool 2 than the other related senior certificates, because all of the losses that would otherwise be allocated to the Class 2-A5 Certificates will instead be allocated to the Class 2-A12 Certificates.

                                 See "Description of the Certificates --
                                 Allocation of Losses" in the prospectus
                                 supplement.

CHANGES IN LIBOR MAY REDUCE THE
 YIELDS ON THE CLASS 1-A2 AND
 1-A3 CERTIFICATES ............  The amount of interest payable on the Class
                                 1-A2 and 1-A3 Certificates is calculated by reference to the London Interbank Offered Rate, known as LIBOR. If LIBOR falls, the yields on the Class 1-A2 Certificates will be lower. By contrast, if LIBOR rises, the yields on the Class 1-A3 Certificates will be lower and could fall to zero. The interest rate on each such class will not exceed specified rates, regardless of levels of LIBOR.

                                 See "Yield, Prepayment and Weighted Average
                                 Life --Sensitivity of Certain Classes of
                                 Certificates" in this prospectus supplement for more information on the yield sensitivity of these certificates.

PRINCIPAL PAYMENTS ON THE CLASS
 A4 CERTIFICATES MAY BE LESS
 PREDICTABLE THAN ON OTHER
 CLASSES BECAUSE OF SPECIAL
 RULES FOR MAKING PRINCIPAL
 PAYMENTS .....................  As described in this prospectus supplement, there are special rules for determining
                                 which holders receive principal payments on the Class A4 Certificates and when these payments are made. Amounts available for payments of principal on this class will first be paid to holders who have submitted requests for principal payments in the order submitted and with certain priorities given to holders who have died. Any amounts not paid to these requesting holders will be paid by random lot to other holders of this class.

                                 If you submitted a request for principal payments, you may not receive the amount requested, either because other requests had priority over yours or because the amount available for principal payments on the Class A4 Certificates was insufficient to honor your request. If the amount available for principal payments on this class exceeds the amount requested by all holders, you may receive payments in excess of the amount you requested or, if you did not make a request, you may still receive payments.

                                 As a result, holders may not receive
                                 principal payments when they are expecting them, and may receive principal payments when they are not expecting them. In addition to making payments on the Class A4 Certificates somewhat unpredictable, the timing of these payments may affect your yield, as described in this prospectus supplement.

                                 Investors in these certificates should pay particular attention to the risk that they may be less likely to receive principal payments when prevailing interest rates available for reinvestment are relatively high, and may be more likely to receive principal payments when prevailing interest rates available for reinvestment are relatively low.

                                 See "Description of the Certificates --
                                 Distributions of Principal on the Class A4
                                 Certificates" in this prospectus supplement for more information on factors affecting the timing of payments on these certificates.

MORTGAGE LOANS WITH
 INTEREST-ONLY PAYMENTS .......  Approximately 4.02% of the mortgage loans in pool 1, approximately 10.21% of the mortgage loans in pool 3 and approximately 14.30% of the mortgage loans in pool 4 provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan. Following that ten-year period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                 The presence of these mortgage loans in pool
                                 1, pool 3, and pool 4 will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. If you purchase such a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.

                                 If a recalculated monthly payment as
                                 described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

DEFAULT RISK ON HIGH BALANCE
 MORTGAGE LOANS ...............  The principal balances of approximately: (1)
                                 9 of the mortgage loans in pool 1
                                 (representing approximately 5.68% of the mortgage loans in pool 1), (2) 6 of the mortgage loans in pool 3 (representing approximately 5.83% of the mortgage loans in pool 3) and (3) 4 of the mortgage loans in pool 4 (representing approximately 13.22% of the mortgage loans in pool 4) are in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool as a whole.

DELINQUENCIES ON THE
 MORTGAGE LOANS ...............  The mortgage loans were originated or acquired by the originators in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement. In general, these guidelines do not meet every criterion of Fannie Mae's or Freddie Mac's guidelines, so the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae or Freddie Mac standards.

                                 Changes in the values of mortgaged
                                 properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under Fannie Mae's or Freddie Mac's guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                 See "Description of the Mortgage Pools --
                                 General" in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage loan pools and "Underwriting Guidelines" for a general description of the underwriting guidelines used in originating the mortgage loans.

DELINQUENCIES DUE TO SERVICING
 TRANSFERS ....................  As described in this prospectus supplement, a servicing transfer is expected to occur within three months following the closing date for the mortgage loans initially serviced by GreenPoint Mortgage Funding, Inc. Servicing of these mortgage loans is expected to be transferred to Aurora Loan Services Inc. In addition, the mortgage loans serviced by Aurora Loan Services Inc. may be transferred in the future to other servicers in accordance with the provisions of the trust agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all relevant data has been obtained by the new servicer.

                                 See "The Servicers" in this prospectus
                                 supplement.

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS ...............  Approximately 57.75%, 49.08%, 58.76% and
                                 52.37% of the mortgage loans in pools 1, pool 2, pool 3 and pool 4, respectively, expected to be included in the trust fund on the closing date are secured by properties in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in such state because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

                                 o     weak economic conditions, which may or
                                       may not affect real property values,
                                       may affect the ability of borrowers to
                                       repay their loans on time.

                                 o     declines in the residential real
                                       estate market in California may reduce
                                       the values of properties, which would
                                       result in an increase in the
                                       loan-to-value ratios.

                                 o     properties in California may be more
                                       susceptible than homes located in
                                       other parts of the country to certain
                                       types of uninsurable hazards, such as
                                       earthquakes, as well as storms,
                                       floods, wildfires, mudslides, tsunamis
                                       and other natural disasters.

                                 Natural disasters affect regions of the
                                 United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                 For additional information regarding the geographic distribution of the mortgage loans in each mortgage pool, see the applicable table under "Description of the Mortgage Pools" in this prospectus supplement.

LACK OF PRIMARY MORTGAGE
 INSURANCE ....................  Approximately 10.98%, 11.61%, 7.28% and
                                 6.71% of the mortgage loans in pool 1, pool
                                 2, pool 3 and pool 4, respectively, expected to be in the trust fund on the closing date have original loan-to-value ratios greater than 80%. Approximately 11.32%, 5.92%, 8.27%
                                 and 1.94% of the mortgage loans with
                                 original loan-to-value ratios in excess of 80.00% in pool 1, pool 2, pool 3 and pool 4, respectively are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

EFFECTS OF PERFORMANCE OF
 MORTGAGE LOANS ON RATINGS OF
 CERTIFICATES .................  The ratings assigned to your certificates may be adversely affected if losses or
                                 delinquencies on the mortgage loans in
                                 general or in any pool are worse than
                                 expected, no matter how the mortgage loans in the other pools perform. Depending on the available level of credit enhancement at any particular time, the rating agencies may base their ratings of the certificates on the payment performance of the mortgage loans in the worst performing pool.

LIMITED ABILITY TO RESELL
 CERTIFICATES .................  The underwriter is not required to assist in resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Series 2001-17 Mortgage Pass-Through Certificates (the "Certificates") will consist of the Classes of Certificates set forth in the table on page S-2 together with the Class B4, Class B5, Class B6, Class E and Class P Certificates. Classes of Certificates with an "A" in their class designation and the Class R Certificate are referred to herein as the "Senior Certificates;" the Class B1, Class B2 and Class B3 Certificates are referred to herein as the "Offered Subordinate Certificates;" and together with the Class B4, Class B5 and Class B6 Certificates, the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class 1-AP, Class 3-A5, Class 3-AP and Class 4-AP Certificates and the 2-A5(6) Component are sometimes referred to herein as the "Principal-Only" Certificates and Component, respectively; the Class 1-A3, Class 1-A6, Class 1-AX, Class 2-A3, Class 2-A6, Class 2-AX, Class 3-AX, Class 4-A5, Class 4-A6 and Class 4-AX Certificates and the 2-A5(2), 2-A5(3), 2-A5(4) and 2-A5(7) Components are sometimes referred to herein as the "Interest-Only" Certificates and Components, respectively; the Class 1-A2 and Class 1-A3 Certificates are sometimes referred to herein as the "LIBOR Certificates;" and the Classes and Components of Senior Certificates (other than the Interest Only Certificates and Components and the Principal Only Certificates and Components other than the Class 3-A5 Certificates) are sometimes referred to herein as the "Non-AP" Senior Certificates and Components, respectively. The Class P and the Class E Certificates will also be issued but not offered by this Prospectus Supplement.

   The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) four pools ("Pool 1," "Pool 2," "Pool 3" and "Pool 4", respectively, and each, a "Mortgage Pool") of fixed rate, fully amortizing, conventional, first lien, residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the certificate account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the reserve fund established for the benefit of the Class A4 Certificates, (5) any applicable insurance policies, including the PMI Policy (as described herein under "Description of the Mortgage Pools") and all proceeds thereof and (6) with respect to the Class A4 Certificates only, the Class A4 Certificate Insurance Policy (as defined herein).

   THE GROUP 1 AND GROUP 4 CERTIFICATES. Except in certain limited circumstances described herein, distributions of interest and principal on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-A6, Class 1-AP and Class 1-AX Certificates and the A4(1) Component (the "Group 1 Certificates") will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 1 (the "Pool 1 Mortgage Loans"); and distributions of interest and principal on the Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP and Class 4-AX Certificates and the A4(4) Component (the "Group 4 Certificates") will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 4 (the "Pool 4 Mortgage Loans"). The rights of the B1(1-4), B2(1-4) and B3(1-4) Components to receive distributions with respect to the Mortgage Loans will be based on interest and principal received or advanced with respect to Pool 1 and Pool 4 in the aggregate, and will be subordinate to the rights of the holders of the Group 1 Certificates and the Group 4 Certificates to the extent described herein.

   THE GROUP 2 CERTIFICATES. The Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-AX and Class R Certificates and the B1(2), B2(2) and B3(2) Components are referred to herein as the "Group 2 Certificates." Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 2 (the "Pool 2 Mortgage Loans").

   THE GROUP 3 CERTIFICATES. The Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-AP and Class 3-AX Certificates and the A4(3), B1(3), B2(3) and B3(3) Components are referred to herein as the "Group 3 Certificates." Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans in Pool 3 (the "Pool 3 Mortgage Loans").

    For purposes of distributions of interest and principal and the allocation of Realized Losses (as defined herein), each class of Subordinate Certificates, the Class 2-A5 and Class A4 Certificates will be composed of payment components (each, a "Component") having the designations and approximate initial Component Principal Amounts or Component Notional Amounts (each as defined herein) and Interest Rates set forth below:

                                  APPROXIMATE INITIAL
                                       COMPONENT                        INTEREST
                                    PRINCIPAL AMOUNT      TYPE(1)         RATE
                                  ------------------- -------------  -------------
A4(1) Component..................     $20,992,000           RET           6.50%
A4(3) Component..................      $7,732,000           RET           6.50%
A4(4) Component..................      $2,200,000           RET           6.50%
2-A5(1) Component................     $14,711,000           PAC           6.50%
2-A5(2) Component................         (2)           NTL/IO/PAC        6.50%
2-A5(3) Component................         (2)           NTL/IO/PAC        6.50%
2-A5(4) Component................         (2)           NTL/IO/TAC        6.50%
2-A5(5) Component................     $55,100,000       TAC/Accrual       6.50%
2-A5(6) Component................       $174,386          RSTP/PO         0.00%
2-A5(7) Component................         (2)             RSTP/IO         6.50%
B1(1-4) Component................      $7,780,000           SUB        Variable(3)
B1(2) Component..................      $4,816,000           SUB           6.50%
B1(3) Component..................      $3,265,000           SUB           6.50%
B2(1-4) Component................      $2,829,000           SUB        Variable(3)
B2(2) Component..................      $2,107,000           SUB           6.50%
B2(3) Component..................      $1,088,000           SUB           6.50%
B3(1-4) Component................      $2,121,000           SUB        Variable(3)
B3(2) Component..................      $1,505,000           SUB           6.50%
B3(3) Component..................       $725,000            SUB           6.50%
B4(1-4) Component................       $989,000            SUB        Variable(3)
B4(2) Component..................       $752,000            SUB           6.50%
B4(3) Component..................       $362,000            SUB           6.50%
B5(1-4) Component................       $989,000            SUB        Variable(3)
B5(2) Component..................       $752,000            SUB           6.50%
B5(3) Component..................       $362,000            SUB           6.50%
B6(1-4) Component................       $853,138            SUB        Variable(3)
B6(2) Component..................       $604,855            SUB           6.50%
B6(3) Component..................       $366,213            SUB           6.50%

------------
(1)    Accrual = Accrual Component
       NTL/IO  = Notional interest-only component
       PAC     = Planned amortization component
       RET     = Retail component
       RSTP/IO = Ratio strip interest only component
       RSTP/PO = Ratio strip principal-only component
       SUB     = Subordinate component
       TAC     = Targeted amortization component
(2) The 2-A5(2), 2-A5(3), 2-A5(4) and 2-A5(7) Components will not have a principal amount; they will accrue interest on a notional amount described herein.
(3)    The B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components
       will accrue interest based on variable interest rates, as described herein.

    The Group 1, Group 2, Group 3 and Group 4 Certificates are sometimes referred to separately as a "Certificate Group."

   The Interest Rate for each Accrual Period and each of the Class B1(1-4), Class B2(1-4), Class B3(1-4), Class B4(1-4), Class B5(1-4), and Class B6(1-4)
Components will equal the weighted average of the Designated Rates applicable to Pool 1 and Pool 4, weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

   The holder of a Class A4, Class 2-A5, Class B1, Class B2, Class B3, Class B4, Class B5 or Class B6 Certificate will not have a severable interest in any Component but will have an undivided interest in the entire Class. Any amounts distributed in respect of any Component, and any Realized Losses allocated thereto, will be distributed or allocated proportionately to all holders of Certificates of such Class. Each class of subordinate certificates consists of payment components (the parenthetical designation of such payment component indicating the Pool or Pools to which it relates).

   Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2 or total notional amount (a "Class Notional Amount") described under "--Distributions of Interest." The approximate initial Class Principal Amount of each of the Class B4, Class B5 and Class B6 Certificates is $2,103,000, $2,103,000 and $1,824,206,
respectively, or, in aggregate, 18.69% of the total Class Principal Amount of all of the Subordinate Certificates. The initial total Certificate Principal Amount of all the Certificates and, if applicable, the initial Component Principal Amount of each related Component may be increased or decreased by up to five percent to the extent that the total Scheduled Principal Balance on the Cut-off Date (the "Cut-off Date Balance") of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" herein.

   The Class E Certificates will be entitled to cash flow from each Mortgage Pool solely arising from certain excess interest collected on the Employee Mortgage Loans (as defined herein). See "Description of the Mortgage Pools" herein. In no event will such amounts be available for distribution to the holders of the other Classes of Certificates.

   The Class P Certificates will be entitled to all prepayment penalties received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates.

   Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in December 2001 (each a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date for all the Certificates other than the LIBOR Certificates will be the last Business Day of the month immediately preceding the month in which the Distribution Date occurs and, for the LIBOR Certificates, will be the Business Day immediately preceding the related Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which the Certificate Insurer (as defined herein) or banks in New York, Maryland, Minnesota or Colorado are closed.

   Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of (x) any holder of more than a 25% Percentage Interest (as defined below) in any Principal-Only or Interest-Only Certificates or (y) any other Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "The Trustee" herein.

   The Offered Certificates other than the Class R Certificate (collectively, the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Class 1-A1, Class 1-A2, Class

1-A5, Class 2-A1, Class 2-A2, Class 2-A5, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 3-A1, Class 3-A2, Class 3-A3, Class 4-A1, Class 4-A2, Class 4-A3, and Class 4-A7 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A4 Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Class 1-A6, Class 1-AP, Class 3-A5, Class 3-AP, Class 4-A6, Class 4-AP and Class 4-AX Certificates will be issued as a single Certificate representing the entire Percentage Interest in that Class. The Class B1, Class B2 and Class B3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class 1-A3, Class 1-AX, Class 2-A3, Class 2-A6, Class 2-AX, Class 3-AX and Class 4-A5 Certificates will each be issued in minimum denominations of $1,000,000 in Notional Amount (as defined herein) and integral multiples of $1 in excess thereof. The Class R Certificate (the "Residual Certificate"), the Class P Certificate and the Class E Certificate will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class.

   o The "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

   Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Class R, Class P and Class E Certificates will be physical certificates.

BOOK-ENTRY REGISTRATION

   GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount or Class Notional Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Trust Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial

Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Banking, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

   DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Depositor, the Master Servicer, the Trustee or the Certificate Insurer (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities -- Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

   For additional information regarding DTC and the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration" in the Prospectus.

PRIORITY OF DISTRIBUTIONS

   Distributions in respect of the Certificates and Components of each Certificate Group will be made on each Distribution Date from the related Available Distribution Amount (as defined herein), except (in the case of Pool 1 and Pool 4) to the extent of cross-collateralization payments described herein. See "--Available Distribution Amount" for a description of the available funds for each Mortgage Pool.

   On each Distribution Date, the Available Distribution Amount for each Mortgage Pool will be allocated among the Classes of Senior Certificates and Components relating to that Mortgage Pool, to the payment of the Certificate Insurer and among the Classes and Components of the Subordinate Certificates as follows:

     (1) from the Available Distribution Amounts for Pool 1, Pool 3 and Pool 4, to the payment to the Certificate Insurer, the monthly premium for the Class A4 Certificate Insurance Policy allocable to the A4(1), A4(3) and A4(4) Components, respectively, for that Distribution Date;

     (2) from the Available Distribution Amount for each Mortgage Pool, to payment of Accrued Certificate Interest on each Class of Senior Certificates and any Component of a Class of Senior Certificates, in each case of the related Certificate Group, other than any related Principal-Only Certificates or Principal-Only Component (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Class of Certificates or Component on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for a Mortgage Pool will be allocated among the Classes of Senior Certificates or Components of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; and provided further, that prior to the related Accretion Termination Date for the Class 2-A11 Certificates and the 2-A5(5) Component, such amount otherwise distributable to the Class 2-A11 Certificates and the 2-A5(5) Component will instead be added to the Class Principal Amount or Component Principal Amount thereof and will be allocated as provided under "--Allocation of Accrual Amounts" below.

     (3) from the Available Distribution Amount for each Mortgage Pool, to payment of any outstanding Interest Shortfalls (as defined herein) on each Class of Senior Certificates and any Component of a Class of Senior Certificates, in each case, of the related Certificate Group, other than any related Principal-Only Certificates or Principal-Only Component; provided, however, that any shortfall in available amounts for a Mortgage Pool will be allocated among the Classes of Senior Certificates or Components of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; and provided further, that prior to the related Accretion Termination Date for the Class 2-A11 Certificates and the 2-A5(5) Component, such amount otherwise distributable to the Class 2-A11 Certificates and the 2-A5(5) Component will instead be added to the Class Principal Amount or Component Principal Amount thereof and will be allocated as provided under "--Allocation of Accrual Amounts" below.

      (4) to the Senior Certificates or Components of any Class of Senior Certificates of each Certificate Group, other than any related Interest-Only Certificates or Interest-Only Components, to the extent of the remaining related Available Distribution Amount for the related Mortgage Pool, as follows:

        (a) to the Group 1 Senior Certificates (other than the Class 1-A3, Class 1-A6 and Class 1-AX Certificates) and Component, in reduction of their Class Principal Amounts (or Component Principal Amount), from the Available Distribution Amount for Pool 1, concurrently, as follows:

            (i) to the Class 1-A1, Class 1-A2 and Class 1-A5 Certificates and the A4(1) Component, in an amount up to the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                (A) if the Distribution Date occurs on or after the
               Distribution Date in December 2004, an amount up to approximately $20,992 for such Distribution Date to the A4(1) Component, until its Component Principal Amount has been reduced to zero;

                (B) concurrently, to the specified classes of Senior
               Certificates and Components for Group 1, as follows:

                    (1) approximately 10.52632% of the remaining Senior
                   Principal Distribution Amount for Pool 1, to the Class 1-A2 Certificates, until their Class Principal Amount has been reduced to zero; and

                    (2) the remaining Senior Principal Distribution Amount for
                   Pool 1, to the Class 1-A1 and Class 1-A5 Certificates and the A4(1) Component, in the following order of priority:

                          (a)to the Class 1-A1 and Class 1-A5 Certificates,
                             until a total of approximately $1,380,000 has been distributed under this clause
                             4(a)(i)(B)(2)(a) for such Distribution Date, concurrently, as follows:

                             (I) approximately 80.00% of the amount
                                 distributable pursuant to clause
                                 4(a)(i)(B)(2)(a) to the Class 1-A1
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero; and

                             (II)approximately 20.00% of the amount
                                 distributable pursuant to clause
                                 4(a)(i)(B)(2)(a) to the Class 1-A5
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero;

                          (b)to the Class 1-A5 Certificates, until their
                             Class Principal Amount has been reduced to zero;

                          (c)to the Class 1-A1 Certificates, until their
                             Class Principal Amount has been reduced to zero;

                          (d)to the A4(1) Component, until its Component
                             Principal Amount has been reduced to zero; and

            (ii) to the Class 1-AP Certificates, the AP Principal
           Distribution Amount for Pool 1, until their Class Principal Amount has been reduced to zero; and

        (b) to the Group 2 Senior Certificates (other than the Class 2-A3, Class 2-A6 and Class 2-AX Certificates) and Components (other than the 2-A5(2), 2-A5(3), 2-A5(4) and 2-A5(7) Components), in reduction of their Class Principal Amounts (or Component Principal Amounts), from the Available Distribution Amount for Pool 2, concurrently, as follows:

            (i) to such Senior Certificates and Components for Group 2 (other than in respect of the Class 2-A5(6) Component) in an amount up to the Senior Principal Distribution Amount for Group 2, concurrently, as follows:

                    (1) approximately 0.3616511% of the Senior Principal
                   Distribution Amount for Pool 2, to the Class 2-A12 Certificates, until their Class Principal Amount as been reduced to zero; and

                    (2) the remaining Senior Principal Distribution Amount for
                   Pool 2, to the specified Classes and Components, in the following order of priority:

                          (a)to the Class R Certificate, until its Class
                             Principal Amount has been reduced to zero;

                          (b)sequentially, to the Class 2-A1 and Class 2-A2
                             Certificates and the 2-A5(1) Component, in that order, up to an amount necessary to reduce the aggregate Class Principal Amounts of such Classes and the Component Principal Amount of such Component, to the applicable PAC Principal Amount for such Distribution Date (as set forth in the PAC Principal Amount Schedule attached as Annex B to this Prospectus Supplement);

                          (c)to the Class 2-A7 and Class 2-A9 Certificates on
                             each Distribution Date on which both such Classes are outstanding, until a total of approximately $500 has been distributed under this clause 4(b)(i)(2)(c) for such Distribution Date, concurrently, as follows:

                             (I) approximately 84.00% of the amount
                                 distributable pursuant to clause
                                 4(b)(i)(2)(c), to the Class 2-A7
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero; and

                             (II) approximately 16.00% of the amount
                                 distributable pursuant to clause
                                 4(b)(i)(2)(c), to the Class 2-A9
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero;

                          (d)to the Class 2-A8 and Class 2-A10 Certificates
                             on each Distribution Date on which both such Classes are outstanding, until a total of approximately $500 has been distributed under this clause 4(b)(i)(A)(2)(d) for such Distribution Date, concurrently, as follows:

                             (I) approximately 55.00% of the amount
                                 distributable pursuant to clause
                                 4(b)(i)(2)(d), to the Class 2-A8
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero; and

                             (II) approximately 45.00% of the amount
                                 distributable pursuant to clause
                                 4(b)(i)(2)(d), to the Class 2-A10
                                 Certificates, until their Class Principal
                                 Amount has been reduced to zero;

                          (e)to the Class 2-A7, Class 2-A8, Class 2-A9 and
                             Class 2-A10 Certificates, up to the amount necessary to reduce the Class Principal Amounts thereof to their TAC Principal Amount for such Distribution Date (as set forth in the TAC I Principal Amount Schedule attached in Annex C to this Prospectus Supplement), concurrently, as follows:

                             (I) concurrently, to the Class 2-A7 and Class
                                 2-A9 Certificates, a percentage of the
                                 amount distributable pursuant to clause
                                 4(b)(i)(2)(e) equal to a fraction, the
                                 numerator of which is the aggregate Class
                                 Principal Amount of the Class 2-A7 and Class
                                 2-A9 Certificates immediately before the application of clause 4(b)(i)(2)(e), and the denominator of which is the aggregate Class Principal Amount of the Class 2-A7, Class 2-A8, Class 2-A9 and Class 2-A10 Certificates immediately before the application of clause 4(b)(i)(2)(e), as follows:

                                (1) to the Class 2-A7 and Class 2 A9
                                     Certificates on each Distribution Date on which both such Classes are outstanding, up to the amount necessary to reduce the aggregate Class Principal Amounts thereof to their TAC Principal Amount for such Distribution Date (as set forth in the TAC V Principal Amount Schedule attached in Annex C to this Prospectus
                                     Supplement), concurrently, as follows:

                                     (A) approximately 84.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(I), to the Class 2-A7
                                        Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero; and

                                     (B) approximately 16.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(I), to the Class 2-A9
                                        Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero;

                                 (2) to the Class 2-A9 Certificates, up to the
                                     amount necessary to reduce the Class
                                     Principal Amount thereof to their TAC
                                     Principal Amount for such Distribution
                                     Date (as set forth in the TAC VI
                                     Principal Amount Schedule attached in
                                     Annex C to this Prospectus Supplement),
                                     until their Class Principal Amount has
                                     been reduced to zero;

                                 (3) to the Class 2-A7 and Class 2-A9
                                     Certificates on each Distribution Date on which both such Classes are outstanding, without regard to their TAC Principal Amount Schedule (as set forth in the TAC V Principal Amount Schedule attached in Annex C to this Prospectus Supplement), concurrently, as follows:

                                     (A) approximately 52.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(I)(3), to the Class
                                        2-A7 Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero; and

                                     (B) approximately 48.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(I)(3), to the Class
                                        2-A9 Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero;

                                 (4) to the Class 2-A9 Certificates, until
                                     their Class Principal Amount has been
                                     reduced to zero; and

                                 (5) to the Class 2-A7, Certificates, until
                                     their Class Principal Amount has been
                                     reduced to zero;

                             (II)concurrently, to the Class 2-A8 and Class
                                 2-A10 Certificates, a percentage of the
                                 amount distributable pursuant to clause
                                 4(b)(i)(2)(e) equal to a fraction, the
                                 numerator of which is the aggregate Class
                                 Principal Amount of the Class 2-A8 and Class
                                 2-A10 Certificates immediately before the application of clause 4(b)(i)(2)(e), and the denominator of which is the aggregate Class Principal Amount of the Class 2-A7, Class 2-A8, Class 2-A9 and Class 2-A10 Certificates immediately before the application of clause 4(b)(i)(2)(e), as follows:

                                 (1) to the Class 2-A8 and Class 2-A10
                                     Certificates on each Distribution Date on which both such Classes are outstanding, up to the amount necessary to reduce the aggregate Class Principal Amounts thereof to their TAC Principal Amount for such Distribution Date (as set forth in the TAC VII Principal Amount Schedule attached in Annex C to this Prospectus Supplement), concurrently, as follows:

                                     (A) approximately 55.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(II), to the Class 2-A8
                                        Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero; and

                                     (B) approximately 45.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(II), to the Class 2-A10
                                        Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero;

                                 (2) to the Class 2-A10 Certificates, up to
                                     the amount necessary to reduce the Class
                                     Principal Amount thereof to their TAC
                                     Principal Amount for such Distribution
                                     Date (as set forth in the TAC VIII
                                     Principal Amount Schedule attached in
                                     Annex C to this Prospectus Supplement),
                                     until their Class Principal Amount has
                                     been reduced to zero;

                                 (3) to the Class 2-A8 and Class 2-A10
                                     Certificates on each Distribution Date on which both such Classes are outstanding, concurrently, as follows:

                                     (A) approximately 52.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(II)(3), to the Class
                                        2-A8 Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero; and

                                     (B) approximately 48.00% of the amount
                                        distributable pursuant to clause
                                        4(b)(i)(2)(e)(II)(3), to the Class
                                        2-A10 Certificates, until their Class
                                        Principal Amount has been reduced to
                                        zero;

                                 (4) to the Class 2-A10 Certificates, until
                                     their Class Principal Amount has been
                                     reduced to zero; and

                                 (5) to the Class 2-A8 Certificates, until
                                     their Class Principal Amount has been
                                     reduced to zero;

                          (f)to the 2-A5(5) Component, up to the amount
                             necessary to reduce the Component Principal
                             Amount of such Component to its TAC Principal Amount for such Distribution Date (as set forth in the TAC II Principal Amount Schedule attached in Annex C to this Prospectus Supplement), until the Component Principal Amount thereof has been reduced to zero;

                          (g)to the Class 2-A11 Certificates until their
                             Class Principal Amount has been reduced to zero;

                          (h)to the Class 2-A7, Class 2-A8, Class 2-A9 and
                             Class 2-A10 Certificates, in the same manner and priority as set forth in clause (e) above; except that, the reference to the TAC I Principal Amount Schedule in such clause shall instead be to the TAC III Principal Amount Schedule;

                          (i)to the 2-A5(5) Component, up to the amount
                             necessary to reduce the Component Principal
                             Amount of such Component to its TAC Principal Amount for such Distribution Date (as set forth in the TAC IV Principal Amount Schedule attached in Annex C to this Prospectus Supplement), until the Component Principal Amount thereof has been reduced to zero;

                          (j)to the Class 2-A7, Class 2-A8, Class 2-A9 and
                             Class 2-A10 Certificates, until their Class
                             Principal Amounts (or Component Principal
                             Amounts) have been reduced to zero, in the same manner and priority as set forth in clause (e) above; except that, amounts distributable shall not be limited by application of the TAC I Principal Amount Schedule; and

                          (k)to the 2-A5(5) Component, without regard to its
                             TAC Principal Amount Schedule, until its
                             Component Principal Amount has been reduced to zero; and

                          (l)sequentially, to the Class 2-A1 and Class 2-A2
                             Certificates and the 2-A5(1) Component, in that order, without regard to their PAC Principal Amount Schedule, until their Class Principal Amount (or Component Principal Amount) have been reduced to zero; and

            (ii) to the 2-A5(6) Component, the AP Principal Distribution Amount for Pool 2, until the Class Principal Amount thereof has been reduced to zero;

        (c) to the Group 3 Senior Certificates (other than the Class 3-AX Certificates) and Component, in reduction of their respective Class Principal Amounts (or Component Principal Amount), from the Available Distribution Amount for Pool 3, concurrently, as follows:

            (i) to the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A5 Certificates and the A4(3) Component, in an amount up to the Senior Principal Distribution Amount for Pool 3, in the following order of priority:

                (1) if the Distribution Date occurs on or after the
               Distribution Date in December 2004, concurrently, (A) an amount up to approximately $7,732 for such Distribution Date to the A4(3) Component, until its Component Principal Amount has been reduced to zero and (B) an amount up to approximately $96 for such Distribution Date to the Class 3-A5 Certificates, until their Class Principal Amount has been reduced to zero;

                (2) to the Class 3-A3 Certificates, the lesser of (i) the
               Class 3-A3 Priority Amount (as defined herein) for such Distribution Date and (ii) approximately 98.60% of the Senior Principal Distribution Amount for Pool 3, until its Class Principal Amount has been reduced to zero;

                (3) sequentially, to the Class 3-A1 and Class 3-A2
               Certificates, in that order, until their Class Principal Amounts have been reduced to zero;

                (4) pro rata, to the A4(3) Component and the Class 3-A5
               Certificates, until their Component Principal Amount (or Class Principal Amount) has been reduced to zero; and

                (5) to the Class 3-A3 Certificates, until their Class
               Principal Amount has been reduced to zero; and

            (ii) to the Class 3-AP Certificates, the AP Principal
           Distribution Amount for Pool 3, until its Class Principal Amount has been reduced to zero; and

        (d) to the Group 4 Senior Certificates (other than the Class 4-A5, Class 4-A6 and Class 4-AX Certificates) and Component, in reduction of their respective Class Principal Amounts (or Component Principal Amount), from the Available Distribution Amount for Pool 4, concurrently, as follows:

            (i) to the Class 4-A1, Class 4-A2, Class 4-A3 and Class 4-A7 Certificates and the A4(4) Component, in an amount up to the Senior Principal Distribution Amount for Pool 4, in the following order of priority:

                (1) if the Distribution Date occurs on or after the
               Distribution Date in December 2004, an amount up to approximately $2,200 for such Distribution Date to the A4(4) Component, until its Component Principal Amount has been reduced to zero;

                (2) to the Class 4-A7 Certificates, the lesser of (i) the
               Class 4-A7 Priority Amount (as defined herein) for such Distribution Date and (ii) approximately 98.60% of the Senior Principal Distribution Amount for Pool 4, until its Class Principal Amount has been reduced to zero;

                (3) to the Class 4-A1 Certificates, until their Class
               Principal Amount has been reduced to zero;

                (4) pro rata, to the Class 4-A2 and Class 4-A3 Certificates, until their Class Principal Amounts have been reduced to zero;

                (5) sequentially, to the A4(4) Component and the Class 4-A7
               Certificates, in that order, until their Component Principal Amount (or Class Principal Amount) has been reduced to zero; and

            (ii) to the Class 4-AP Certificates, the AP Principal
           Distribution Amount for Pool 4, until its Class Principal Amount has been reduced to zero; and

     (5) to the Class 1-AP and Class 4-AP Certificates, to the extent of the remaining Available Distribution Amounts for both Pool 1 and Pool 4, the Class 1-AP Deferred Amount and the Class 4-AP Deferred Amount, respectively for such Distribution Date; provided however, that distributions pursuant to this priority shall not exceed the Subordinate Principal Distribution Amounts for Pools 1 and 4 for such Distribution Date, and shall not reduce the Class Principal Amount of the Class 1-AP or Class 4-AP Certificates; and (z) in the event the total Subordinate Principal Distribution Amount for Pool 1 and Pool 4 is insufficient to fully pay the Class AP Deferred Amount for the Class 1-AP and Class 4-AP Certificates, the amount will be distributed proportionately among such Classes on the basis of their respective Class AP Deferred Amounts;

     (6) to the Class 3-AP Certificates and the 2-A5(6) Component, to the extent of the remaining Available Distribution Amounts for each of Pool 3 and Pool 2, respectively, the Class 3-AP Deferred Amount and the 2-A5(6) Component Deferred Amount for such Distribution Date; provided however, that distributions pursuant to this priority shall not exceed the Subordinate Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and shall not reduce the Class Principal Amount or Component Principal Amount of the Class 3-AP Certificates and the 2-A5(6) Component;

     (7) from the Available Distribution Amount for Pools 1, 3 and 4, to the Certificate Insurer, any unreimbursed Insured Payments, plus all amounts due to the Certificate Insurer under the insurance agreement among the Certificate Insurer, the Sellers, the Depositor and the Trustee (the "Insurance Agreement"), together with interest thereon at the rate specified in the Insurance Agreement;

     (8) to the extent of the remaining Available Distribution Amounts for each Mortgage Pool, to the related Components, concurrently, as follows:

        (a) to the extent of the remaining Available Distribution Amounts for Pool 1 and Pool 4, but subject to the prior payment of amounts described under "--Cross Collateralization Between Pool 1 and Pool 4" below, to the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4)
       Components, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pools allocated to that Component on that Distribution Date),
       (y) any outstanding Interest Shortfalls previously allocated to that Component, and (z) such Component's Subordinate Allocation Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1 and Pool 4 for that Distribution Date, except as provided below, in reduction of the Component Principal Amounts thereof;

        (b) to the extent of the remaining Available Distribution Amount for Pool 2, to the B1(2), B2(2), B3(2), B4(2), B5(2) and B6(2) Components,
       in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Component on that Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to that Component, and (z) such Component's Subordinate Allocation Percentage of the Subordinate Principal Distribution Amount for Pool 2 for that Distribution Date, except as provided below, in reduction of the Component Principal Amounts thereof; and

        (c) to the extent of the remaining Available Distribution Amount for Pool 3, to the B1(3), B2(3), B3(3), B4(3), B5(3) and B6(3) Components,
       in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Component on that Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to that Component, and (z) such Component's Subordinate Allocation Percentage of the Subordinate Principal Distribution Amount for Pool 3 for that Distribution Date, except as provided below, in reduction of the Component Principal Amounts thereof.

   With respect to any of the B1(1-4), B2(1-4), B3(1-4), B4(1-4) and B5(1-4)
Components, if on any Distribution Date the Credit Support Percentage for that Component is less than its Original Credit Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount for Pool 1 and Pool 4 will be made to any related Component of lower priority (these Components, "Restricted Components"), and the amount otherwise distributable to such Restricted Components in respect of such payments will be allocated among the remaining related Components proportionately, based upon their respective Component Principal Amounts.

   With respect to any of the B1(2), B2(2), B3(2), B4(2) and B5(2) Components, if on any Distribution Date the Credit Support Percentage for such Component is less than the Original Credit Support Percentage for such Component, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount for Pool 2 will be made to any related Restricted Component, and the amount otherwise distributable to such Restricted Components in respect of such payments will be allocated among the remaining related Components proportionately, based upon their respective Component Principal Amounts.

   With respect to any of the B1(3), B2(3), B3(3), B4(3) and B5(3) Components, if on any Distribution Date the Credit Support Percentage for such Component is less than the Original Credit Support Percentage for such Component, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount for Pool 3 will be made to any related Restricted Component, and the amount otherwise distributable to such Restricted Components in respect of such payments will be allocated among the remaining related Components having the same parenthetical designation, proportionately, based upon their respective Component Principal Amounts.

    The "Credit Support Percentage" for a Component for any Distribution Date is equal to the sum of the Component Percentages (as defined below) of each Component having the same parenthetical designation of lower priority (without giving effect to distributions on such date). The "Original Credit Support Percentage" for a Component is the Credit Support Percentage for that Component on November 30, 2001 (the "Closing Date"). The "Component Percentage" for each Component for each Distribution Date will be equal to the percentage obtained by dividing the Component Principal Amount of that Component immediately prior to that Distribution Date by the sum of the Class Principal Amounts of all Classes of the related Senior Certificates and the Component Principal Amounts of all Components having the same parenthetical designation immediately prior to that date.

   On and after the Distribution Date on which, (i) in the case of the Group 1 and Group 4 Certificates, the aggregate Component Principal Amount of the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components has been reduced to zero (the "Credit Support Depletion Date" for Group 1 and Group
4), (ii) in the case of the Senior Certificates in Certificate Group 2, the aggregate Component Principal Amount of the B1(2), B2(2), B3(2), B4(2), B5(2) and B6(2) Components has been reduced to zero (the "Credit Support Depletion Date" for Group 2) and (iii) in the case of the Senior Certificates in Certificate Group 3, the aggregate Component Principal Amount of the B1(3), B2(3), B3(3), B4(3), B5(3) and B6(3) Components has been reduced to zero (the "Credit Support Depletion Date" for Group 3), the Available Distribution Amount with respect to the related Mortgage Pool or Mortgage Pools remaining after distribution of interest to the related Senior Certificates and Components on such date will be distributed among the related Senior Certificates and Components remaining outstanding, in proportion to their respective Certificate Principal Amounts or Component Principal Amounts, until the Certificate Principal Amounts or Component Principal Amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth above.

ALLOCATION OF ACCRUAL AMOUNTS

   On each Distribution Date before distributions have been made pursuant to priority 4(b)(i) under "--Priority of Distributions" above, an amount equal to the aggregate of the Accrual Amounts (as defined herein) for such date will be allocated to make distributions in respect of principal, in the same manner, extent and priority, and to the Classes specified in, clause 4(b)(i)(2)(c) through 4(b)(i)(2)(k) under "--Priority of Distributions" above. On each such date, the Accrual Amount for each of the Class 2-A11 Certificates and the 2-A5(5) Component will be added to the Class Principal Amount or Component Principal Amount thereof.

   On each Distribution Date after the applicable accretion termination date specified below, Accrued Certificate Interest allocable to the Class 2-A11 Certificates and the 2-A5(5) Component will no longer be added to the Certificate or Component Principal Balances thereof, but will be distributable as interest thereon and will not be added to the Class Principal Amount or Component Principal Amount thereof.

   o The "Accretion Termination Date" for the Class 2-A11 Certificates is the earlier of:

          (1) the Credit Support Depletion Date for Pool 2; and

          (2) the first Distribution Date on which the Class Principal Amounts of the Class 2-A7, Class 2-A8, Class 2-A9 and Class 2-A10 Certificates and the Component Principal Amount of the 2-A5(5) Component have been reduced to zero.

   o The "Accretion Termination Date" for the 2-A5(5) Component is the earlier of:

          (1) the Credit Support Depletion Date for Pool 2; and

          (2) the first Distribution Date on which the Class Principal Amounts of the Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10 and Class 2-A11 Certificates have been reduced to zero.

DISTRIBUTIONS OF INTEREST

   The amount of interest distributable (or added to principal in the case of a Class of Accrual Certificates or Components prior to the related Accretion Termination Date) on each Distribution

Date in respect of each Class of Certificates (other than the Principal-Only Certificates) will equal the Accrued Certificate Interest (as defined below) for that Class on that Distribution Date or, in the case of the Class A4 and Class 2-A5 Certificates and any Subordinate Certificate, the sum of the Accrued Certificate Interest for each Component thereof, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class or Component for that date, as described below.

   "Accrued Certificate Interest" for each Class of Certificates (other than the Principal-Only Certificates and any Class consisting of Components) and each Component on any Distribution Date will equal the amount of interest accrued during the related Accrual Period (as defined below) on the related Class Principal Amount or Component Principal Amount immediately prior to that Distribution Date or the related Class Notional Amount or Component Notional Amount for that Distribution Date at the applicable Interest Rate, as reduced by such Class' or Component's share of (1) the interest portion of any related Excess Losses (as defined herein) for such Distribution Date, allocable as described below, and (2), with respect to any related Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act," and any such reduction, a "Relief Act Reduction"), the amount of any such reduction, allocated as described below. See "Legal Aspects of Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. "Accrued Certificate Interest" for any Class consisting of Components will equal the sum of the Accrued Certificate Interest during the related Accrual Period on the Components of such Class. Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

   Interest distributable (or added to principal) on the interest bearing Senior Certificates or Components will be distributed from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

   The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 1 or Pool 4 will be allocated among the related Non-AP Senior Certificates (other than any Principal Only Certificates) and the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4)
Components proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of such Subordinate Components, interest accrued on the Apportioned Principal Balances of such Components, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

   The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 2 will be allocated among the Non-AP Senior Certificates in Group 2 and the B1(2), B2(2), B3(2), B4(2), B5(2) and B6(2) Components proportionately based on the Accrued Certificate Interest otherwise distributable thereon, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

   The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 3 will be allocated among the Non-AP Senior Certificates in Group 3 and the B1(3), B2(3), B3(3), B4(3), B5(3) and B6(3) Components proportionately based on the Accrued Certificate Interest otherwise distributable thereon without regard to any reduction pursuant to this paragraph, for that Distribution Date.

   o The "Interest Rate" for each Accrual Period and each Class of Non-AP Senior Certificates (other than the LIBOR Certificates) will be the applicable annual rate specified in the table on page S-2 hereof. The Component Interest Rates for each Component are specified on the table on page S-19 hereof. For each other Class of Offered Certificates, the related Interest Rates are described below.

   The "Interest Rate" for the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Component Interest Rates of the Components of such Classes.

    For each Distribution Date, the Interest Rate for the Class 1-A2 and 1-A3 Certificates will be determined by reference to LIBOR:

   o Interest will accrue on the Class 1-A2 Certificates at an annual rate of 2.65% for the first Accrual Period, and thereafter, with respect to each Accrual Period, at an annual rate equal to the lesser of (1) LIBOR plus 0.55% and (2) 8.50%, subject to a minimum rate of 0.55%.

   o Interest will accrue on the Class 1-A3 Certificates at an annual rate of 5.85% for the first Accrual Period, and thereafter, with respect to each Accrual Period, at an annual rate equal to 7.95% minus LIBOR, subject to a minimum rate of 0.00%.

   The "Net Mortgage Rate" of any Mortgage Loan is its mortgage interest rate less the sum of any Retained Interest Rate and the Servicing Fee Rate (each as defined herein) and, if applicable, the PMI Premium Rate.

   The "Certificate Principal Amount" of any Senior Certificate other than a Class A4 and Class 2-A5 Certificate and an Interest-Only Certificate as of any Distribution Date will equal its Certificate Principal Amount as of the Closing Date as (1) reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined herein) previously allocated to that Certificate and (2) increased, in the case of the Class 2-A11 Certificates, by the amount of principal added thereto as described herein. The "Certificate Principal Amount" of any Class A4, Class 2-A5, Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificate as of any Distribution Date will equal the sum of the Component Principal Amounts of the related Components (other than the Interest-Only Components).

   The "Component Principal Amount" of any Component other than the 2-A5(2), 2-A5(3), 2-A5(4) and 2-A5(7) Components as of any Distribution Date will equal its Component Principal Amount as of the Closing Date as (1) reduced by all amounts previously distributed on that Component in respect of principal, the principal portion of any Realized Losses (as defined herein) previously allocated to that Component and, in the case of any Component of the Subordinate Certificates, any Component Writedown Amount (as defined herein) previously allocated to that Component and (2) increased, in the case of the 2-A5(5) Component, by the amount of principal added thereto as described herein.

   The "Notional Amount" of each Interest-Only Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of the related Class for that date. The Class Notional Amounts for the Interest-Only Certificates will be as follows:

     o The Class Notional Amount of the Class 1-A3 Certificates for any Distribution Date will be equal to the Class Principal Amount of the Class 1-A2 Certificates immediately before that Distribution Date. The initial Class Notional Amount of the Class 1-A3 Certificates is approximately $19,850,000.

     o The Class Notional Amount of the Class 1-A6 Certificates for any Distribution Date will be equal to the product of (A) approximately 3.2352941176% and (B) the Component Principal Amount of the A4(1) Component immediately before that Distribution Date. The initial Class Notional Amount of the Class 1-A6 Certificates is approximately $679,152.

     o The Class Notional Amount of the Class 1-AX Certificates for any Distribution Date will be equal to the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 1 excluding any Retained Interest Mortgage Loans in Pool 1 (the "Pool 1-AX Loans") at the beginning of the related Due Period less 6.80% and the denominator of which is 6.80% and (2) the total Scheduled Principal Balance of the Pool 1-AX Loans as of the first day of the related Accrual Period. The initial Class Notional Amount of the Class 1-AX Certificates is approximately $5,651,037.

     o The Class Notional Amount of the Class 2-A3 Certificates for any Distribution Date will be equal to the sum of (A) the product of (1) approximately 29.4276923077% and (2) the Class Principal Amount of the Class 2-A1 Certificates immediately before that Distribution Date and (B) the product of (1) approximately 15.9400000000% and (2) the greater of (x) zero and (y) the Class Principal Amount of the Class 2-A2 Certificates immediately before that Distribution Date less approximately $24,360,000. The initial Class Notional Amount of the Class 2-A3 Certificates is approximately $20,579,766.

     o The Class Notional Amount of the Class 2-A6 Certificates for any Distribution Date will be equal to the product of (A) approximately 13.0000000000% and (B) the lesser of (x) approximately $24,360,000 and (y) the Class Principal Amount of the Class 2-A2 Certificates immediately before that Distribution Date. The initial Class Notional Amount of the Class 2-A6 Certificates is approximately $3,166,800.

     o The Class Notional Amount of the Class 2-AX Certificates for any Distribution Date will be equal to the product (A) approximately 69.75% and (B) the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 2 excluding any Retained Interest Mortgage Loans in Pool 2 (the "Pool 2-AX Loans") at the beginning of the related Due Period less 6.50% and the denominator of which is 6.50% and (2) the total Scheduled Principal Balance of the Pool 2-AX Loans as of the first day of the related Accrual Period. The initial Class Notional Amount of the Class 2-AX Certificates is approximately $17,182,318.

     o The Class Notional Amount of the Class 3-AX Certificates for any Distribution Date will be equal to the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 3 excluding any Retained Interest Mortgage Loans in Pool 3 (the "Pool 3-AX Loans") at the beginning of the related Due Period less 6.50% and the denominator of which is 6.50% and (2) the total Scheduled Principal Balance of the Pool 3-AX Loans as of the first day of the related Accrual Period. The initial Class Notional Amount of the Class 3-AX Certificates is approximately $4,268,547.

     o The Class Notional Amount of the Class 4-A5 Certificates for any Distribution Date will be equal to the product of (A) approximately 20.6896551724% and (B) the Class Principal Amount of the Class 4-A1 Certificates immediately before that Distribution Date. The initial Class Notional Amount of the Class 4-A5 Certificates is approximately $3,761,586.

     o The Class Notional Amount of the Class 4-A6 Certificates for any Distribution Date will be equal to the product of (1) approximately 9.2413793103% and (2) the Component Principal Amount of the A4(4) Component immediately before that Distribution Date. The initial Class Notional Amount of the Class 4-A6 Certificates is approximately $203,310.

     o The Class Notional Amount of the Class 4-AX Certificates for any Distribution Date will be equal to the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 4 excluding any Retained Interest Mortgage Loans in Pool 4 (the "Pool 4-AX Loans") at the beginning of the related Due Period less 7.25% and the denominator of which is 7.25% and (2) the total Scheduled Principal Balance of the Pool 4-AX Loans as of the first day of the related Accrual Period. The initial Class Notional Amount of the Class 4-AX Certificates is approximately $1,661,826.

   o The "Component Notional Amount" of each Interest-Only Component as of any Distribution Date will be as follows:

     o The Component Notional Amount of the 2-A5(2) Component for any Distribution Date will be equal to the sum of (A) the product of (1) approximately 7.4953846154% and

               (2) the Class Principal Amount of the Class 2-A1 Certificates
              immediately before that Distribution Date and (B) the product of (1) approximately 4.0600000000% and (2) the greater of (x) zero and (y) the Class Principal Amount of the Class 2-A2 Certificates immediately before that Distribution Date less approximately $24,360,000. The initial Component Notional Amount of the 2-A5(2) Component is approximately $5,241,772.

     o The Component Notional Amount of the 2-A5(3) Component for any Distribution Date will be equal to the product of approximately 7.0000000000% and the lesser of (x) approximately $24,360,000 and (y) the Class Principal Amount of the Class 2-A2 Certificates immediately before that Distribution Date. The initial Component Notional Amount of the 2-A5(3) Component is approximately $1,705,200.

     o The Component Notional Amount of the 2-A5(4) Component for any Distribution Date will be equal to the sum of (A) the product of approximately 9.2307692308% and the Class Principal Amount of the Class 2-A7 Certificates immediately before that Distribution Date, (B) the product of approximately 10.0000000000% and the Class Principal Amount of the Class 2-A8 Certificates immediately before that Distribution Date; and (C) the product of approximately 7.6923076923% and the Class Principal Amount of the Class 2-A9 Certificates immediately before that Distribution Date. The initial Component Notional Amount of the 2-A5(4) Component is approximately $5,988,461.

     o The Component Notional Amount of the 2-A5(7) Component for any Distribution Date will be equal to (A) the product of approximately 30.2500000000%; and (B) the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Pool 2-AX Loans at the beginning of the related Due Period less 6.50% and the denominator of which is 6.50% and (2) the total Scheduled Principal Balance of the Pool 2-AX Loans as of the first day of the related Accrual Period. The initial Component Notional Amount of the 2-A5(7) Component is approximately $7,451,829.

   o The "Accrual Period" for each Class of Certificates other than the LIBOR Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. The Accrual Period for the LIBOR Certificates will be the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on November 25,
          2001) and ending on the day immediately preceding the related Distribution Date.

   On each Distribution Date through the related Accretion Termination Date, Accrued Certificate Interest on the Class 2-A11 Certificates and the 2-A5(5) Component, as reduced by Net Prepayment Interest Shortfalls allocated to such Class or such Component, plus any amount allocable to such Class or such Component in respect of Interest Shortfalls, will not be distributable thereon but will instead be added to the Class Principal Amount or Component Principal Amount thereof, and an amount equal to such amount in respect of the Class 2-A11 Certificates and the 2-A5(5) Component will be distributable as principal, as described under "--Priority of Distributions -- Allocation of Accrual Amounts" herein.

   When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period (as defined herein) will be distributed to Certificateholders as described herein. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the related Certificates or, in the case of a prepayment in full on a Mortgage Loan, made in the same month such prepayment is distributed to Certificateholders, an excess of interest at the Net Mortgage Rate, to the extent received, over one month's interest (such excess, "Prepayment Interest Excess") could result.

The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full or in part, the Servicer (as defined herein) is obligated to reduce the total of its Servicing Fees (as defined herein) for the related Distribution Date to fund any resulting Prepayment Interest Shortfalls, to the extent not offset by any Prepayment Interest Excess for that month. The Master Servicer is obligated to reduce its Master Servicing Fee (as defined herein) for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the related Servicer. See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls" herein. Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ("Net Prepayment Interest Shortfalls") will be allocated among the interest bearing Senior Certificates and Subordinate Components of the related Mortgage Pool proportionately based on (1) in the case of such Senior Certificates and the Subordinate Components relating to Pools 2 and 3, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Components for Pool 1 and 4, interest accrued on their related Apportioned Principal Balances.

   In order to provide protection to holders of the Class A4 Certificates against any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocated to that Class, a reserve fund will be established by the Depositor for such Class (the "Class A4 Reserve Fund") into which approximately $5,000 will be deposited on the Closing Date. No additional amounts will be deposited into the Class A4 Reserve Fund. Lehman Brothers Inc. will be treated as the owner of the Class A4 Reserve Fund for tax purposes, will direct the Trustee with respect to investment of funds on deposit in the Class A4 Reserve Fund and will be entitled to all investment earnings and bear all investment losses. The Class A4 Reserve Fund will not be an asset of any REMIC described herein. The amount of any Net Prepayment Interest Shortfalls and any Relief Act Reductions allocated to the Class A4 Certificates on any Distribution Date will be withdrawn from the Class A4 Reserve Fund for distribution to holders of the Class A4 Certificates. After the amount on deposit in the Class A4 Reserve Fund has been exhausted, any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocated to the Class A4 Certificates will be covered by the Class A4 Certificate Insurance Policy. See "The Class A4 Certificate Insurance Policy."

   The Class 1-AP, Class 3-AP, Class 3-A5 and Class 4-AP Certificates are Principal-Only Certificates, and the 2-A5(6) Component is a Principal-Only Component; no interest will accrue or be distributable on these Classes and this Component.

   DETERMINATION OF LIBOR. On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period other than the first Accrual Period (each, a "LIBOR Determination Date"), the Trustee will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Trustee as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "London Banking Day" means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(1) with an established place of business in London, (2) whose quotations appear on the Bloomberg Screen LIBOR Index Page on the LIBOR Determination Date in question and (3) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date; and "Bloomberg Screen LIBOR Index Page" means the display designated as page "LIBOR" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIBOR Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Depositor may, in its sole discretion, designate an alternative Reference Bank.

   On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Trustee as follows:

     (1) If on any LIBOR Determination Date two or more of the Reference
    Banks provide offered LIBOR quotations on the Bloomberg Screen LIBOR Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of those offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

     (2) If on any LIBOR Determination Date only one or none of the Reference Banks provide offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the annual rate that the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

     (3) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (2) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

   Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Trustee shall select an alternative index (over which the Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

   The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rate of interest applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

DISTRIBUTIONS OF PRINCIPAL

   Distributions of principal on the Certificates and Components (other than the Interest-Only Certificates and Interest-Only Components) of each Certificate Group will be made on each Distribution Date to the extent of amounts available to make those payments in accordance with the priorities set forth under "--Priority of Distributions" above. The "Senior Principal Distribution Amount" for each Certificate Group on each Distribution Date is equal to the sum of:

     (1) the product of (a) the related Senior Percentage and (b) the principal portion (multiplied by the related Non-AP Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date (each as defined herein)) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

     (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts (multiplied by the related Non-AP Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

     (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the related Non-AP Percentage) and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance (multiplied by the related Non-AP Percentage) of such related Mortgage Loan at the time of liquidation; and

     (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

   o The "Non-AP Percentage" with respect to any Mortgage Loan with a Net Mortgage Rate less than the related Designated Rate (each such Mortgage Loan, a "Discount Mortgage Loan") will be the percentage equivalent of the fraction, the numerator of which is the applicable Net Mortgage Rate and the denominator of which is the related Designated Rate. The Non-AP Percentage with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than the related Designated Rate (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%.

   o The "AP Percentage" with respect to any Discount Mortgage Loan will be the percentage equivalent of a fraction, the numerator of which is the related Designated Rate minus the applicable Net Mortgage Rate, and the denominator of which is the related Designated Rate. The AP Percentage with respect to any Non-Discount Mortgage Loan will be zero.

   o The "Designated Rates" are: for Pool 1, 6.80% for Pool 2, 6.50%, for Pool 3, 6.50% and for Pool 4, 7.25%.

   o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to its outstanding principal balance as of November 1, 2001 (the "Cut-off Date"), after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

   o The "Senior Percentage" for each Mortgage Pool for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Senior Certificates (other than any Interest-Only Certificate and the Class A4, Class 1-AP, Class 2-A5, Class 3-AP and Class 4-AP Certificates) and Senior Components (other than any Interest-Only Component or the 2-A5(6) Component), in each case relating to such Mortgage Pool, immediately prior to that date and the denominator of which is the related Non-AP Pool Balance (the "Pool Balance") for the immediately preceding Distribution Date.

   o The "Non-AP Pool Balance" for each Mortgage Pool for any Distribution Date is the sum of the related Non-AP Percentage of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool for that Distribution Date.

   o The "Senior Prepayment Percentage" for each Mortgage Pool for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage for each Mortgage Pool will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Non-AP Senior Certificates while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage

          Loans evidenced by the related Subordinate Components. Increasing such proportionate interest relative to that of the related Senior Certificates is intended to preserve the limited protection provided to the Senior Certificates by the subordination of the related Components. The Class 3-A3 and Class 4-A7 Certificates will not necessarily benefit from this limited protection.

   The Senior Prepayment Percentage for each Mortgage Pool for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and for any subsequent Distribution Date, the related Senior Percentage for that Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for a Mortgage Pool exceeds the initial Senior Percentage for that Mortgage Pool, in which case the Senior Prepayment Percentage for that Mortgage Pool for that Distribution Date will once again equal 100% and, if the Mortgage Pool is Pool 1 or Pool 4, the Senior Prepayment Percentages for both Pool 1 and Pool 4 will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in the related Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the applicable Group Subordinate Amount immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the applicable Group Subordinate Amount as of the Cut-off Date (the "Original Group Subordinate Amount" with respect to such Mortgage Pool), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and
(e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool will be 0%.

     o The "AP Principal Distribution Amount" for each Certificate Group and each Distribution Date is equal to the sum of:

            (1) the related AP Percentage of the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination
           Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the related AP Percentage of each of the following amounts:
           (a) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (b) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loan received during the related Prepayment

           Period and (c) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related AP Percentage of the related net Liquidation Proceeds allocable to principal; and

            (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     o The "Subordinate Principal Distribution Amount" for each Mortgage Pool for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Subordinate Percentage and (b) the principal portion (multiplied by the related Non-AP Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts (multiplied by the related Non-AP Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the related Non-AP Percentage), to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount for the related Certificate Group; and

            (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

   o The "Subordinate Allocation Percentage" for each Component for each Distribution Date is equal to the percentage obtained by dividing the Component Principal Amount of such Component immediately prior to such Distribution Date by the aggregate Component Principal Amount of all Components having the same parenthetical designation immediately prior to such date.

   o The "Subordinate Prepayment Percentage" for any Mortgage Pool for any Distribution Date is the difference between 100% and the related Senior Prepayment Percentage for such date.

   o The "Subordinate Percentage" for any Mortgage Pool for any Distribution Date is the difference between 100% and the Senior Percentage for that Mortgage Pool for such date.

   The "Class 3-A3 Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Class 3-A3 Percentage for such date, the Class 3-A3 Scheduled Principal

Percentage for such date and the Group 3 Scheduled Principal Amount for such date and (y) the product of the Class 3-A3 Percentage for such date, the Class 3-A3 Prepayment Shift Percentage for such date and the Group 3 Unscheduled Principal Amount for such date, and (ii) the Class Principal Amount of the Class 3-A3 Certificates immediately prior to such date. The "Class 3-A3 Percentage" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Amount of the Class 3-A3 Certificates immediately prior to such date by (y) the Non-AP Pool Balance for Pool 3 immediately prior to such date.

   The "Group 3 Scheduled Principal Amount" for any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount for Group 3 (without application of the related Senior Percentage). The "Group 3 Unscheduled Principal Amount" for any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) (without application of the related Senior Prepayment Percentage) of the definition of Senior Principal Distribution Amount for Group 3.

   The "Class 3-A3 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 3-A3 Scheduled Principal Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Class 3-A3 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 3-A3 Prepayment Shift Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 3-A3 Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal from Group 3 and (ii) on the date on which the Class Principal Amounts of all of the Group 3 Senior Certificates (other than the Class 3-A3 and Class 3-AP Certificates) have been reduced to zero, the Class 3-A3 Certificates shall be entitled to any remaining Group 3 Senior Principal Distribution Amount and thereafter, the Class 3-A3 Priority Amount will equal the Group 3 Senior Principal Distribution Amount.

   The "Class 4-A7 Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Class 4-A7 Percentage for such date, the Class 4-A7 Scheduled Principal Percentage for such date and the Group 4 Scheduled Principal Amount for such date and (y) the product of the Class 4-A7 Percentage for such date, the Class 4-A7 Prepayment Shift Percentage for such date and the Group 4 Unscheduled Principal Amount for such date, and (ii) the Class Principal Amount of the Class 4-A7 Certificates immediately prior to such date. The "Class 4-A7 Percentage" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Amount of the Class 4-A7 Certificates immediately prior to such date by (y) the Non-AP Pool Balance for Pool 4 immediately prior to such date.

   The "Group 4 Scheduled Principal Amount" for any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount for Group 4 (without application of the related Senior Percentage). The "Group 4 Unscheduled Principal Amount" for any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) (without application of the related Senior Prepayment Percentage) of the definition of Senior Principal Distribution Amount for Group 4.

   The "Class 4-A7 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 4-A7 Scheduled Principal Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Class 4-A7 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 4-A7 Prepayment Shift Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4-A7 Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal from Group 4 and (ii) on the date on which the Class Principal Amounts of all of the Group 4 Senior Certificates (other than the Class 4-A7 and Class 4-AP Certificates) have been reduced to zero, the Class 4-A7 Certificates shall be entitled to any remaining Group 4 Senior Principal Distribution Amount and thereafter, the Class 4-A7 Priority Amount will equal the Group 4 Senior Principal Distribution Amount.

   The Class 1-A3, Class 1-A6, Class 1-AX, Class 2-A3, Class 2-A6, Class 2-AX, Class 3-AX, Class 4-A5, 4-A6 and 4-AX Certificates are Interest-Only Certificates and the 2-A5(2), 2-A5(3), 2-A5(4) and 2-A5(7) Components are Interest-Only Components; no principal will be distributable on these Classes and Components.

CROSS-COLLATERALIZATION BETWEEN POOL 1 AND POOL 4

   On each Distribution Date prior to the Credit Support Depletion Date for Group 1 and Group 4 but on or after the date on which the total Certificate Principal Amount of either the Non-AP Senior Certificates and the related Class A4 Component of Certificate Group 1 or the Non-AP Senior Certificates and the related Class A4 Component of Certificate Group 4 has been reduced to zero, amounts otherwise distributable as principal on each of the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components, in reverse order of priority, in respect of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Non-AP Senior Certificates and the related Class A4 Component remaining outstanding in Certificate Group 1 or the Non-AP Senior Certificates and the related Class A4 Component remaining outstanding in Certificate Group 4, as applicable, until the related Class Principal Amounts or Component Principal Amounts have been reduced to zero, provided that on that Distribution Date (a) the Group 1-4 Subordinate Percentage for such Distribution Date is less than 200% of the Group 1-4 Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in either Pool 1 or Pool 4 delinquent 60 days or more over the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions of principal described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

   o The "Group 1-4 Subordinate Percentage" at any time will equal the sum of the Component Principal Amounts of the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components divided by the sum of the Non-AP Pool Balance for Pool 1 and the Non-AP Pool Balance for Pool 4.

   o The "Group Subordinate Amount" with respect to each Mortgage Pool and any Distribution Date is the excess of the Non-AP Pool Balance for the immediately preceding Distribution Date for that Mortgage Pool over the total Certificate Principal Amount and Component Principal Amount of the Non-AP Senior Certificates and Components of the related Certificate Group immediately prior to that Distribution Date.

   In addition, if on any Distribution Date the total Certificate Principal Amount and Component Principal Amount of either the Non-AP Senior Certificates and the related Class A4 Component of Certificate Group 1 or the Non-AP Senior Certificates and the related Class A4 Component of Certificate Group 4 (after giving effect to distributions to be made on that Distribution
Date) is greater than the Pool Balance of Pool 1, in the case of Certificate Group 1, and the Non-AP Pool Balance of Pool 4, in the case of Certificate Group 4 (any such Group, the "Undercollateralized Group"), all amounts otherwise distributable as principal on the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components, in reverse order of priority (other than amounts needed to pay any Class AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date for Pools 1 and 4, such amounts described in the following sentence), will be distributed as principal to the Non-AP Senior Certificates and the related Class A4 Component (other than the Interest-Only Certificates) of the Undercollateralized Group, until the total Certificate Principal Amount and Component Principal Amount of the related Non-AP Senior Certificates equals the Non-AP Pool Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). In the event that Certificate Group 1 or Certificate Group 4 constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date for Pools 1 and 4, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount for the other such Mortgage Pool not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Non-AP Senior Certificates and the related Class A4 Component of the other Certificate Group. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Interest Shortfalls for the related Distribution Date) will be distributed to the related Non-AP Senior Certificates and the related Class A4 Component of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) and B6(1-4) Components, in
reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). All distributions of principal described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

AVAILABLE DISTRIBUTION AMOUNT

   The due period (the "Due Period") related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. For a prepayment in part or in full, the "Prepayment Period" related to each Distribution Date starts on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Deposit Date" is the second Business Day immediately preceding the related Distribution Date.

     o The "Available Distribution Amount" for each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

     (1) the total amount of all cash received by the Master Servicer from each Servicer on the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Trustee on the related Deposit Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the related Servicer Remittance Date or advanced by the Master Servicer or the Servicers (or the Trustee as successor master servicer), (b) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Master Servicer or any Servicer in respect of Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan required to be repurchased by the Sellers (as defined herein), the Depositor or any other party as a result of a breach of a representation or warranty or document defect, and (d) recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, including any amounts received pursuant to the PMI Policy; minus:

        (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

        (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with any interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the Servicers' usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

        (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

        (d) all fees and other amounts due or reimbursable to the Master Servicer or the Trustee (or its custodian) pursuant to the Trust Agreement or to a Servicer pursuant to the related servicing agreement;

        (e) any Retained Interest (as defined herein);

        (f) any Prepayment Penalty Amounts (as defined herein); and

     (2) any other payments made by the Master Servicer, the Servicers, the Trustee or the Depositor with respect to such Distribution Date.

   o "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed Advances or servicing advances made by the Servicers or the Master Servicer (or the Trustee), if any) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower.

   o "Liquidation Proceeds" means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed Advances or servicing advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

DISTRIBUTIONS OF PRINCIPAL ON THE CLASS A4 CERTIFICATES

   GENERAL. As to distributions of principal among Class A4 Certificateholders, Deceased Holders (as defined below) will be entitled to a first priority, and beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority. Beneficial owners of the Class A4 Certificates have the right to request that distributions of principal be made on their Class A4 Certificates on each Distribution Date on which distributions of principal are made on the Class A4 Certificates. These requested distributions are subject to the priorities described below under "--Payments to Requesting Beneficial Owners" and are further subject to the limitations that they be made (1) only in lots equal to $1,000 of initial Certificate Principal Amount (each, an "Individual Class A4 Certificate") and
(2) only to the extent that the portion of the Senior Principal Distribution Amount for Groups 1, 3 and 4 allocated to the Class A4 Certificates on the applicable Distribution Date (plus any amounts available from the Rounding Account (as defined below)) provides sufficient funds for the requested distributions. To the extent that amounts available for distribution of principal on the Class A4 Certificates on any Distribution Date exceed the total requests for principal distributions applicable to that Distribution Date, these excess amounts will be distributed to the beneficial owners of Class A4 Certificates by random lot, as described under "--Mandatory Distributions of Principal on Class A4 Certificates" below.

   On each Distribution Date on which amounts are available for distribution of principal on the Class A4 Certificates, the total amount allocable to such distribution will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations described herein. This rounding will be accomplished on the first Distribution Date on which distributions of principal on the Class A4 Certificates are made by withdrawing, from a non-interest bearing account to be established on the Closing Date with a deposit of $999.99 by the Depositor (the "Rounding Account"), the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on the Class A4 Certificates are to be made, the total amount allocable to the Class A4 Certificates will be applied first to repay any funds withdrawn from the Rounding Account for the Class A4 Certificates on the prior Distribution Date, and then the remainder, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed as principal on the Class A4 Certificates. This process will continue on succeeding Distribution Dates until the Class Principal Amount of the Class A4 Certificates has been reduced to zero. Thus, the total distribution made in reduction of the principal balance of the Class A4 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of these rounding procedures, but the difference will be no more than $999.99 on any Distribution Date. Under no circumstances will the sum of all distributions of principal on the Class A4 Certificates through any Distribution Date be less than the amount that would have resulted in the absence of these rounding procedures.

   There can be no assurance that a beneficial owner of a Class A4 Certificate who has submitted a request for a distribution will receive that distribution at any particular time after the distribution is requested, because there can be no assurance that funds will be available to make distributions on any particular Distribution Date, or, even if funds are available to make distributions, that a distribution with respect to the Class A4 Certificates owned by any particular beneficial owner will be made.

   Also, due to the procedure for mandatory distributions described below, there can be no assurance that, on any Distribution Date on which funds available for distribution of principal on the Class A4 Certificates exceed the total amount of distributions requested by beneficial owners of the Class A4 Certificates, any particular beneficial owner will receive a principal distribution from these excess funds. THUS, THE TIMING OF DISTRIBUTIONS OF PRINCIPAL ON ANY PARTICULAR CLASS A4 CERTIFICATE IS HIGHLY UNCERTAIN, AND DISTRIBUTIONS MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF A CLASS A4 CERTIFICATE. ACCORDINGLY, THE ALLOCATION OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A4 CERTIFICATES MAY RESULT IN ACTUAL YIELDS TO INVESTORS AND WEIGHTED AVERAGE LIVES THAT VARY SIGNIFICANTLY FROM THOSE ANTICIPATED, AND YIELDS AND WEIGHTED AVERAGE LIVES WILL VARY AMONG THE HOLDERS OF THE CLASS A4 CERTIFICATES.

   Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the Credit Support Depletion Date for Groups 1, 3 and 4, distributions of principal on the Class A4 Certificates (including amounts paid, if any, under the Class A4 Certificate Insurance Policy) will be made to holders of the Class A4 Certificates in proportion to their Certificate Principal Amounts and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

   PROCEDURE FOR REQUESTED DISTRIBUTIONS. A beneficial owner may request that distributions of principal on that beneficial owner's Class A4 Certificates be made on a Distribution Date by delivering a written request to the Participant or Financial Intermediary that maintains the beneficial owner's account in the Class A4 Certificates so that the request is received by the Trustee on or before the Record Date for that Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. Requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be resubmitted. The Participant should in turn make the request of DTC (or, in the case of a Financial Intermediary, the firm should notify the related Participant of such request, and the Participant should make the request of
DTC) on a form required by DTC and provided to the Participant. Upon receipt of a request, DTC will date and time stamp the request and forward it to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for distributions received by it on the same day. Neither the Master Servicer nor the Trustee will be liable for any delay by DTC, any Participant or any Financial Intermediary in the delivery of requests for distributions to the Trustee. Requests for distributions of principal forwarded to the Trustee from DTC after the Record Date for the related Distribution Date and requests for distributions received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as requests for distributions on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Class A4 Certificate submitted by a beneficial owner of a Class A4 Certificate will be held by the Trustee until the request has been accepted or has been withdrawn in writing. Each Individual Class A4 Certificate covered by such request will continue to bear interest at the related Certificate Interest Rate through the Record Date for the related Distribution Date.

    With respect to Class A4 Certificates as to which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the Class A4 Certificates are being made, the Trustee will notify DTC prior to that Distribution Date whether, and the extent to which, Class A4 Certificates have been accepted for distributions. Participants and Financial Intermediaries holding Class A4 Certificates should forward these notices to the beneficial owners. Individual Class A4 Certificates that have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the Record Date for that Distribution Date.

   Any beneficial owner of a Class A4 Certificate that has requested a distribution may withdraw the request by so notifying in writing the Participant or Financial Intermediary that maintains the beneficial owner's account. The Participant should forward the withdrawal, on a form required by DTC, to the Trustee. In the event that an account is maintained by a Financial Intermediary, the Financial Intermediary should notify the related Participant, which in turn should forward the withdrawal of the request to the Trustee. If a notice of withdrawal of a request for distribution has not been received by the Trustee on or before the Record Date for a Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Class A4 Certificates on that Distribution Date.

   MANDATORY DISTRIBUTIONS OF PRINCIPAL ON CLASS A4 CERTIFICATES. To the extent, if any, that amounts available for distribution of principal on the Class A4 Certificates on a Distribution Date exceed the dollar amount of requests for distributions that have been received by the applicable date, additional Class A4 Certificates in lots equal to Individual Class A4 Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and with the then-applicable established procedures of the Participants and Financial Intermediaries, which may or may not be by random lot. Investors should ask Participants or Financial Intermediaries which allocation procedures they use. Participants and Financial Intermediaries holding Class A4 Certificates selected for mandatory distributions of principal should provide notice of mandatory distributions to the affected beneficial owners.

   PAYMENTS TO REQUESTING BENEFICIAL OWNERS. On any Distribution Date on which principal distributions are made on the Class A4 Certificates, priority of payment on the Class A4 Certificates will be given to beneficial owners for whom principal distribution requests are in effect. DTC will honor requests in the following order of priority:

     first, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until these requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

     second, DTC will honor requests submitted on behalf of Living Holders in the order of priority established by DTC, until these requests have been honored in an amount up to $10,000 for each requesting Living Holder.

   Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step first up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step second up to a second $10,000. This sequence of priorities will be repeated until all Class A4 Certificate principal distribution requests have been honored to the extent of amounts available for distribution in reduction of the Class Principal Amount of the Class A4 Certificates.

   If the amount of principal available for distribution on the Class A4 Certificates on a particular Distribution Date is insufficient to honor all requests, requests will be honored on succeeding Distribution Dates as principal becomes available. In the case of requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A Class A4 Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for the Deceased Holder, any additional appropriate evidence of death and any requested tax waivers by the last Business Day of the preceding calendar month.

   DEFINITION OF "DECEASED HOLDER." "Deceased Holder" is a beneficial owner of a Class A4 Certificate who was living at the time the interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for the Deceased Holder, any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Class A4 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class A4 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated herein. Class A4 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of the beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Class A4 Certificates greater than the number of Individual Class A4 Certificates of which that trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A4 Certificates beneficially owned by the trust to the extent of the beneficiary's beneficial interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class A4 Certificate will be deemed to be the death of the beneficial owner of such Class A4 Certificate regardless of the registration of ownership, if the beneficial ownership interest can be established to the satisfaction of the Trustee; expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, will be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest will include the power to sell, transfer or otherwise dispose of a Class A4 Certificate and the right to receive the proceeds therefrom, as well as interest principal payable with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Class A4 Certificate by a Deceased Holder means a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of the Deceased Holder.

EXAMPLE OF DISTRIBUTIONS

   The following sets forth an example of distributions on the Certificates for the Distribution Date in December 2001:

November 2 through
 December 1............ Due Period:             Payments due during the related Due Period (November 2 through
                                                December 1) from borrowers will be deposited in the Servicers'
                                                custodial account as received and will include scheduled
                                                principal payments plus interest on November 1 principal
                                                balances of the Mortgage Loans.
November 2 through
 December 1............ Prepayment Period       Partial principal prepayments and principal prepayments in
                        (partial and full       full received during the related Prepayment Period (November 2
                        prepayments):           through December 1) will be deposited into the Servicers'
                                                custodial account for the remittance to the Master Servicer on
                                                December 18.

                              S-50

November 30 or
 December 24........... Record Date:            Distributions will be made to Certificateholders of record for all Classes, except for the LIBOR Certificates, as of the
                                                close of business on the last Business Day of the month
                                                immediately before the month in which the Distribution Date occurs, and to Certificateholders of record for the LIBOR
                                                Certificates as of the Business Day immediately preceding the
                                                Distribution Date.

December 18............ Servicer Remittance     The Servicers will remit collections and recoveries in respect
                        Date:                   of the Mortgage Loans to the Master Servicer on the 18th day
                                                (or if the 18th day is not a Business Day, the Business Day
                                                next succeeding Business Day) of each month, as specified in the related servicing agreement.

December 21............ Deposit Date:           On the second Business Day immediately preceding the
                                                Distribution Date, the Master Servicer will remit to the
                                                Trustee the amount of principal and interest to be distributed to Certificateholders on December 26, including any Advances required to be made by the Servicers or the Master Servicer for that Distribution Date.

December 26............ Distribution Date:      On the 25th day of each month (or if the 25th day is not a
                                                Business Day, the next succeeding Business Day), the Trustee will make distributions to Certificateholders.

   Succeeding months follow the same pattern.

THE RESIDUAL CERTIFICATE

   In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining in each REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at any such time.

   The Trust Agreement will include certain restrictions on the transfer of the Residual Certificate.

   See "Material Federal Income Tax Considerations" herein and in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES

   If a Realized Loss occurs on a Mortgage Loan in either Pool 1 or Pool 4, then, on each Distribution Date, the Non-AP Percentage of the principal portion of that Realized Loss other than an Excess Loss will be allocated first, to reduce the Component Principal Amounts of the B(1-4) Components, in inverse order of priority, until the Component Principal Amounts thereof have been reduced to zero (that is, these Realized Losses will be allocated to the B6(1-4) Component while such Component is outstanding, then to the B5(1-4) Component, and so forth) and second, to the Senior Certificates and Components (other than the related Class AP Certificates) of the related Certificate Group, proportionately, on the basis of their respective Certificate Principal Amounts or Component Principal Amounts.

   If a Realized Loss occurs on a Mortgage Loan in either Pool 2 or Pool 3, then, on each Distribution Date, the Non-AP Percentage of the principal portion of that Realized Loss other than an Excess Loss will be allocated first, to reduce the Component Principal Amounts of the related

Components, in inverse order of priority, until the related Component Principal Amounts thereof have been reduced to zero (that is, these Realized Losses will be allocated to the related Component of the Class B6 Certificates while such Component is outstanding, then to the related Component of the Class B5 Certificates, and so forth) and second, to the Senior Certificates and Components (other than the related Class AP Certificates or in respect of the 2-A5(6) Component)) of the related Certificate Group, proportionately, on the basis of their respective Certificate Principal Amounts or Component Principal Amounts; provided, however, that any such loss allocable to the Class 2-A5 Certificates shall instead be allocated to the Class 2-A12 Certificates until the Certificate Principal Amount thereof has been reduced to zero.

   The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 1 will be allocated to and reduce the Class Principal Amount of the Class 1-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the related Credit Support Depletion Date, the total of all amounts so allocable to the Class 1-AP Certificates on that date in respect of Realized Losses (other than Excess Losses) on Pool 1 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 1-AP Certificates and not distributed on prior Distribution Dates will be the "Class 1-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the related Credit Support Depletion Date, distributions in respect of the Class 1-AP Deferred Amount will be made on the Class 1-AP Certificates in accordance with priority (5) under "--Priority of Distributions" herein. Any distribution in respect of the Class 1-AP Deferred Amount will not reduce the Class Principal Amount of the Class 1-AP Certificates. No interest will accrue on the Class 1-AP Deferred Amount. No distributions in respect of the Class 1-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 1-AP Certificates has been reduced to zero. On each Distribution Date through the related Credit Support Depletion Date, the Component Principal Amount of the lowest ranking B(1-4) Component will be reduced by the amount of any distributions in respect of the Class 1-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 1-AP Certificates will not be added to, the Class 1-AP Deferred Amount.

   The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 2 will be allocated to and reduce the Component Principal Amount of the 2-A5(6) Component until the Component Principal Amount thereof has been reduced to zero. With respect to any Distribution Date through the related Credit Support Depletion Date, the total of all amounts so allocable to the 2-A5(6) Component on that date in respect of Realized Losses (other than Excess Losses) on Pool 2 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the 2-A5(6) Component and not distributed on prior Distribution Dates will be the "2-A5(6) Component Deferred Amount." The 2-A5(6) Component Deferred Amount is also sometimes referred to herein as the "Component AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the related Credit Support Depletion Date, distributions in respect of the 2-A5(6) Component Deferred Amount will be made on the 2-A5(6) Component in accordance with priority (6) under "--Priority of Distributions" herein. Any distribution in respect of the 2-A5(6) Component Deferred Amount will not reduce the Component Principal Amount of the 2-A5(6) Component. No interest will accrue on the 2-A5(6) Component Deferred Amount. No distributions in respect of the 2-A5(6) Component Deferred Amount will be made after the Distribution Date on which the Component Principal Amount of the 2-A5(6) Component has been reduced to zero. On each Distribution Date through the related Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Subordinate Component in Group 2 will be reduced by the amount of any distributions in respect of the 2-A5(6) Component Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the 2-A5(6) Component will not be added to, the 2-A5(6) Component Deferred Amount.

    The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 3 will be allocated to and reduce the Class Principal Amount of the Class 3-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the related Credit Support Depletion Date, the total of all amounts so allocable to the Class 3-AP Certificates on that date in respect of Realized Losses (other than Excess Losses) on Pool 3 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 3-AP Certificates and not distributed on prior Distribution Dates will be the "Class 3-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the related Credit Support Depletion Date, distributions in respect of the Class 3-AP Deferred Amount will be made on the Class 3-AP Certificates in accordance with priority (6) under "--Priority of Distributions" herein. Any distribution in respect of the Class 3-AP Deferred Amount will not reduce the Class Principal Amount of the Class 3-AP Certificates. No interest will accrue on the Class 3-AP Deferred Amount. No distributions in respect of the Class 3-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 3-AP Certificates has been reduced to zero. On each Distribution Date through the related Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Subordinate Component in Group 3 will be reduced by the amount of any distributions in respect of the Class 3-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 3-AP Certificates will not be added to, the Class 3-AP Deferred Amount.

   The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 4 will be allocated to and reduce the Class Principal Amount of the Class 4-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the related Credit Support Depletion Date, the total of all amounts so allocable to the Class 4-AP Certificates on that date in respect of Realized Losses (other than Excess Losses) on Pool 4 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 4-AP Certificates and not distributed on prior Distribution Dates will be the "Class 4-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the related Credit Support Depletion Date, distributions in respect of the Class 4-AP Deferred Amount will be made on the Class 4-AP Certificates in accordance with priority (5) under "--Priority of Distributions" herein. Any distribution in respect of the Class 4-AP Deferred Amount will not reduce the Class Principal Amount of the Class 4-AP Certificates. No interest will accrue on the Class 4-AP Deferred Amount. No distributions in respect of the Class 4-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 4-AP Certificates has been reduced to zero. On each Distribution Date through the related Credit Support Depletion Date, the Component Principal Amount of the lowest ranking B(1-4) Component will be reduced by the amount of any distributions in respect of the Class 4-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 4-AP Certificates will not be added to, the Class 4-AP Deferred Amount.

   The applicable Non-AP Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in Pool 1 and Pool 4 for any Distribution Date will be allocated proportionately to the Non-AP Senior Certificates and Components of the related Certificate Group on the basis of their Class Principal Amounts or Component Principal Amounts and to the B1(1-4), B2(1-4), B3(1), B4(1-4), B5(1-4) and B6(1-4) Components on
the basis of their Apportioned Principal Balances.

   The applicable Non-AP Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in Pool 2 for any Distribution Date will be allocated proportionately to the Non-AP Senior Certificates and Components of Certificate Group 2 (other than in respect of the 2-A5(6) Component) and the B1(2), B2(2), B3(2), B4(2), B5(2) and B6(2)

Components on the basis of their Class Principal Amounts or Component Principal Amounts; provided, however, that any such loss allocable to the Class 2-A5 Certificates shall instead be allocated to the Class 2-A12 Certificates until the Certificate Principal Amount thereof has been reduced to zero.

   The applicable Non-AP Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in Pool 3 for any Distribution Date will be allocated proportionately to the Non-AP Senior Certificates and Component of Certificate Group 3 and the B1(3), B2(3), B3(3), B4(3), B5(3) and B6(3) Components on the basis of their Class Principal Amounts or Component Principal Amounts.

   The applicable AP Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in Pool 1, Pool 2, Pool 3 or Pool 4 for any Distribution Date will be allocated to the Class 1-AP Certificates, the 2-A5(6) Component, the Class 3-AP Certificates and the Class 4-AP Certificates, respectively.

   The Component Principal Amount of the lowest ranking B(1-4) Component then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of such Senior Certificates and the total Component Principal Amount of the related Components on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans in Pool 1 and Pool 4 for the related Distribution Date (any such reduction, a "Component Writedown Amount" with respect to the Components related to Pool 1 and Pool 4).

   The Component Principal Amount of the lowest ranking Component then outstanding in Certificate Group 2 will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the related Senior Certificates and the total Component Principal Amount of the related Components on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans in the Pool 2 for the related Distribution Date (any such reduction, a "Component Writedown Amount" with respect to the Components related to Pool 2).

   The Component Principal Amount of the lowest ranking Component then outstanding in Certificate Group 3 will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the related Senior Certificates and the total Component Principal Amount of the related Components on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans in the Pool 3 for the related Distribution Date (any such reduction, a "Component Writedown Amount" with respect to the Components related to Pool 3).

   o The "Apportioned Principal Balance" of any of the B1(1-4), B2(1-4), B3(1-4), B4(1-4), B5(1-4) or B6(1-4) Components for any
          Distribution Date will equal the Component Principal Amount of that Component immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for Pool 1 and Pool 4 for that date.

   o The principal portion of any Realized Loss allocated to a Class of Accrual Certificates or an Accrual Component on any Distribution Date will be allocated on the basis of the lesser of (i) the original Class or Component Principal Amount of such Class or Component, and (ii) the Class or Component Principal Amount of such Class or Component on such Distribution Date.

   o In general, a "Realized Loss" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

          o "Bankruptcy Losses" are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a "Debt Service Reduction"). The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Amounts of any Certificates.

          o "Special Hazard Losses" are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

          o "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

   o A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Master Servicer or the Servicer on behalf of the Trust Fund.

   The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions) and Fraud Losses on the Mortgage Loans that exceed the applicable "Special Hazard Loss Limit," "Bankruptcy Loss Limit," and "Fraud Loss Limit," respectively ("Excess Losses"), will be allocated as described above. The "Special Hazard Loss Limit" will initially be approximately $4,000,000, $3,010,463, $5,196,236 and $5,200,000 for Pool 1,
Pool 2, Pool 3 and Pool 4, respectively; the "Bankruptcy Loss Limit" will initially be approximately $100,000 for Mortgage Pools 1, 3 and 4; the Bankruptcy Loss Limit will initially be approximately $102,200 for Mortgage Pool 2; and the "Fraud Loss Limit" will initially be approximately $2,224,085, $3,010,463, $1,451,216 and $605,145 for Pool 1, Pool 2, Pool 3
and Pool 4, respectively.

   Each Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of
(1) 1% of the aggregate of the Scheduled Principal Balances of the related Mortgage Loans, (2) twice the Scheduled Principal Balance of the related Mortgage Loan having the highest Scheduled Principal Balance and (3) the aggregate Scheduled Principal Balance of the related Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of any such zip code area and (b) such Special Hazard Loss Limit as of the Closing Date less the amount, if any, of related Special Hazard Losses incurred since the Closing Date.

   Each Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related Certificates and Components. The date on which a Bankruptcy Loss Limit has been reduced to zero is the "Bankruptcy Coverage Termination Date."

   Each Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the related Certificates and Components. In addition, on each anniversary of the Cut-off Date, each Fraud Loss Limit will be reduced as follows: (i) on the first and second anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1% of the aggregate Scheduled Principal Balance of all the related Mortgage Loans as of the most recent anniversary of the Cut-off Date, (ii) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 0.50% of the aggregate Scheduled Principal Balance of all the related Mortgage Loans as of the most recent anniversary of the Cut-off Date and
(iii) on the fifth anniversary of the Cut-off Date, to zero.

    In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the related Certificates and Components still outstanding, proportionately, on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

   Any Realized Losses allocable to the Class A4 Certificates will be covered by the Class A4 Certificate Insurance Policy. See "The Class A4 Certificate Insurance Policy" herein.

FINAL SCHEDULED DISTRIBUTION DATE

   The "Final Scheduled Distribution Date" (the Distribution Date succeeding the month of the scheduled maturity of the latest maturing Mortgage Loan in the related Mortgage Pool) for each Class of the Group 1 Certificates, the Group 2 Certificates, the Group 3 Certificates, the Group 4 Certificates and the Subordinate Certificates is the Distribution Date in December 2031. The Final Scheduled Distribution Date for the Class A4 Certificates is the Distribution Date in December 2031. The actual final Distribution Date for each Class of Offered Certificates may be earlier or later, and could be substantially earlier, than the Final Scheduled Distribution Date.

OPTIONAL TERMINATION OF THE TRUST FUND

   On any Distribution Date after the Distribution Date on which the total Scheduled Principal Balance of the Mortgage Loans (determined in the aggregate rather than by pool) is less than 5% of the Cut-off Date Balance of the Mortgage Loans, Aurora Loan Services, Inc., as Master Servicer (subject to the terms of the Trust Agreement), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the total outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property remaining in the Trust Fund, (c) any unreimbursed servicing advances for the related Distribution Date and (d) any outstanding amounts due to the Certificate Insurer. This repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

THE TRUSTEE

   Wells Fargo Bank Minnesota, National Association, a national banking association, will be the Trustee under the Trust Agreement (in such capacity, the "Trustee"). The Trustee will be entitled to retain, as its compensation, a portion of the interest or other income earned on amounts on deposit in the Certificate Account pending distribution to Certificateholders. The Trustee will also be entitled to reimbursement for certain expenses prior to distributions of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distributions thereon is located at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services: SASCO 2001-17, and for all other purposes is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Department, SASCO 2001-17, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate Insurer and the Master Servicer.

                      DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

   Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Balance").

   The Mortgage Pools, in aggregate, will consist of approximately 1,785 conventional, fixed rate, fully amortizing, first lien residential Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 30 years, having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $729,090,923.

   Approximately 17.31% and 8.42% of the Mortgage Loans in Pool 3 and Pool 4, respectively, were made to employees of the Underwriter or any of its affiliates (the "Employee Mortgage Loans"). The Employee Mortgage Loans were originated at a Mortgage Rate equal to the then current coupon rate for mortgage loans other than Employee Mortgage Loans less 0.25% per annum (the "Employee Discount Rate"). In the event a borrower ceases to be an employee of the Underwriter or any of its affiliates, the Mortgage Rate on the related Employee Mortgage Loan will increase by the amount of the Employee Discount Rate. Interest on the Employee Mortgage Loans due to the application of the Employee Discount Rate will be distributed to the Class E Certificates.

   A fixed percentage (referred to herein as the "Retained Interest Rate") of each interest payment on certain Mortgage Loans with a Mortgage Rate in excess of the applicable Trust Rate (as defined below) (approximately 65.21% of the Mortgage Loans in Pool 1 and approximately 76.01% of the Mortgage Loans in Pool 3 (together, the "Retained Interest Mortgage Loans")) will not be conveyed to, or included in, the Trust Fund. The "Retained Interest Rate" for each Retained Interest Mortgage Loan will equal the excess, if any, of the Mortgage Rate of such Retained Interest Mortgage Loan over the applicable Trust Rate. The amount of interest in respect of each Retained Interest Mortgage Loan retained by the Depositor at the Retained Interest Rate is referred to herein as the "Retained Interest." The "Trust Rate" for each Mortgage Loan will equal the sum of (i) the applicable Designated Rate for the related Mortgage Pool (i.e., 6.80% for Pool 1 and 6.50% for Pool 3), (ii) the Servicing Fee Rate, (iii) any applicable mortgage insurance premium for such Mortgage Loan, (iv) if applicable, the PMI Premium Rate and (v) in the case of any Employee Mortgage Loan, the Employee Discount Rate, if applicable. The Retained Interest will not be available for any distributions on the Certificates, irrespective of the performance of the Mortgage Loans.

   The Mortgage Loans were originated by various banks and other mortgage lending institutions, the larger percentage of originations (as a percentage of the Cut-off Date Balance) being those made by GreenPoint Mortgage Funding, Inc. ("GreenPoint") (approximately 32.25%), Aurora Loan Services Inc. ("Aurora") (approximately 27.50%) and Cendant Mortgage Corporation ("Cendant") (approximately 27.29%). The Mortgage Loans were either acquired or originated by Lehman Brothers Bank, FSB ("Lehman Bank") or acquired by Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital" and together with Lehman Bank, the "Sellers") from the various originators, as described under "Underwriting Guidelines" and "Trust Agreement -- Assignment of Mortgage Loans" herein.

   Approximately 14.31% of the Mortgage Loans were originated under "no documentation" or "no ratio documentation" programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. Except as otherwise noted below, the Sellers will make only limited representations and warranties with respect to the Mortgage Loans. See "Trust Agreement -- Assignment of Mortgage Loans" herein.

   Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the total Scheduled Principal Balance of these Mortgage Loans as of these Mortgage Loans as of the Cut-off Date.

   All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (each, a "Mortgaged Property") consisting of one-to four-family dwelling units, individual condominiums, individual units in planned unit developments, shares issued by cooperative housing corporations and related leasehold interests, townhouses or manufactured housing.

   Pursuant to its terms, each Mortgage Loan, other than a cooperative loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

   Approximately 4.02% of the Mortgage Loans in Pool 1, approximately 10.21% of the Mortgage Loans in Pool 3 and approximately 14.30% of the Mortgage Loans in Pool 4 provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first ten years after origination of such Mortgage Loans. Following such ten-year period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

   Approximately 10.15% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80%; approximately 7.82% of these Mortgage Loans, are not currently covered by primary mortgage guaranty insurance policies, which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 75% of the value of the related Mortgaged Property. No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of the refinance or modification.

   Approximately 73.50% of the Mortgage Loans in Pool 1 and 76.19% of the Mortgage Loans in Pool 3 had Loan-to-Value Ratios at origination in excess of 60%. With respect to approximately 0.04% of the Pool 1 Mortgage Loans and 0.08% of the Pool 3 Mortgage Loans, the Master Servicer has assigned for the benefit of the Trust Fund a primary mortgage insurance policy (the "PMI Policy") through Mortgage Guaranty Insurance Corporation ("MGIC"), which will cover approximately 66.34% of the Mortgage Loans originated by Pinnacle Mortgage having Loan-to-Value Ratios of greater than 60% at origination. The PMI Policy will cover a portion of losses on covered Mortgage Loans up to the policy limits; provided, however, that the PMI Policy does not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in the PMI Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the most recent appraised value as of the Cut-off Date or the purchase price, as the case may be, of the related Mortgaged Property, subject to exceptions and exclusions. The PMI Policy is cancelable only with the consent of the Trustee in accordance with its terms. The PMI Policy may be terminated for failure to pay premiums or if MGIC is no longer qualified under state law to write the insurance provided by the PMI Policy.

   As of the Cut-off Date, approximately $2,759,601, $5,150,600, $1,722,988 and $1,364,602 of the Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans, respectively, representing approximately 1.24%, 1.71%, 1.19% and 2.25%, respectively, of the Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans, were one Scheduled Payment delinquent. As of the Cut-off Date, none of the Mortgage Loans were two or more Scheduled Payments delinquent.

POOL 1 MORTGAGE LOANS

   The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 1) prior to the issuance of the Offered Certificates.

Number of Pool 1 Mortgage Loans........................        528
Total Scheduled Principal Balance......................    $222,408,515
Mortgage Rates:
 Weighted Average......................................       7.666%
 Range................................................. 6.750% to 12.000%
 Weighted Average Remaining Term to Maturity (in
  months)..............................................        355

   The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $25,436 to approximately $2,000,000. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $421,228.

   The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 69.68%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

   Approximately 42.37% and 39.50% of the Pool 1 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of each of GreenPoint, Aurora and various other third-party originators, respectively, and approximately 66.03%, 33.36% and 0.60% of the Pool 1 Mortgage Loans will be initially serviced by Aurora, GreenPoint and Chase Manhattan Mortgage Corporation ("Chase"), respectively. See "--Underwriting Guidelines" and "The Servicers."

   No more than approximately 1.19% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   Approximately 3.04%, 3.43% and 12.75% of the Pool 1 Mortgage Loans are subject to prepayment penalties in the first one, first three and first five years, respectively, after origination.

   The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                   ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1

                                                          PERCENTAGE OF
                                             TOTAL        MORTGAGE LOANS
   RANGE OF ORIGINAL                       SCHEDULED         BY TOTAL
 LOAN-TO-VALUE RATIOS      NUMBER OF       PRINCIPAL        SCHEDULED
          (%)           MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------------  -------------- ---------------  -----------------
10.01 to 20.00.........         1       $    998,435.08         0.45%
20.01 to 30.00.........         2            658,559.42         0.30
30.01 to 40.00.........        16          8,485,628.28         3.82
40.01 to 50.00.........        27         15,164,650.70         6.82
50.01 to 60.00.........        67         33,634,857.27        15.12
60.01 to 70.00.........        91         43,622,604.04        19.61
70.01 to 80.00.........       242         95,425,704.12        42.91
80.01 to 90.00.........        46         15,579,548.41         7.00
90.01 to 100.00........        36          8,838,527.48         3.97
                        -------------- ---------------  -----------------
 Total.................       528       $222,408,514.80       100.00%
                        ============== ===============  =================

   The weighted average original loan-to-value ratio is approximately 69.68%.

                           MORTGAGE RATES -- POOL 1

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
            RANGE OF               NUMBER OF       PRINCIPAL        SCHEDULED
       MORTGAGE RATES (%)       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
6.501 to 7.000.................        83       $ 37,734,802.48        16.97%
7.001 to 7.500.................       195         89,844,704.38        40.40
7.501 to 8.000.................        87         40,581,229.53        18.25
8.001 to 8.500.................        78         31,746,511.77        14.27
8.501 to 9.000.................        38         10,971,735.57         4.93
9.001 to 9.500.................        27          4,905,198.31         2.21
9.501 to 10.000................        13          3,569,301.16         1.60
10.001 to 10.500...............         5          2,419,309.84         1.09
10.501 to 11.000...............         1            579,229.26         0.26
11.501 to 12.000...............         1             56,492.50         0.03
                                -------------- ---------------  -----------------
 Total.........................       528       $222,408,514.80       100.00%
                                ============== ===============  =================

   The weighted average mortgage rate is approximately 7.666% per annum.

                     ORIGINAL TERMS TO MATURITY -- POOL 1

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         7       $  4,030,461.69         1.81%
241 to 360.....................       521        218,378,053.11        98.19
                                -------------- ---------------  -----------------
 Total.........................       528       $222,408,514.80       100.00%
                                ============== ===============  =================

   The weighted average original term to maturity is approximately 358 months.

                    REMAINING TERMS TO MATURITY -- POOL 1

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF REMAINING          NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         7       $  4,030,461.69         1.81%
241 to 360.....................       521        218,378,053.11        98.19
                                -------------- ---------------  -----------------
 Total.........................       528       $222,408,514.80       100.00%
                                ============== ===============  =================

   The weighted average remaining term to maturity is approximately 355 months.

                      GEOGRAPHIC DISTRIBUTION -- POOL 1

                                                                       PERCENTAGE OF
                                                         TOTAL        MORTGAGE LOANS
                                                       SCHEDULED         BY TOTAL
                                       NUMBER OF       PRINCIPAL         SCHEDULED
               STATE                 MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
----------------------------------- --------------  --------------- -----------------
California .........................      285       $128,450,723.54        57.75%
New York ...........................       26         13,490,366.29         6.07
Colorado ...........................       23         10,255,747.24         4.61
Nevada .............................       15          6,335,671.17         2.85
Arizona ............................       18          6,063,946.79         2.73
Washington .........................       13          5,907,032.21         2.66
Texas ..............................       21          5,700,282.40         2.56
Virginia ...........................       12          5,625,303.06         2.53
Massachusetts ......................        9          5,564,136.40         2.50
Florida ............................       19          4,617,297.82         2.08
Other ..............................       87         30,398,007.88        13.67
                                    --------------  --------------- -----------------
 Total .............................      528       $222,408,514.80       100.00%
                                    ==============  =============== =================

             CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1

                                                                       PERCENTAGE OF
                                                         TOTAL        MORTGAGE LOANS
                                                       SCHEDULED         BY TOTAL
              RANGE OF                 NUMBER OF       PRINCIPAL         SCHEDULED
  SCHEDULED PRINCIPAL BALANCES ($)   MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
----------------------------------- --------------  --------------- -----------------
0.01 to 50,000.00 ..................       31       $  1,232,899.38         0.55%
50,000.01 to 100,000.00 ............       18          1,013,011.98         0.46
100,000.01 to 150,000.00 ...........        4            510,100.41         0.23
150,000.01 to 200,000.00 ...........        2            311,314.18         0.14
200,000.01 to 250,000.00 ...........        2            486,936.91         0.22
250,000.01 to 300,000.00 ...........        4          1,138,471.90         0.51
300,000.01 to 350,000.00 ...........      116         37,965,814.07        17.07
350,000.01 to 400,000.00 ...........      108         40,461,881.31        18.19
400,000.01 to 450,000.00 ...........       79         33,844,398.94        15.22
450,000.01 to 500,000.00 ...........       53         25,399,940.42        11.42
500,000.01 to 550,000.00 ...........       22         11,561,689.19         5.20
550,000.01 to 600,000.00 ...........       22         12,760,380.77         5.74
600,000.01 to 650,000.00 ...........       32         20,314,194.33         9.13
650,000.01 to 700,000.00 ...........        2          1,378,587.53         0.62
700,000.01 to 750,000.00 ...........        4          2,890,401.82         1.30
750,000.01 to 800,000.00 ...........        2          1,575,874.18         0.71
850,000.01 to 900,000.00 ...........        5          4,432,360.45         1.99
900,000.01 to 950,000.00 ...........        5          4,583,427.05         2.06
950,000.01 to 1,000,000.00 .........        8          7,916,066.72         3.56
1,000,000.01 to 1,250,000.00 .......        4          4,801,868.67         2.16
1,250,000.01 to 1,500,000.00 .......        4          5,828,894.59         2.62
1,750,000.01 to 2,000,000.00 .......        1          2,000,000.00         0.90
                                    --------------  --------------- -----------------
 Total .............................      528       $222,408,514.80       100.00%
                                    ==============  =============== =================

   The average Cut-off Date Scheduled Principal Balance is approximately
$421,228.

                            PROPERTY TYPE -- POOL 1

                                                            PERCENTAGE OF
                                               TOTAL        MORTGAGE LOANS
                                             SCHEDULED         BY TOTAL
                             NUMBER OF       PRINCIPAL        SCHEDULED
      PROPERTY TYPE       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------  -------------- ---------------  -----------------
Single Family............       365       $154,889,539.31        69.64%
Planned Unit
 Development.............       108         45,328,045.37        20.38
Two-to Four-Family.......        28         13,660,412.05         6.14
Condominium..............        26          7,630,518.07         3.43
Cooperative..............         1            900,000.00         0.40
                          -------------- ---------------  -----------------
 Total...................       528       $222,408,514.80       100.00%
                          ============== ===============  =================

                            LOAN PURPOSE -- POOL 1

                                                       PERCENTAGE OF
                                          TOTAL        MORTGAGE LOANS
                                        SCHEDULED         BY TOTAL
                        NUMBER OF       PRINCIPAL        SCHEDULED
    LOAN PURPOSE     MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
-------------------  -------------- ---------------  -----------------
Cash Out Refinance .       186       $ 83,443,868.82        37.52%
Purchase............       215         83,320,993.06        37.46
Rate/Term
 Refinance..........       127         55,643,652.92        25.02
                     -------------- ---------------  -----------------
 Total..............       528       $222,408,514.80       100.00%
                     ============== ===============  =================

                         LOAN DOCUMENTATION -- POOL 1

                                                          PERCENTAGE OF
                                             TOTAL        MORTGAGE LOANS
                                           SCHEDULED         BY TOTAL
                           NUMBER OF       PRINCIPAL        SCHEDULED
  LOAN DOCUMENTATION    MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------------  -------------- ---------------  -----------------
Full Documentation ....       250       $104,484,842.01        46.98%
No Documentation.......       133         52,819,969.14        23.75
Limited Documentation .       109         46,713,537.71        21.00
No Ratio
 Documentation.........        36         18,390,165.94         8.27
                        -------------- ---------------  -----------------
 Total.................       528       $222,408,514.80       100.00%
                        ============== ===============  =================

                          OCCUPANCY STATUS -- POOL 1

                                                    PERCENTAGE OF
                                       TOTAL        MORTGAGE LOANS
                                     SCHEDULED         BY TOTAL
                     NUMBER OF       PRINCIPAL        SCHEDULED
OCCUPANCY STATUS  MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------  -------------- ---------------  -----------------
Primary Home.....       465       $201,113,559.49        90.43%
Investment.......        45         13,851,709.68         6.23
Second Home......        18          7,443,245.63         3.35
                  -------------- ---------------  -----------------
 Total...........       528       $222,408,514.80       100.00%
                  ============== ===============  =================

                     PREPAYMENT PENALTY (YEARS) -- POOL 1

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
                                   NUMBER OF       PRINCIPAL        SCHEDULED
   PREPAYMENT PENALTY (YEARS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
0.000..........................       426       $179,679,931.71        80.79%
1.000..........................        17          6,750,274.71         3.04
3.000..........................        19          7,629,307.00         3.43
5.000..........................        66         28,349,001.38        12.75
                                -------------- ---------------  -----------------
 Total.........................       528       $222,408,514.80       100.00%
                                ============== ===============  =================

                             SERVICERS -- POOL 1

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
                                   NUMBER OF       PRINCIPAL        SCHEDULED
           SERVICERS            MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
Aurora.........................       353       $146,861,876.37        66.03%
Greenpoint.....................       171         74,204,584.41        33.36
Chase..........................         4          1,342,054.02         0.60
                                -------------- ---------------  -----------------
 Total.........................       528       $222,408,514.80       100.00%
                                ============== ===============  =================

POOL 2 MORTGAGE LOANS

   The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 2) prior to the issuance of the Offered Certificates.

Number of Pool 2 Mortgage Loans ........................ 766
Total Scheduled Principal Balance ...................... 301,046,341
Mortgage Rates:
 Weighted Average ...................................... 7.278
 Range ................................................. 6.375% to 8.875%
Weighted Average Remaining Term to Maturity (in
 months)................................................ 356

   The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $37,845 to approximately $997,465. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $393,011.

   The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 73.84%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

   Approximately 66.10% and 17.65% of the Pool 2 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of Cendant and GreenPoint, respectively, and approximately 66.10%, 19.92% and 10.35% of the Pool 2 Mortgage Loans will be initially serviced by Cendant, Aurora and GreenPoint. See "--Underwriting Guidelines" and "--The Servicers."

   No more than approximately 0.99% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                   ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF       PRINCIPAL        SCHEDULED
    LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
20.01 to 30.00.................         8       $  2,919,623.66         0.97%
30.01 to 40.00.................         9          3,553,997.25         1.18
40.01 to 50.00.................        20          7,380,194.21         2.45
50.01 to 60.00.................        66         24,194,399.37         8.04
60.01 to 70.00.................       122         53,010,399.36        17.61
70.01 to 80.00.................       443        175,051,251.97        58.15
80.01 to 90.00.................        67         24,591,856.78         8.17
90.01 to 100.00................        31         10,344,618.83         3.44
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


   The weighted average original loan-to-value ratio is approximately 73.84%.

                           MORTGAGE RATES -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
            RANGE OF               NUMBER OF       PRINCIPAL        SCHEDULED
       MORTGAGE RATES (%)       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
6.001 to 6.500.................         7       $  3,205,037.91         1.06%
6.501 to 7.000.................       190         77,132,048.73        25.62
7.001 to 7.500.................       446        172,494,674.66        57.30
7.501 to 8.000.................       110         42,643,885.62        14.17
8.001 to 8.500.................         8          2,550,764.03         0.85
8.501 to 9.000.................         5          3,019,930.48         1.00
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


   The weighted average mortgage rate is approximately 7.278% per annum.

                     ORIGINAL TERMS TO MATURITY -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         9       $  3,007,251.78         1.00%
241 to 360 ....................       757        298,039,089.65        99.00
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


   The weighted average original term to maturity is approximately 359 months.

                    REMAINING TERMS TO MATURITY -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF REMAINING          NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         9       $  3,007,251.78         1.00%
241 to 360.....................       757        298,039,089.65        99.00
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


   The weighted average remaining term to maturity is approximately 356 months.

                      GEOGRAPHIC DISTRIBUTION -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
                                   NUMBER OF       PRINCIPAL        SCHEDULED
             STATE              MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
California.....................       354       $147,766,570.48        49.08%
New Jersey.....................        64         23,698,604.89         7.87
Massachusetts..................        39         15,232,311.14         5.06
Minnesota......................        35         13,963,431.20         4.64
New York.......................        38         13,493,885.80         4.48
Illinois.......................        21          8,665,565.87         2.88
Maryland.......................        22          7,346,433.06         2.44
Virginia.......................        20          7,212,930.36         2.40
Connecticut....................        17          6,856,499.19         2.28
Florida........................        20          6,644,052.20         2.21
Other..........................       136         50,166,057.24        16.66
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


             CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
            RANGE OF                               SCHEDULED         BY TOTAL
 SCHEDULED PRINCIPAL BALANCES      NUMBER OF       PRINCIPAL        SCHEDULED
              ($)               MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------  -------------- ---------------  -----------------
      0.01 to  50,000.00 ......         3       $    127,327.40         0.04%
 50,000.01 to 100,000.00 ......        10            783,564.91         0.26
100,000.01 to 150,000.00 ......         9          1,131,365.82         0.38
150,000.01 to 200,000.00 ......         6          1,094,927.91         0.36
200,000.01 to 250,000.00 ......         7          1,546,816.03         0.51
250,000.01 to 300,000.00 ......        62         18,081,783.57         6.01
300,000.01 to 350,000.00 ......       207         67,589,295.68        22.45
350,000.01 to 400,000.00 ......       195         73,374,293.67        24.37
400,000.01 to 450,000.00 ......        92         38,966,496.83        12.94
450,000.01 to 500,000.00 ......        66         31,642,888.08        10.51
500,000.01 to 550,000.00 ......        35         18,287,205.42         6.07
550,000.01 to 600,000.00 ......        31         17,966,567.69         5.97
600,000.01 to 650,000.00 ......        24         15,255,879.72         5.07
650,000.01 to 700,000.00 ......         8          5,419,262.43         1.80
700,000.01 to 750,000.00 ......         1            746,824.20         0.25
750,000.01 to 800,000.00 ......         2          1,548,142.83         0.51
800,000.01 to 850,000.00 ......         2          1,642,516.48         0.55
900,000.01 to 950,000.00 ......         1            903,385.52         0.30
950,000.01 to 1,000,000.00 ....         5          4,937,797.24         1.64
                                -------------- ---------------  -----------------
 Total.........................       766       $301,046,341.43       100.00%
                                ============== ===============  =================


   The average Cut-off Date Scheduled Principal Balance is approximately
$393,011.

                            PROPERTY TYPE -- POOL 2

                                                            PERCENTAGE OF
                                               TOTAL        MORTGAGE LOANS
                                             SCHEDULED         BY TOTAL
                             NUMBER OF       PRINCIPAL        SCHEDULED
      PROPERTY TYPE       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------  -------------- ---------------  -----------------
Single Family............       583       $229,940,350.26        76.38%
Planned Unit
 Development.............       137         54,724,356.92        18.18
Condominium..............        30         10,493,334.93         3.49
Two-to Four-Family.......        15          5,611,722.18         1.86
Cooperative..............         1            276,577.14         0.09
                          -------------- ---------------  -----------------
 Total...................       766       $301,046,341.43       100.00%
                          ============== ===============  =================


                            LOAN PURPOSE -- POOL 2

                                                       PERCENTAGE OF
                                          TOTAL        MORTGAGE LOANS
                                        SCHEDULED         BY TOTAL
                        NUMBER OF       PRINCIPAL        SCHEDULED
    LOAN PURPOSE     MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
-------------------  -------------- ---------------  -----------------
Purchase............       448       $174,776,647.08        58.06%
Cash Out Refinance .       161         63,243,454.55        21.01
Rate/Term
 Refinance..........       157         63,026,239.80        20.94
                     -------------- ---------------  -----------------
 Total..............       766       $301,046,341.43       100.00%
                     ============== ===============  =================


                         LOAN DOCUMENTATION -- POOL 2

                                                          PERCENTAGE OF
                                             TOTAL        MORTGAGE LOANS
                                           SCHEDULED         BY TOTAL
                           NUMBER OF       PRINCIPAL        SCHEDULED
  LOAN DOCUMENTATION    MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------------  -------------- ---------------  -----------------
Full Documentation ....       650       $262,324,173.21        87.14%
Limited Documentation .        92         30,936,717.42        10.28
No Documentation.......        19          6,238,554.10         2.07
No Ratio
 Documentation.........         5          1,546,896.70         0.51
                        -------------- ---------------  -----------------
 Total.................       766       $301,046,341.43       100.00%
                        ============== ===============  =================


                          OCCUPANCY STATUS -- POOL 2

                                                    PERCENTAGE OF
                                       TOTAL        MORTGAGE LOANS
                                     SCHEDULED         BY TOTAL
                     NUMBER OF       PRINCIPAL        SCHEDULED
OCCUPANCY STATUS  MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------  -------------- ---------------  -----------------
Primary Home.....       739       $290,076,126.81        96.36%
Second Home......        19          8,187,503.55         2.72
Investment.......         8          2,782,711.07         0.92
                  -------------- ---------------  -----------------
 Total...........       766       $301,046,341.43       100.00%
                  ============== ===============  =================


                             SERVICERS -- POOL 2

                                                 PERCENTAGE OF
                                    TOTAL        MORTGAGE LOANS
                                  SCHEDULED         BY TOTAL
                  NUMBER OF       PRINCIPAL        SCHEDULED
   SERVICERS   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
-------------  -------------- ---------------  -----------------
Cendant.......       528       $198,977,128.63        66.10%
Aurora........       138         59,976,175.00        19.92
GreenPoint....        71         31,160,624.36        10.35
Countrywide ..        29         10,932,413.44         3.63
               -------------- ---------------  -----------------
 Total........       766       $301,046,341.43       100.00%
               ============== ===============  =================


POOL 3 MORTGAGE LOANS

   The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 3 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 3) prior to the issuance of the Offered Certificates.

Number of Pool 3 Mortgage Loans......................... 345
Total Scheduled Principal Balance....................... 145,121,556
Mortgage Rates:
 Weighted Average....................................... 7.311
 Range.................................................. 5.750% to 10.500%
Weighted Average Remaining Term to Maturity (in
 months)................................................ 356

   The Scheduled Principal Balances of the Pool 3 Mortgage Loans range from approximately $46,321 to approximately $2,598,118. The Pool 3 Mortgage Loans have an average Scheduled Principal Balance of approximately $420,642.

   The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 69.55%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

   Approximately 55.63% and 34.19% of the Pool 3 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of GreenPoint and Aurora, respectively, and approximately 60.56% and 39.44% of the Pool 3 Mortgage Loans will be initially serviced by Aurora and GreenPoint. See "--Underwriting Guidelines" and "--The Servicers."

   No more than approximately 2.11% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   Approximately 3.15%, 0.83% and 14.23% of the Pool 3 Mortgage Loans are subject to prepayment penalties in the first one, first three and first five years, respectively, after origination.

   The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 3 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                   ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF       PRINCIPAL        SCHEDULED
    LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
10.01 to 30.00.................         2       $  1,496,652.94         1.03%
20.01 to 30.00.................         1             50,063.74         0.03
30.01 to 40.00.................         4          2,561,599.98         1.77
40.01 to 50.00.................        18          7,693,941.69         5.30
50.01 to 60.00.................        43         22,753,124.71        15.68
60.01 to 70.00.................        68         31,141,359.15        21.46
70.01 to 80.00.................       166         68,860,570.99        47.45
80.01 to 90.00 ................        24          7,281,153.00         5.02
90.01 to 100.00................        19          3,283,090.01         2.26
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================

   The weighted average original loan-to-value ratio is approximately 69.55%.

                           MORTGAGE RATES -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
            RNAGE OF               NUMBER OF       PRINCIPAL        SCHEDULED
       MORTGAGE RATES (%)       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
5.501 to 6.000.................         1       $    650,000.00         0.45%
6.001 to 6.500.................        13          5,816,833.95         4.01
6.501 to 7.000.................       105         47,310,512.23        32.60
7.001 to 7.500.................       133         63,621,547.28        43.84
7.501 to 8.000.................        34         12,189,082.67         8.40
8.001 to 8.500.................        21          6,809,939.23         4.69
8.501 to 9.000.................        12          3,450,316.27         2.38
9.001 to 9.500.................        12          2,571,749.96         1.77
9.501 to 10.000................         9          1,543,960.28         1.06
10.001 to 10.500...............         5          1,157,614.34         0.80
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================

   The weighted average mortgage rate is approximately 7.311% per annum.

                     ORIGINAL TERMS TO MATURITY -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         4       $  1,461,586.30         1.01%
241 to 360.....................       341        143,659,969.91        98.99
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================

   The weighted average original term to maturity is approximately 359 months.

                    REMAINING TERMS TO MATURITY -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
       RANGE OF REMAINING          NUMBER OF       PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
181 to 240.....................         4       $  1,461,586.30         1.01%
241 to 360.....................       341        143,659,969.91        98.99
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================

   The weighted average remaining term to maturity is approximately 356 months.

                      GEOGRAPHIC DISTRIBUTION -- POOL 3

                                                                       PERCENTAGE OF
                                                         TOTAL        MORTGAGE LOANS
                                                       SCHEDULED         BY TOTAL
                                       NUMBER OF       PRINCIPAL         SCHEDULED
               STATE                 MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
----------------------------------- --------------  --------------- -----------------
California .........................      181       $ 85,276,533.80        58.76%
New York ...........................       31         16,568,370.09        11.42
New Jersey .........................       14          6,679,325.22         4.60
Massachusetts ......................       12          5,087,255.58         3.51
Washington .........................       10          4,002,900.82         2.76
Virginia ...........................       11          3,574,833.69         2.46
Arizona ............................       10          2,912,261.61         2.01
Colorado ...........................        7          2,499,331.51         1.72
Illinois ...........................        6          2,473,845.62         1.70
Oregon .............................        6          2,291,901.97         1.58
Other ..............................       57         13,754,996.30         9.48
                                    --------------  --------------- -----------------
 Total .............................      345       $145,121,556.21       100.00%
                                    ==============  =============== =================


             CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 3

                                                                       PERCENTAGE OF
                                                         TOTAL        MORTGAGE LOANS
                                                       SCHEDULED         BY TOTAL
              RANGE OF                 NUMBER OF       PRINCIPAL         SCHEDULED
  SCHEDULED PRINCIPAL BALANCES ($)   MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
----------------------------------- --------------  --------------- -----------------
0.01 to 50,000.00 ..................       16       $    772,672.30         0.53%
50,000.01 to 100,000.00 ............       24          1,302,938.50         0.90
100,000.01 to 150,000.00 ...........        1            128,207.76         0.09
150,000.01 to 200,000.00 ...........        2            349,318.72         0.24
200,000.01 to 250,000.00 ...........        1            240,000.00         0.17
250,000.01 to 300,000.00 ...........        1            287,679.21         0.20
300,000.01 to 350,000.00 ...........       67         21,917,899.65        15.10
350,000.01 to 400,000.00 ...........       76         28,889,116.91        19.91
400,000.01 to 450,000.00 ...........       41         17,435,707.14        12.01
450,000.01 to 500,000.00 ...........       38         18,222,982.69        12.56
500,000.01 to 550,000.00 ...........       21         10,986,923.92         7.57
550,000.01 to 600,000.00 ...........       10          5,821,180.69         4.01
600,000.01 to 650,000.00 ...........       18         11,507,159.49         7.93
650,000.01 to 700,000.00 ...........        3          2,077,130.95         1.43
700,000.01 to 750,000.00 ...........        6          4,375,775.85         3.02
750,000.01 to 800,000.00 ...........        4          3,129,092.53         2.16
800,000.01 to 850,000.00 ...........        3          2,527,700.52         1.74
850,000.01 to 900,000.00 ...........        2          1,748,589.62         1.20
950,000.01 to 1,000,000.00 .........        5          4,947,015.18         3.41
1,000,000.01 to 1,250,000.00 .......        4          4,440,319.85         3.06
1,250,000.01 to 1,500,000.00 .......        1          1,416,026.54         0.98
2,500,000.01 to 2,750,000.00 .......        1          2,598,118.19         1.79
                                    --------------  --------------- -----------------
 Total .............................      345       $145,121,556.21       100.00%
                                    ==============  =============== =================


   The average Cut-off Date Scheduled Principal Balance is approximately
$420,642.

                            PROPERTY TYPE -- POOL 3

                                                            PERCENTAGE OF
                                               TOTAL        MORTGAGE LOANS
                                             SCHEDULED         BY TOTAL
                             NUMBER OF       PRINCIPAL        SCHEDULED
      PROPERTY TYPE       MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------  -------------- ---------------  -----------------
Single Family............       247       $106,082,604.19        73.10%
Planned Unit
 Development.............        57         25,259,868.77        17.41
Condominium..............        24          5,915,105.44         4.08
Two-to Four-Family.......        10          4,805,493.44         3.31
Cooperative..............         6          2,998,462.68         2.07
Manufactured Housing ....         1             60,021.69         0.04
                          -------------- ---------------  -----------------
 Total...................       345       $145,121,556.21       100.00%
                          ============== ===============  =================

                            LOAN PURPOSE -- POOL 3

                                                       PERCENTAGE OF
                                          TOTAL        MORTGAGE LOANS
                                        SCHEDULED         BY TOTAL
                        NUMBER OF       PRINCIPAL        SCHEDULED
    LOAN PURPOSE     MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
-------------------  -------------- ---------------  -----------------
Purchase............       148       $ 58,738,134.84        40.48%
Cash Out Refinance .       108         45,004,794.39        31.01
Rate/Term
 Refinance..........        89         41,378,626.98        28.51
                     -------------- ---------------  -----------------
 Total..............       345       $145,121,556.21       100.00%
                     ============== ===============  =================

                         LOAN DOCUMENTATION -- POOL 3

                                                          PERCENTAGE OF
                                             TOTAL        MORTGAGE LOANS
                                           SCHEDULED         BY TOTAL
                           NUMBER OF       PRINCIPAL        SCHEDULED
  LOAN DOCUMENTATION    MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------------  -------------- ---------------  -----------------
Full Documentation ....       257       $113,406,288.53        78.15%
Limited Documentation .        36         15,871,603.04        10.94
No Documentation.......        46         13,904,360.78         9.58
No Ratio
 Documentation.........         6          1,939,303.86         1.34
                        -------------- ---------------  -----------------
 Total.................       345       $145,121,556.21       100.00%
                        ============== ===============  =================


                          OCCUPANCY STATUS -- POOL 3

                                                    PERCENTAGE OF
                                       TOTAL        MORTGAGE LOANS
                                     SCHEDULED         BY TOTAL
                     NUMBER OF       PRINCIPAL        SCHEDULED
OCCUPANCY STATUS  MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
----------------  -------------- ---------------  -----------------
Primary Home.....       315       $136,674,952.92        94.18%
Second Home......        11          4,687,059.59         3.23
Investment.......        19          3,759,543.70         2.59
                  -------------- ---------------  -----------------
 Total...........       345       $145,121,556.21       100.00%
                  ============== ===============  =================


                     PREPAYMENT PENALTY (YEARS) -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
                                   NUMBER OF       PRINCIPAL        SCHEDULED
   PREPAYMENT PENALTY (YEARS)   MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
0.000..........................       270       $118,689,556.43        81.79%
1.000..........................        12          4,575,794.66         3.15
3.000..........................         5          1,199,059.07         0.83
5.000..........................        58         20,657,146.05        14.23
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================


                             SERVICERS -- POOL 3

                                                                  PERCENTAGE OF
                                                     TOTAL        MORTGAGE LOANS
                                                   SCHEDULED         BY TOTAL
                                   NUMBER OF       PRINCIPAL        SCHEDULED
           SERVICERS            MORTGAGE LOANS      BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- ---------------  -----------------
Aurora.........................       219       $ 87,886,444.36        60.56%
GreenPoint.....................       126         57,235,111.85        39.44
                                -------------- ---------------  -----------------
 Total.........................       345       $145,121,556.21       100.00%
                                ============== ===============  =================

POOL 4 MORTGAGE LOANS

   The Pool 4 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 4 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 4) prior to the issuance of the Offered Certificates.

Number of Pool 4 Mortgage Loans......................... 146
Total Scheduled Principal Balance....................... 60,514,510
Mortgage Rates:
 Weighted Average....................................... 7.663%
 Range.................................................. 7.250% to 10.750%
Weighted Average Remaining Term to Maturity (in
 months)................................................ 354

   The Scheduled Principal Balances of the Pool 4 Mortgage Loans range from approximately $46,243 to approximately $2,600,000. The Pool 4 Mortgage Loans have an average Scheduled Principal Balance of approximately $414,483.

   The weighted average Loan-to-Value Ratio at origination of the Pool 4 Mortgage Loans is approximately 68.86%, and no Pool 4 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

   Approximately 81.42% and 11.61% of the Pool 4 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of Aurora and GreenPoint, respectively, and approximately 91.11% and 8.89% of the Pool 4 Mortgage Loans will be initially serviced by Aurora and GreenPoint. See "--Underwriting Guidelines" and "--The Servicers."

   No more than approximately 5.17% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 4 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                   ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF      PRINCIPAL        SCHEDULED
    LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
30.01 to 40.00.................         4       $ 1,952,365.73         3.23%
40.01 to 50.00.................        12         3,933,509.40         6.50
50.01 to 60.00.................        13         7,197,279.80        11.89
60.01 to 70.00.................        35        17,523,635.74        28.96
70.01 to 80.00.................        67        25,844,491.08        42.71
80.01 to 90.00.................        12         3,888,663.40         6.43
90.01 to 100.00................         3           174,564.96         0.29
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================

   The weighted average original loan-to-value ratio is approximately 68.86%.

                           MORTGAGE RATES -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
            RANGE OF               NUMBER OF      PRINCIPAL        SCHEDULED
       MORTGAGE RATES (%)       MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
7.001 to 7.500.................        48       $27,201,086.98        44.95%
7.501 to 8.000.................        77        26,942,644.05        44.52
8.001 to 8.500.................        14         5,639,750.21         9.32
8.501 to 9.000.................         5           276,241.92         0.46
9.501 to 10.000................         1           406,410.89         0.67
10.501 to 11.000...............         1            48,376.06         0.08
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================

   The weighted average mortgage rate is approximately 7.663% per annum.

                     ORIGINAL TERMS TO MATURITY -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
       RANGE OF ORIGINAL           NUMBER OF      PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
181 to 240.....................         3       $ 1,539,437.76         2.54%
241 to 360.....................       143        58,975,072.35        97.46
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================

   The weighted average original term to maturity is approximately 357 months.

                    REMAINING TERMS TO MATURITY -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
       RANGE OF REMAINING          NUMBER OF      PRINCIPAL        SCHEDULED
   TERMS TO MATURITY (MONTHS)   MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
181 to 240.....................         3       $ 1,539,437.76         2.54%
241 to 360.....................       143        58,975,072.35        97.46
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================

   The weighted average remaining term to maturity is approximately 354 months.

                      GEOGRAPHIC DISTRIBUTION -- POOL 4

                                                                      PERCENTAGE OF
                                                         TOTAL       MORTGAGE LOANS
                                                       SCHEDULED        BY TOTAL
                                       NUMBER OF       PRINCIPAL        SCHEDULED
               STATE                 MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
----------------------------------- --------------  -------------- -----------------
California .........................       72       $31,688,802.87        52.37%
New York ...........................        7         4,763,980.61         7.87
Colorado ...........................        6         3,697,816.35         6.11
Florida ............................        9         2,991,216.40         4.94
Massachusetts ......................        1         2,600,000.00         4.30
Georgia ............................       11         2,533,687.42         4.19
Texas ..............................        4         2,319,502.87         3.83
Oregon .............................        7         1,845,092.06         3.05
Hawaii .............................        2         1,479,607.18         2.45
Arizona ............................        8         1,161,921.77         1.92
Other ..............................       19         5,432,882.58         8.98
                                    --------------  -------------- -----------------
 Total .............................      146       $60,514,510.11       100.00%
                                    ==============  ============== =================


             CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 4

                                                                      PERCENTAGE OF
                                                         TOTAL       MORTGAGE LOANS
                                                       SCHEDULED        BY TOTAL
              RANGE OF                 NUMBER OF       PRINCIPAL        SCHEDULED
  SCHEDULED PRINCIPAL BALANCES ($)   MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
----------------------------------- --------------  -------------- -----------------
0.01 to 50,000.00 ..................        9       $   436,463.91         0.72%
50,000.01 to 100,000.00 ............       20         1,116,177.16         1.84
100,000.01 to 150,000.00 ...........        1           116,000.00         0.19
300,000.01 to 350,000.00 ...........       32        10,340,586.70        17.09
350,000.01 to 400,000.00 ...........       26         9,849,897.81        16.28
400,000.01 to 450,000.00 ...........       14         5,987,340.43         9.89
450,000.01 to 500,000.00 ...........       16         7,630,188.21        12.61
500,000.01 to 550,000.00 ...........        2         1,058,881.15         1.75
550,000.01 to 600,000.00 ...........        6         3,528,174.22         5.83
600,000.01 to 650,000.00 ...........        4         2,572,215.48         4.25
650,000.01 to 700,000.00 ...........        1           658,000.00         1.09
700,000.01 to 750,000.00 ...........        4         2,927,310.21         4.84
750,000.01 to 800,000.00 ...........        2         1,556,311.16         2.57
800,000.01 to 850,000.00 ...........        1           839,200.00         1.39
850,000.01 to 900,000.00 ...........        1           898,757.20         1.49
950,000.01 to 1,000,000.00 .........        3         2,997,510.05         4.95
1,250,000.01 to 1,500,000.00 .......        2         2,905,218.74         4.80
2,250,000.01 to 2,500,000.00 .......        1         2,496,277.68         4.13
2,500,000.01 to 2,750,000.00 .......        1         2,600,000.00         4.30
                                    --------------  -------------- -----------------
 Total .............................      146       $60,514,510.11       100.00%
                                    ==============  ============== =================

   The average Cut-off Date Scheduled Principal Balance is approximately
$414,483.

                            PROPERTY TYPE -- POOL 4

                                                           PERCENTAGE OF
                                              TOTAL        MORTGAGE LOANS
                                            SCHEDULED         BY TOTAL
                             NUMBER OF      PRINCIPAL        SCHEDULED
      PROPERTY TYPE       MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------  -------------- --------------  -----------------
Single Family............       105       $41,703,778.47        68.92%
Two-to Four-Family.......        14         6,617,074.74        10.93
Planned Unit
 Development.............        14         6,215,775.63        10.27
Condominium..............        13         5,977,881.27         9.88
                          -------------- --------------  -----------------
 Total...................       146       $60,514,510.11       100.00%
                          ============== ==============  =================

                            LOAN PURPOSE -- POOL 4

                                                      PERCENTAGE OF
                                         TOTAL        MORTGAGE LOANS
                                       SCHEDULED         BY TOTAL
                        NUMBER OF      PRINCIPAL        SCHEDULED
    LOAN PURPOSE     MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
-------------------  -------------- --------------  -----------------
Cash Out Refinance .        77       $28,769,412.58        47.54%
Purchase............        43        20,229,804.68        33.43
Rate/Term
 Refinance..........        26        11,515,292.85        19.03
                     -------------- --------------  -----------------
 Total..............       146       $60,514,510.11       100.00%
                     ============== ==============  =================

                         LOAN DOCUMENTATION -- POOL 4

                                                         PERCENTAGE OF
                                            TOTAL        MORTGAGE LOANS
                                          SCHEDULED         BY TOTAL
                           NUMBER OF      PRINCIPAL        SCHEDULED
  LOAN DOCUMENTATION    MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
----------------------  -------------- --------------  -----------------
Limited Documentation .        72       $29,515,978.93        48.78%
Full Documentation ....        47        21,523,688.34        35.57
No Documentation.......        23         7,734,585.94        12.78
No Ratio
 Documentation.........         4         1,740,256.90         2.88
                        -------------- --------------  -----------------
 Total.................       146       $60,514,510.11       100.00%
                        ============== ==============  =================


                          OCCUPANCY STATUS -- POOL 4

                                                   PERCENTAGE OF
                                      TOTAL        MORTGAGE LOANS
                                    SCHEDULED         BY TOTAL
                     NUMBER OF      PRINCIPAL        SCHEDULED
OCCUPANCY STATUS  MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
----------------  -------------- --------------  -----------------
Primary Home.....       102       $42,408,651.96        70.08%
Investment.......        37        12,255,797.54        20.25
Second Home......         7         5,850,060.61         9.67
                  -------------- --------------  -----------------
 Total...........       146       $60,514,510.11       100.00%
                  ============== ==============  =================


                     PREPAYMENT PENALTY (YEARS) -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
       PREPAYMENT PENALTY          NUMBER OF      PRINCIPAL        SCHEDULED
            (YEARS)             MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
3.000..........................        18       $ 5,116,734.23         8.46%
5.000..........................       128        55,397,775.88        91.54
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================


                             SERVICERS -- POOL 4

                                                                 PERCENTAGE OF
                                                    TOTAL        MORTGAGE LOANS
                                                  SCHEDULED         BY TOTAL
                                   NUMBER OF      PRINCIPAL        SCHEDULED
           SERVICERS            MORTGAGE LOANS     BALANCE     PRINCIPAL BALANCE
------------------------------- -------------- --------------  -----------------
Aurora.........................       134       $55,136,636.46        91.11%
GreenPoint.....................        12         5,377,873.65         8.89
                                -------------- --------------  -----------------
 Total.........................       146       $60,514,510.11       100.00%
                                ============== ==============  =================


                           UNDERWRITING GUIDELINES

   The Mortgage Loans have been originated or acquired by the various Servicers or their correspondents in accordance with such Servicer's or other originator's underwriting standards and guidelines (each, the "Underwriting Guidelines"). Approximately 32.25% of the Mortgage Loans were originated or acquired in accordance with the Underwriting Guidelines established by GreenPoint (the "GreenPoint Underwriting Guidelines"), approximately 27.50% of the Mortgage Loans were originated or acquired in accordance with the Underwriting Guidelines established by Aurora (the "Aurora Underwriting Guidelines") and approximately 27.29% of the Mortgage Loans were originated or acquired in accordance with the Underwriting Guidelines established by Cendant (the "Cendant Underwriting Guidelines"). The remainder of the Mortgage Loans included in the Trust Fund were originated by various third-party originators. The following are general summaries of the Greenpoint Underwriting Guidelines, the Cendant Underwriting Guidelines and the Aurora Underwriting Guidelines. These summaries do not purport to be a complete description of any such Underwriting Guidelines.

GREENPOINT UNDERWRITING GUIDELINES

   GreenPoint, a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

   GreenPoint's present business operations were formed through the transfer to GreenPoint, effective October 1, 1999, of the assets and liabilities of Headlands Mortgage Company. Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GreenPoint Mortgage"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

   GreenPoint's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, California, 94939.

   Approximately 32.25% of the Mortgage Loans included in the Trust Fund (including approximately 19.19% of the Mortgage Loans primarily serviced by Aurora) were originated in accordance with the GreenPoint Underwriting Guidelines. The GreenPoint Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.

   Generally, the GreenPoint Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint Underwriting Guidelines are permitted where compensating factors are present.

   In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

   GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbos and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements.

   Under "no documentation" programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

CENDANT UNDERWRITING GUIDELINES

   The underwriting standards of Cendant generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances of up to $700,000, up to 75% for mortgage loans with original principal balances of up to $800,000 and up to 65% for mortgage loans with original principal balances of up to $1,000,000. Any mortgage loans originated with a Loan-to-Value Ratio at origination in excess of 80% are required to have a primary mortgage insurance policy. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Cendant generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant makes loans where these ratios are exceeded. In those instances, Cendant's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, Cendant generally will fund up to the lesser of 10 units or 50% of the total units in a project.

   Cendant also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation and no income, no asset programs. Both of these programs are designed to facilitate the loan approval process. Under both of these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under both of these programs are limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under both programs are more restrictive than those under the standard underwriting criteria of Cendant.

   From time to time, exceptions to Cendant's Underwriting Guidelines may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of Cendant's underwriter. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

   Additional Collateral Loans. Loans that have a Loan-to-Value Ratio in excess of 80% are, in general, also either (i) covered by primary mortgage insurance obtained by the borrower, (ii) secured by a security interest in additional collateral (normally securities) owned by the borrower and otherwise referred to as Mortgage 100 (Service Mark), or (iii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by Merrill Lynch Credit Corporation to the guarantor; otherwise known as Parent Power(Registered Trademark) Loans. Such loans in clauses (ii) and (iii) are collectively referred to as Additional Collateral Loans.

   The amount of the Additional Collateral with respect to the Additional Collateral Loans generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, additional collateral may be required in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee but will not be part of any REMIC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will make all reasonable efforts to realize on any such security interest if the related Mortgage Loan is liquidated upon default and the Master Servicer will have no responsibility to realize on the Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. The "Limited Purpose Surety Bond" is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Offered Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

AURORA UNDERWRITING GUIDELINES

   Approximately 27.50% of the Mortgage Loans serviced by Aurora and included in the Trust Fund were originated under the Aurora Underwriting Guidelines. The Aurora Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.

   Aurora's Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, Aurora may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans originated by Aurora may represent underwriting exceptions.

   Aurora's Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property (and generally in the case of mortgaged property with a loan amount exceeding $650,000, two appraisals) by qualified independent appraisers that conform to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by Aurora and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The Aurora Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

   Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

   In general, a substantial majority of the Mortgage Loans originated or acquired by Aurora were originated consistent with and generally conform to "full documentation," "limited documentation," or "no ratio documentation" residential loan programs.

   Verification of employment, income and assets in a Mortgage Loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years" history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

   Certain of the Mortgage Loans originated by Aurora were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

   For a description of Aurora, see "The Master Servicer" herein.

                            ADDITIONAL INFORMATION

   The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pools as described under "Description of the Mortgage Pools," such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                             THE MASTER SERVICER

   The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Trustee, the Certificate Insurer, the Sellers, the Underwriter or any other Servicer makes any representation or warranty as to the accuracy or completeness of this information.

   Aurora is an affiliate of Lehman Brothers Holdings Inc. engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and
(iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

   Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

   As of September 30, 2001, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $15.99 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and its predecessor, Harbourton Financial Services, L.P. ("Harbourton"), the servicing business which Aurora acquired in August 1997, with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                                                       AS OF
                                                     AS OF DECEMBER 31,            SEPTEMBER 30,
                                            ------------------------------------- ---------------
                                           1997(3)(4) 1998(5)   1999(5)  2000(5)        2001
                                            -------- --------  -------- --------  ---------------
Total balance of mortgage loans serviced ..  $1,203    $6,096   $3,870    $4,598       $8,445
Percentage of mortgage loans delinquent by
 period of delinquency(1)(2)
 30 to 59 days.............................    3.21%     3.21%    4.03%     4.30%        3.88%
 60 to 89 days.............................    0.73%     0.92%    1.19%     1.10%        0.84%
 90 days or more...........................    0.28%     0.42%    0.30%     0.45%        0.61%
                                            -------- --------  -------- --------  ---------------
Total percentage of mortgage loans
 delinquent(1)(2) .........................    4.22%     4.55%    5.52%     5.85%        5.33%
In foreclosure (excluding bankruptcies) ...    1.99%     2.10%    1.11%     1.10%        1.24%
In bankruptcy..............................    0.78%     0.61%    1.15%     1.05%        0.78%
                                            -------- --------  -------- --------  ---------------
Total(2)...................................    6.99%     7.26%    7.78%     8.00%        7.35%
                                            ======== ========  ======== ========  ===============

------------
(1) Total portfolio and delinquency information is for conventional loans only, excluding bankruptcies.
(2)    Percentages are based on the principal balances of the mortgage loans.
(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.
(4) Prior to Aurora's acquisition of the business of Harbourton, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.
(5) A weighted average of the MBS method for conventional loans and the ABS method for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

   The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

   The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

   As Master Servicer, Aurora will monitor the performance of the primary Servicers of the Mortgage Loans (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not, however, be ultimately responsible for the servicing of the Mortgage Loans (other than for those Mortgage Loans for which Aurora also acts in the capacity of a primary Servicer), except to the extent described under "Servicing of the Mortgage Loans" below.

                                THE SERVICERS

GENERAL

   The Mortgage Loans included in the Trust Fund will initially be serviced by Aurora, Cendant, GreenPoint, Chase and Countrywide. Aurora, Cendant and GreenPoint will service approximately 47.99%, 27.29% and 23.04% (as a percentage of Cut-off Date Balance), respectively, of the Mortgage Loans. See "Description of the Mortgage Pools" for a percentage breakdown by Mortgage Pool of the servicing of the Mortgage Loans. It is anticipated that certain of the Mortgage Loans currently serviced by GreenPoint will be subject to a servicing transfer to Aurora within three months following the Closing Date. After this servicing transfer, it is anticipated that Aurora will service approximately 71.03% (by Cut-off Date Balance) of the Mortgage Loans. In addition, substantially all the Mortgage Loans serviced by Aurora may be subject to a servicing transfer at any time. The Servicers will, with certain exceptions, have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the related mortgaged properties. Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the Master Servicer is obligated to terminate the Servicer for certain events of default which indicate the Servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement. In addition, under each servicing agreement, Lehman Capital or Lehman Bank, as applicable, has retained the right to terminate the Servicer, without cause, upon thirty days' notice and, with limited exceptions, the payment of certain fees and expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

CENDANT MORTGAGE CORPORATION

   Cendant's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 439-6000.

   As of September 30, 2001, Cendant provided servicing for approximately $94 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

   Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by Cendant as of the dates indicated. The increase in the size of Cendant's portfolio from December 31, 1999 to September 30, 2001 is primarily as a result of the acquisition of approximately $11.9 billion of servicing in April 2000. Cendant's portfolio of mortgage loans in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

   DELINQUENCY AND FORECLOSURE EXPERIENCE IN CENDANT'S PORTFOLIO OF ONE-TO
                   FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS(1)

                                         AS OF                   AS OF                   AS OF
                                   DECEMBER 31, 1999      DECEMBER 31, 2000*       SEPTEMBER 30, 2001
                                ----------------------- ----------------------- -----------------------
                                  NUMBER     PRINCIPAL    NUMBER     PRINCIPAL    NUMBER     PRINCIPAL
                                 OF LOANS     BALANCE    OF LOANS     BALANCE    OF LOANS     BALANCE
                                ---------- -----------  ---------- -----------  ---------- -----------
Total Portfolio................   443,427     $52,163     623,196     $82,187     701,898     $94,088
Period of Delinquency(2)(3)
30 to 59 days..................     9,465     $   959      16,708     $ 1,917      20,104     $ 2,351
Percent Delinquent.............       2.1%        1.8%        2.7%        2.3%        2.9%        2.5%
60 to 89 days..................     1,756     $   164       3,753     $   374       4,307     $   452
Percent Delinquent.............       0.4%        0.3%        0.6%        0.5%        0.6%        0.5%
90 day or more.................     1,498     $   136       4,294     $   396       4,366     $   405
Percent Delinquent.............       0.3%        0.3%        0.7%        0.5%        0.6%        0.4%
Total Delinquencies(4).........    12,719     $ 1,259      24,755     $ 2,687      28,777     $ 3,208
Total Delinquencies by Percent
 of Total Portfolio............       2.9%        2.4%        4.0%        3.3%        4.1%        3.4%
Foreclosures, Bankruptcies or
 Real Estate Owned.............     3,470     $   321       4,561     $   403       6,507     $   580
Percent of Total Portfolio in
 Foreclosure, Bankruptcy or
 Real Estate Owned.............       0.8%        0.6%        0.7%        0.5%        0.9%        0.6%

------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.
(4)    Entries may not add up to total due to rounding.
(5)    Percentages stated are of the total servicing portfolio.
* Includes approximately 46,982 MLCC mortgage loans subserviced by Cendant.

   While the above foreclosure and delinquency experience is typical of Cendant's recent experience, there can be no assurance that experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by Cendant, including its purchase of MLCC's first lien mortgage servicing portfolio, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in Cendant's servicing portfolio. The Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in Cendant's servicing portfolio.

RECENT DEVELOPMENTS AFFECTING CENDANT

   Mergers. On April 30, 1997, PHH Corporation announced that it had merged with HFS Incorporated ("HFS") pursuant to which PHH Corporation became a subsidiary of HFS. On December 18, 1997, HFS announced it had merged with CUC International, Inc. ("CUC"). The new company name is Cendant Corporation. Cendant's primary business segments include travel related services businesses that facilitate vacation timeshare exchanges, franchise car rentals and hotel businesses; real estate related services businesses that franchise real estate brokerage businesses, provide home buyers with mortgages and assist in employee relocations; and alliance marketing related services businesses that provide an array of value driven products and services. On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for its accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units. As a result, Cendant Corporation, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant Corporation restated its previously reported financial results for 1997, 1996 and 1995.

   As a result of these accounting irregularities, more than 70 lawsuits claiming to be class action lawsuits, two lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits have been filed in various courts against Cendant and other defendants, asserting various claims under the federal securities laws and certain state statutory and common laws, including claims that Cendant allegedly knew or should have known that they caused the price of Cendant's securities to be artificially inflated. In addition, the staff of the SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the accounting issues. Please see Cendant's Annual Report on Form 10-K/A for the fiscal year ending December 31, 1998. As it concerned Cendant, the SEC investigation was resolved on June 14, 2000 via the issuance of an administrative order ("Order") by the SEC. Without admitting or denying the finding contained therein, Cendant consented to the issuance of the Order, which ordered Cendant to cease and desist from future violations of the federal securities laws. In fashioning its Order, the SEC recognized remedial acts promptly undertaken by Cendant and cooperation afforded the SEC. The Order can be viewed on the SEC's website which is located at http://www.sec.gov.

   On December 7, 1999, Cendant Corporation announced that it had reached a preliminary agreement to settle the principal securities class action pending against Cendant Corporation in the U.S. District Court in Newark, New Jersey, relating to the aforementioned class action lawsuits. Under the agreement, Cendant would pay the class members $2.85 billion in cash. The settlement was approved by the U.S. District Court on August 15, 2000. Certain parties in the class action appealed the District Court's orders approving the plan of allocation of the settlement fund and awarding of attorneys' fees and expenses to counsel for the lead plaintiffs. No appeals challenging the fairness of the $2.85 billion settlement amount were filed. As a result of the appeals, Cendant was not required to immediately fund the settlement amount of $2.85 billion. However, the settlement agreement required Cendant to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000. Accordingly, on November 13, 2000, Cendant posted a surety bond in the amount of $790 million and letters of credit aggregating $1.71 billion. Cendant also had the option of forming a trust established for the benefit of the plaintiffs in lieu of posting collateral. On November 13, 2000, Cendant funded such trust with a cash deposit of approximately $350 million. Cendant is also required to make additional minimum deposits of $600 million, $800 million and $800 million during 2001, 2002 and 2003, respectively. Such deposits will serve to reduce the amount of collateral required to be posted under the settlement agreement. Please see Cendant's Form 8-K, dated December 27, 1999, for a description of the agreement to settle the common stock class action litigation.

   On August 28, 2001, the United States Court of Appeals for the Third Circuit (the "Third Circuit") issued two decisions resolving all appeals from the August 15, 2000 orders of the United States District Court for the District of New Jersey (the "District Court") that, INTER ALIA, (1) approved Cendant's proposed $2.85 billion settlement of the principal securities class action pending against it styled IN RE CENDANT CORPORATION LITIGATION, No. 98-cv-1664 (D.N.J.) (the "CalPERS Action"), (2) overruled all objections to the settlement of the CalPERS Action, (3) approved the plan of allocation for the settlement proceeds, and (4) awarded attorney's fees and expenses to counsel for the lead plaintiffs and the class in the CalPERS action. In one decision, the Third Circuit affirmed the District Court's decision overruling the objections to the settlement made by the plaintiff in a derivative action pending against Cendant. In the second, the Third Circuit affirmed the District Court's finding that the settlement of the CalPERS Action is fair, reasonable and adequate, and affirmed the District Court's decision overruling the objections to the settlement and the plan of allocation made by a number of class members. Also in the second decision, the Third Circuit vacated the District Court's award of attorneys' fees and expenses to counsel for the lead plaintiffs and the class, and remanded the action to the District Court for additional proceedings on this issue. The vacatur and remand of the attorneys' fees and expenses issue is not expected to have any effect on the finality of the settlement. As a result of the Third Circuit's decisions, unless the Third Circuit's findings are appealed to the Supreme Court of the United States within three months, Cendant will be required to fund the settlement no earlier than the end of March 2002. As of August 30, 2001, Cendant's unfunded settlement obligation was approximately $2.1 billion. As Cendant continues to make quarterly payments of $250 million to reduce its outstanding obligation, the unfunded obligation is projected to be approximately $1.41 billion in March 2002, consisting of a $1.25 billion principal obligation and $160 in million accrued interest. In anticipation of the final settlement payment, Cendant established a $1.75 billion committed revolving credit facility maturing in August 2003. In addition, as of August 30, 2001, Cendant had approximately $2.8 billion of cash on hand. Accordingly, Cendant anticipates that it will use a combination of available cash, operating cash flow and revolving credit facility borrowings to fund the settlement obligation when due.

   The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including Cendant Mortgage Corporation.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Servicing Compensation and Payment of Expenses" "--Prepayment Interest Shortfalls" and "Advances" below. If any Servicer fails to fulfill its obligations under the applicable servicing agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Trust Agreement.

   Generally, the Sellers will retain ownership of the servicing rights with respect to the Mortgage Loans serviced by the Servicers and may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, without cause, subject to the conditions set forth in the Trust Agreement and the related servicing agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, if the successor servicer is not at that time already a Servicer of Mortgage Loans for the Trust Fund, that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates (determined without regard to the Class A4 Certificate Insurance Policy).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") equal to a portion of the investment earnings derived from principal and interest collections received on the Mortgage Loans on deposit in the Collection Account established by the Master Servicer and invested in certain eligible investments prior to their remittance to the Trustee on the Deposit Date. See "Description of the Certificates -- Example of Distributions" herein. Each Servicer will be paid a monthly fee

(a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated as 0.25% annually (the "Servicing Fee Rate") of the outstanding principal balance of each related Mortgage Loan as of the first day of the related Due Period.

   Each Servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of
(1) any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer; (2) certain customary fees and charges (including prepayment penalties) paid by borrowers and (3) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls.

   The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

PREPAYMENT INTEREST SHORTFALLS

   When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date.

   Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of that compensation. Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer as described above and any Relief Act Reductions that are allocable to the Class A4 Certificates will be covered initially by the Class A4 Reserve Fund established for the Class A4 Certificates and, upon depletion of the Class A4 Reserve Fund, by the Class A4 Certificate Insurance Policy to the extent described herein.

ADVANCES

   Each Servicer will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated in its capacity as successor Servicer to make any such Advances if any Servicer fails to do so, and the Trustee (solely in its capacity as successor servicer) will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, each Servicer or the Trustee, in its capacity as successor servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

   The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act (except with respect to the Class A4 Certificates as discussed above).

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

   The Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

   The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

   The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

CERTAIN RIGHTS RELATED TO FORECLOSURE

   Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class B6 Certificates; when the Class B6 Certificates are no longer outstanding, to the holders of the Class B5 Certificates; and when the Class B5 Certificates are no longer outstanding, to the holders of the Class B4 Certificates. These rights could include (1) the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan, (2) the right to request that the Master Servicer or the Servicers take certain actions with respect to defaulted Mortgage Loans and (3) the right to purchase certain defaulted Mortgage Loans from the Trust Fund. The exercise of a right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.

                               TRUST AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of November 1, 2001 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Department, SASCO 2001-17.

ASSIGNMENT OF MORTGAGE LOANS

   The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled

Payments due on that date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the applicable Servicer of such Mortgage Loan.

   As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents,
(3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan), and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

   One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

   Pursuant to the terms of the various transfer agreements (each, a "Sale Agreement") whereby the Mortgage Loans were purchased by Lehman Capital or Lehman Bank, each transferor of Mortgage Loans (a "Transferor"), has made or assigned, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date"), to Lehman Capital or Lehman Bank, as applicable, certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." Each Seller's rights under each Sale Agreement will be assigned by the respective Seller to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the Offered Certificates. Within the period of time specified in the applicable Sale Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

   Pursuant to the terms of a mortgage loan sale and assignment agreement (the "Lehman Capital Sale and Assignment Agreement") whereby certain Mortgage Loans owned by Lehman Capital will be purchased by the Depositor, Lehman Capital will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, Lehman Capital will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above.

   Pursuant to the terms of a mortgage loan sale and assignment agreement (the "Lehman Bank Sale and Assignment Agreement") whereby certain Mortgage Loans owned by Lehman Bank will be purchased by the Depositor, Lehman Bank (in the case of those Mortgage Loans originated by the Transferors other than Lehman Bank) will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, Lehman Bank will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above. In the case of those Mortgage Loans originated by Lehman Bank, Lehman Bank will be required to make the more extensive representations and warranties addressing the various characteristics of the Mortgage Loans from the date of origination by Lehman Bank, which will generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." In the event of a breach of any such representations and warranty that materially and adversely affects the interests of the holders of the Offered Certificates in a Mortgage Loan, Lehman Bank will be obligated to cure such breach or repurchase the affected Mortgage Loans, in the same manner as described above.

   To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the related Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

VOTING RIGHTS

   The Interest-Only Certificates will be allocated 5% of all voting rights, the Class E Certificates will be allocated 0.50% of all voting rights, the Class P Certificates will be allocated 0.50% of all voting rights and the remaining classes of Certificates will be allocated 94.00% of all voting rights under the Trust Agreement. Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts or Class Notional Amounts, and among Certificates of each Class in proportion to their Percentage Interests. On or after the date, if any, on which the Certificate Insurer has paid a claim under the Class A4 Certificate Insurance Policy, the Certificate Insurer will be entitled to exercise all consent, voting or related rights of the holders of Class A4 Certificates.

                 YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

   The yields to maturity (or to early termination) of the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool; the yields on the Class A4 Certificates will be affected by the rate of principal payments on the Mortgage Loans in Pools 1, 3, and 4, and the yields on the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in all four Mortgage Pools. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans in the related Mortgage Pool relating to the Certificates as described above, the purchase prices for such Certificates and other factors.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors (such as, for example, prepayments in full due to refinancings resulting from solicitations by mortgage loan providers, including the Servicers and their affiliates). In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

   The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

   Approximately 19.21%, 18.21% and 100% of the Pool 1, Pool 3 and Pool 4, respectively, Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Penalty Amount") during the first one to five years after origination (the "Penalty Period"). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months' interest on any amount prepaid in excess of 20%. No Prepayment Penalty Amount is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Penalty Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Penalty Amounts during the applicable Penalty Period. Prepayment Penalty Amounts will not be included in the Available Distribution Amount and will not be available to make distributions on the Certificates.

   The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The rate and timing of principal prepayments on the Mortgage Loans in any Mortgage Pool, which have Mortgage Rates and original terms to maturity that differ from those of the Mortgage Loans in the other Mortgage Pools, may differ significantly from the rate and timing of prepayments on the Mortgage Loans in the other Mortgage Pools.

   From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the related Sale and Assignment Agreement, each Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the related Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the related Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

   Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

   As described herein, approximately 4.02% of the Mortgage Loans in Pool 1, approximately 10.21% of the Mortgage Loans in Pool 3 and approximately 14.30% of the Mortgage Loans in Pool 4 do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on such Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

   As described under "Description of the Certificates" herein, principal prepayments on the Mortgage Loans in a Mortgage Pool (or the applicable Non-AP Percentage thereof) will be allocated to the related Senior Certificates (other than any Class AP Certificates), as a group, during the first five years following the Closing Date (except as described herein). The entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 3 Mortgage Loans otherwise allocable to the Group 3 Senior Certificates (other than the Class 3-AP Certificates) during such five-year period will be allocated to the Class 3-A1 and 3-A2 Certificates, thus accelerating the payment of such Certificates while slowing the payment to the Class 3-A3 Certificates. Similarly, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 4 Mortgage Loans otherwise allocable to the Group 4 Senior Certificates (other than the Class 4-AP Certificates) during such five-year period will be allocated to the Class 4-A1, 4-A2 and 4-A3 Certificates, thus accelerating the payment of such Certificates while slowing the payment to the Class 4-A7 Certificates.

   The yields on the Offered Certificates (other than the Class A4 Certificates to the extent covered by the Class A4 Certificate Insurance Policy and the Class A4 Reserve Fund) may be adversely affected by Net Prepayment Interest Shortfalls and Relief Act Reductions.

    Yields on the Offered Certificates will be affected by the exercise by the Master Servicer of its right to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of the Mortgage Loans" herein, or by the failure of the Master Servicer to exercise that right. Prospective purchasers of Certificates of a Certificate Group should consider that disproportionately high rates of prepayments of Mortgage Loans in the other pools could result in the Master Servicer exercising its right to repurchase the Mortgage Loans even though a substantial proportion of the Mortgage Loans relating to such Certificate Group remain outstanding.

   If the purchaser of a Certificate offered at a discount from its initial principal amount, particularly the Principal-Only Certificates, calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Principal-Only Certificates should carefully consider that a slower than anticipated rate of prepayment on the Discount Mortgage Loans in the related Mortgage Pool could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium, particularly an Interest-Only Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Interest-Only Certificates should carefully consider that a faster than anticipated rate of prepayments on the Mortgage Loans in the related Mortgage Pool could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments. See "Risk Factors -- Special Risks for Certain Classes of Certificates" herein and "--Sensitivity of Certain Classes of Certificates" below.

   The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SENSITIVITY OF CERTAIN CLASSES OF CERTIFICATES

   SENSITIVITY OF THE LIBOR CERTIFICATES. The yields of the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 1-A2 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates. The maximum Interest Rate on the Class 1-A2 Certificates is 8.50% per annum (which would occur whenever LIBOR equals or exceeds 7.95%).

   Conversely, investors in the Class 1-A3 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that the Interest Rate on the Class 1-A3 Certificates can fall as low as 0.00% (which will occur whenever LIBOR equals or exceeds 7.95% for the Class 1-A3 Certificates). Investors considering the purchase of Class 1-A3 Certificates in the expectation that LIBOR will decline over time, thus increasing the Interest Rate on that Class, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the Mortgage Loans may experience rapid rates of prepayments; this may result in a rapid decline in the Class Notional Amount of the Class 1-A3 Certificates.

   Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level or LIBOR.

   SENSITIVITY OF PRINCIPAL-ONLY AND INTEREST-ONLY CERTIFICATES. The yields of the Principal-Only Certificates will be sensitive, and the yields of the Interest-Only Certificates will be extremely sensitive, to the rate and timing of principal prepayments on the related Mortgage Loans.

   The Class AP Certificates (and the Class 2-A5(6) Component) will be sensitive to prepayments on the Discount Mortgage Loans in the related Mortgage Pool. Prospective investors in the Class AP Certificates (and the Class 2-A5 Certificates to the extent of the Class 2-A5(6) Component) should consider the risk that a slower than anticipated rate of prepayments (including liquidations, insurance payments and repurchases due to breaches of representations and warranties) on the Discount Mortgage Loans in the related Mortgage Pool, which have Mortgage Rates that are lower than those of the other Mortgage Loans in their respective Mortgage Pool and may therefore be less likely to prepay, could result in actual yields that are lower than the anticipated yields.

   Prospective investors in the Class 1-AP, Class 3-AP and Class 4-AP Certificates should also consider the effect of the rate of prepayments of the Mortgage Loans in the related Mortgage Pool that provide only for monthly payments of interest for the first ten years following origination. See "Risk Factors -- Mortgage Loans with Interest-Only Payments" herein.

   Prospective investors in the Class 1-A3, Class 1-A6, Class 1-AX, Class 2-A3, Class 2-A6, Class 2-AX, Class 3-AX, Class 4-A5, Class 4-A6 and 4-AX Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans in the related Mortgage Pool could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

   The sensitivity of the Class 2-A5 Certificates to prepayments on the Mortgage Loans may be difficult to predict. For example, rapid rates of prepayments on the related Mortgage Loans will adversely affect the Interest-Only Components, and there can be no assurance that such adverse yield effect will be offset by a rapid rate of prepayment of Mortgage Loans related to the Principal-Only Component.

   The Class 2-A12 Certificates will provide credit support to the Class 2-A5 Certificates. All Realized Losses that would otherwise be allocable to the Class 2-A5 Certificates will be allocated instead to the Class 2-A12 Certificates, until the Class Principal Balance thereof has been reduced to zero.

   To illustrate the significance of prepayments on the yields on these Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the constant percentages of the applicable prepayment assumption (the "Prepayment Assumption" as described below) shown and, in the case of the Class 1-A3 Certificates, specified levels of LIBOR. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount or Class Notional Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount or Class Notional Amount described in clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (Such weighted average lives are shown for illustrative purposes only in the case of the Interest-Only Certificates. Such Certificates are not entitled to distributions of principal and therefore have no weighted average lives.) The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

   Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the applicable Mortgage Pool, the Modeling Assumptions set forth under "--Weighted Average Life" below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Principal Amounts or Class Notional Amounts, as applicable), exclusive of accrued interest for each Class of Non-AP Senior Certificates is as set forth below and (2) the initial Class Principal Amounts of the Class 1-AP, Class 3-AP and Class 4-AP Certificates and the initial Class Notional Amounts and Certificate Interest Rates of the Interest-Only Certificates are as set forth or described herein.

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A3 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 10.000%)

       LEVEL OF LIBOR(%)             PERCENTAGE OF PREPAYMENT ASSUMPTION
------------------------------  ----------------------------------------------
                                   0%      50%     100%     150%       200%
                                ------- -------  ------- ---------  ---------
2.10...........................   64.7%   50.9%    34.8%     15.5%     (6.1)%
3.10...........................   52.7%   39.1%    22.6%      2.5%    (19.5)%
4.10...........................   40.9%   27.4%    10.2%    (10.9)%   (33.6)%
7.95 or higher.................    **      **       **        **        **
Weighted Average Life in
 Years.........................   19.5     6.3      3.2       2.1       1.6

------------
*      Corporate bond equivalent analysis
**     Yields are lower than (99.99%)

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A6 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 21.000%)

                                    PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 ------------------------------------------
                                    0%      50%     100%    150%     200%
                                 ------- -------  ------- -------  -------
Yield* .........................   33.3%   33.3%    32.5%   28.5%    19.6%
Weighted Average Life in Years     25.2    20.9     12.8     7.6      4.9

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-AP CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 69.000%)

                                  PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ----------------------------------------
                                  0%     50%     100%    150%     200%
                                ------ ------  ------- -------  -------
Yield*.........................   2.0%   5.4%    10.0%   14.9%    20.1%
Weighted Average Life in
 Years.........................  19.1    7.9      4.5     3.0      2.2

------------
*      Corporate bond equivalent analysis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-AX CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 13.594%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                -----------------------------------------
                                   0%      50%     100%    150%    200%
                                ------- -------  ------- -------  ------
Yield*.........................   52.4%   41.1%    29.2%   16.5%    3.0%
Weighted Average Life in
 Years.........................   20.5     8.1      4.5     3.0     2.2

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A3 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 11.000%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ------------------------------------------
                                   0%     150%     300%    450%     600%
                                ------- -------  ------- -------  -------
Yield* ........................   60.0%   39.3%    39.3%   39.3%    37.9%
Weighted Average Life in
 Years.........................    9.3     3.1      3.1     3.1      3.0

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A5 CERTIFICATES
               (ASSUMED PURCHASE PRICE PERCENTAGE OF 102.688%)

                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                -------------------------------------
                                  0%     150%   300%    450%   600%
                                ------ ------  ------ ------  ------
Yield* ........................   7.2%    7.0%   7.0%   7.0%    7.1%
Weighted Average Life in
 Years.........................  23.2    13.1    8.0    6.0     3.8

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A6 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 18.000%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ------------------------------------------
                                   0%     150%     300%    450%     600%
                                ------- -------  ------- -------  -------
Yield* ........................   37.9%   33.1%    33.1%   33.1%    29.7%
Weighted Average Life in
 Years.........................   17.9     7.0      7.0     7.0      5.8

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-AX CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 14.625%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ------------------------------------------
                                   0%     150%     300%    450%     600%
                                ------- -------  ------- -------  -------
Yield* ........................   45.8%   38.3%    30.7%   22.8%    14.8%
Weighted Average Life in
 Years.........................   19.8     9.2      5.6     4.0      3.1

------------
*      Corporate bond equivalent analysis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 3-A5 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 30.000%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                 ---------------------------------------
                                   0%     150%   300%    450%     600%
                                 ------ ------  ------ -------  -------
Yield* .........................   5.2%    5.7%   8.7%   17.8%    26.1%
Weighted Average Life in Years    25.3    22.8   15.0     7.1      4.9

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 3-AP CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 68.000%)

                                  PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ---------------------------------------
                                  0%     150%   300%    450%     600%
                                ------ ------  ------ -------  -------
Yield*.........................   2.2%   4.9%    8.0%   11.0%    13.7%
Weighted Average Life in
 Years.........................  18.5    8.9     5.6     4.0      3.2

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 3-AX CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 16.250%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                -----------------------------------------
                                   0%     150%     300%    450%    600%
                                ------- -------  ------- -------  ------
Yield*.........................   41.0%   33.4%    25.6%   17.6%    9.4%
Weighted Average Life in
 Years.........................   20.2     9.3      5.6     4.0     3.2

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 4-A5 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 6.000%)

                                      PERCENTAGE OF PREPAYMENT ASSUMPTION
                                -----------------------------------------------
                                   0%       50%     100%     150%       200%
                                -------- -------  ------- ---------  ---------
Yield*.........................   137.0%   80.7%    12.5%    (44.9)%   (87.6)%
Weighted Average Life in
 Years.........................    11.5     1.7      1.0       0.7       0.6

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 4-A6 CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 20.000%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ------------------------------------------
                                   0%      50%     100%    150%     200%
                                ------- -------  ------- -------  -------
Yield*.........................   37.6%   37.6%    36.8%   26.4%    13.9%
Weighted Average Life in
 Years.........................   25.3    22.7     12.1     5.0      3.6

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 4-AP CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 69.000%)

                                  PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ---------------------------------------
                                  0%     50%    100%    150%     200%
                                ------ ------  ------ -------  -------
Yield*.........................   2.0%   5.4%    9.9%   14.9%    20.3%
Weighted Average Life in
 Years.........................  18.9    7.9     4.5     3.0      2.2

------------
*      Corporate bond equivalent analysis

          PRE-TAX YIELD* TO MATURITY OF THE CLASS 4-AX CERTIFICATES
                (ASSUMED PURCHASE PRICE PERCENTAGE OF 17.000%)

                                   PERCENTAGE OF PREPAYMENT ASSUMPTION
                                ------------------------------------------
                                   0%      50%     100%    150%    200%
                                ------- -------  ------- ------  --------
Yield*.........................   44.0%   32.8%    21.0%   8.5%    (4.8)%
Weighted Average Life in
 Years.........................   20.3     8.1      4.5    3.0      2.2

------------
*      Corporate bond equivalent analysis

   The Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Principal-Only or Interest-Only Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Principal-Only or Interest-Only Certificate.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

   On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them from the related Mortgage Pool on such Distribution Date. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

   As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans in each Mortgage Pool will be allocated first to the lowest ranking Component of the related Certificate Group, then to the higher ranking Components of such Certificate Group, in inverse order of priority, until the Component Principal Amount of each such Component has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates and Components of the related Certificate Group. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Component outstanding on such date.

WEIGHTED AVERAGE LIFE

   General. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

   PAC Certificates. Distributions of principal on the Class 2-A1 and Class 2-A2 Certificates (the "PAC Certificates") and the 2-A5(1) Component (the "PAC Component") will be made by reference to the PAC Principal Amount Schedule set forth in Annex B hereto, although there can be no assurance that such distributions will conform to such schedule on any Distribution Date. The PAC Principal Amount Schedule has been prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a Percentage of PSA. The Structuring Range for the PAC Certificates is 100% through 500% of PSA. There can be no assurance that the Class Principal Amounts of the PAC Certificates or the Component Principal Amount of the PAC Component will conform on any Distribution Date to the applicable PAC Principal Amount listed in the PAC Principal Amount Schedule, or that distributions of principal on such Classes or Component will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Ranges set forth above.

   If the Pool 2 Mortgage Loans prepay at rates that are generally below the expected range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce the aggregate Class Principal Amounts of the PAC Certificates and the Component Principal Amount of the PAC Component to their PAC Principal Amount, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly. Conversely, if the Pool 2 Mortgage Loans prepay at rates that are generally above the expected range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

   TAC Certificates. Principal distributions on the Class 2-A7, Class 2-A8, Class 2-A9 and Class 2-A10 Certificates (the "TAC Certificates") and the 2-A5(5) Component (the "TAC Component") are expected to be more stable than would be the case if the TAC Certificates and the TAC Component were not entitled to receive payments, to the extent of available principal, according to the applicable TAC Principal Amount Schedules set forth in Annex C hereto.

   Based on the Modeling Assumptions:

   o the TAC Certificates would receive principal distributions in accordance with (i) the TAC I Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 300% of PSA;
          (ii) the TAC III Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 475% of PSA; (iii) the TAC V Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of approximately 9.0% of CPR; (iv) the TAC VI Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 13.3% of CPR; (v) the TAC VII Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 8.0% of CPR; and (vi) the TAC VIII Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 16.75% of CPR.

   o the TAC Component would receive principal distributions in accordance with (i) the TAC II Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 300% of PSA and (ii) the TAC IV Principal Amount Schedule if the Pool 2 Mortgage Loans were to prepay at a constant rate of 750% of PSA.

   However, because the actual characteristics of the Mortgage Loans in Pool 2 may differ from those assumed in the Modeling Assumptions, and because such Mortgage Loans will not prepay at the constant rates described above or at any other prescribed constant rate, it is not likely that the TAC Certificates and the TAC Component will consistently receive principal distributions in accordance with the TAC Principal Amount Schedules. The TAC Principal Amount Schedules are attached as Annex C hereto.

   The Pool 2 Mortgage Loans may prepay at rates that are generally below the constant percentage of PSA used to derive the TAC Principal Amount Schedules. If this occurs, the Certificate Principal Amounts of the TAC Certificates and the Component Principal Amount of the TAC Component will not be reduced in accordance with the schedules, and the weighted average lives of the affected Classes of Certificates may be extended, perhaps significantly.

   Conversely, the Pool 2 Mortgage Loans may prepay at rates that are generally above the constant percentage of PSA used to derive the TAC Principal Amounts Schedules. If this occurs, and if the Class Principal Amounts of the Certificates supporting the TAC Certificates and the TAC Component have been reduced to zero, the weighted average lives of the affected Classes may be shortened, perhaps significantly.

   The entire Available Distribution Amount for Pool 2 will be distributed monthly on each Distribution Date and will not be retained for distribution on subsequent Distribution Dates. Thus, the likelihood that the TAC Certificates and the TAC Component will receive principal distributions in accordance with the TAC Principal Amount Schedules will not be enhanced by averaging high and low principal payments in different months.

   Support Certificates. The principal payment stability of the PAC Certificates and the TAC Certificates will be supported, in part, by the Class 2-A11 Certificates. In the case of the PAC Certificates, this support will also be provided by the TAC Certificates and the TAC Component.

   In general, the weighted average lives of the Certificates supporting other Classes of Certificates as described above will be more sensitive to Pool 2 Mortgage Loan prepayments than those of the Classes they are supporting. The Class 2-A11 Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

   To the extent that a low rate of principal payments on the Pool 2 Mortgage Loans results in the Available Distribution Amount for Pool 2 on any Distribution Date being equal to or less than the amount required to be distributed as principal on any Class of Certificates or any Component that pays principal in accordance with a schedule, the Class 2-A11 Certificates will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the Senior Principal Distribution Amount for Pool 2 being in excess of the amount needed to maintain scheduled payments on any Class of Certificates or Component, such excess funds will be applied, to the extent of the Pool 2 Senior Principal Distribution Amount, to the Class 2-A11 Certificates. Thus, a rapid rate of prepayments in respect of the Pool 2 Mortgage Loans may significantly shorten the weighted average lives of the Class 2-A11 Certificates, and a relatively slow rate of prepayments on such Pool 2 Mortgage Loans may significantly extend the weighted average lives of such Certificates.

   PSA. Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans in Group 1 and Group 4 is referred to as the "PPC Prepayment Assumption" and for Groups 2 and 3 Mortgage Loans is the Bond Market Association's Standard prepayment Assumption Model ("PSA"). PSA and the PPC Prepayment Assumption are both referred to herein as a "Prepayment Assumptions." The PPC Prepayment Assumption represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans for the life of such mortgage loans. A 100% PPC Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and additionally approximately 1.4545454545% (precisely 16/11 percent) per annum in each month thereafter until the eleventh month; beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% PPC Prepayment Assumption assumes prepayment rates equal to 0% of the PPC Prepayment Assumption, i.e. no prepayments; a 50% PPC Prepayment Assumption assumes prepayment rates equal to 50% of the PPC Prepayment Assumption, and so forth. Under PSA, a prepayment assumption of 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of a mortgage loan in the first month of the life of such mortgage loan and additional 0.2% in each month thereafter (for example, at an annual rate of 0.4% in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of such mortgage, 100% PSA assumes that the rate of prepayment remains consistent at 6% per annum. "CPR," the prepayment model used to derive certain of the TAC Principal Amount Schedules, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the related pool of Mortgage Loans for the life of such Mortgage Loans. The Prepayment Assumptions do not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

   The tables beginning on page S-104 were prepared based on the following additional assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts and the Interest Rates are as described in this Prospectus Supplement; (2) the first Scheduled Payment of principal and interest to be included in the Trust Fund is timely received on December 1, 2001; (3) principal prepayments are received in full on the last day of each month commencing in November 2001 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) there are no repurchases or substitutions of the Mortgage Loans; (6) there is no optional termination of the Trust Fund; (7) the Certificates are issued on November 30, 2001; (8) Distribution Dates occur on the 25th day of each month commencing in December 2001; (9) distributions of principal on the Class A4 Certificate are not restricted to increments of $1,000 and no withdrawals are made from the rounding account; and (10) the Mortgage Loans were assumed to have the following characteristics:

               ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                                             REMAINING
                                                      ORIGINAL   REMAINING     REMAINING      INTEREST
                        CURRENT           NET         TERM TO     TERM TO     AMORTIZATION      ONLY
        PRINCIPAL       MORTGAGE        MORTGAGE      MATURITY    MATURITY        TERM          TERM
       BALANCE ($)      RATE (%)        RATE (%)      (MONTHS)    (MONTHS)      (MONTHS)     (MONTHS)*
     -------------- --------------  --------------- ----------  ----------- --------------  -----------
1...  37,734,802.48   6.9402612449    6.6902612449      350         348           348             0
2...   6,639,515.00   7.3777258203    7.1277258203      360         358           358           118
3...   2,305,000.00   7.4324837310    7.1824837310(1)   360         359           359           119
4...  32,997,373.21   8.1486061263    7.8986061263      360         357           357             0
5... 142,731,824.11   7.7629205483    7.5123151059(1)   359         357           357             0

------------
(1)    This reflects Retained Interest; the actual Net Mortgage Rate is 6.80%.
* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a term specified

               ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                     ORIGINAL   REMAINING     REMAINING
                        CURRENT           NET        TERM TO     TERM TO     AMORTIZATION
        PRINCIPAL       MORTGAGE       MORTGAGE      MATURITY    MATURITY        TERM
       BALANCE ($)      RATE (%)       RATE (%)      (MONTHS)    (MONTHS)      (MONTHS)
     -------------- --------------  -------------- ----------  ----------- --------------
1...   5,018,979.45   6.5241558521   6.2741558521      353         351           351
2... 204,890,562.62   7.2526702210   7.0026702210      358         355           355
3...  91,136,799.36   7.3768552553   7.1268552553      360         357           357

               ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 3

                                                                                              REMAINING
                                                       ORIGINAL   REMAINING     REMAINING      INTEREST
                         CURRENT           NET         TERM TO     TERM TO     AMORTIZATION      ONLY
        PRINCIPAL        MORTGAGE        MORTGAGE      MATURITY    MATURITY        TERM          TERM
       BALANCE ($)       RATE (%)        RATE (%)      (MONTHS)    (MONTHS)      (MONTHS)     (MONTHS)*
     --------------- --------------  --------------- ----------  ----------- --------------  -----------
1...   8,379,942.80    6.4200779867    6.1700779867      345         343           343             0
2...     656,000.00    7.4641768293    7.2141768293      360         357           357           117
3...  14,157,618.08    7.3361892898    7.0861892898(1)   360         355           355            11
4...  25,775,999.78    7.8082346768    7.5582346768      360         357           357             0
5...  96,151,995.55    7.2508752242    6.9999778803(1)   359         357           357             0

------------
(1)    This reflects Retained Interest; the actual Net Mortgage Rate is 6.50%.
* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a term specified

               ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 4

                                                                                             REMAINING
                                                      ORIGINAL   REMAINING     REMAINING      INTEREST
                         CURRENT           NET        TERM TO     TERM TO     AMORTIZATION      ONLY
        PRINCIPAL        MORTGAGE       MORTGAGE      MATURITY    MATURITY        TERM          TERM
       BALANCE ($)       RATE (%)       RATE (%)      (MONTHS)    (MONTHS)      (MONTHS)     (MONTHS)*
     --------------- --------------  -------------- ----------  ----------- --------------  -----------
1...   5,340,277.09    7.2744200704   7.0244200704      328         326           326             0
2...   4,447,999.00    7.2738309406   7.0238309406      360         357           357            22
3...   4,207,450.37    7.7118786353   7.4618786353      360         356           356            86
4...  46,518,783.65    7.7398337811   7.4898337811      360         357           357             0

------------
* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a term specified.

   The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the PPC Prepayment Assumption or PSA, as specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the PPC Prepayment Assumption or PSA, as applicable.

   Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the PPC Prepayment Assumption or PSA, as specified.

   The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 1-A1 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%       50%     100%      150%     200%
----------------------------------  -------- -------  -------- --------  --------
Initial Percentage.................    100      100      100      100       100
November 2002......................     98       83       81       81        81
November 2003......................     96       64       61       61        61
November 2004......................     94       45       42       42        28
November 2005......................     92       26       23       23         0
November 2006......................     89       10        4        5         0
November 2007......................     87        0        0        0         0
November 2008......................     84        0        0        0         0
November 2009......................     81        0        0        0         0
November 2010......................     78        0        0        0         0
November 2011......................     74        0        0        0         0
November 2012......................     70        0        0        0         0
November 2013......................     65        0        0        0         0
November 2014......................     61        0        0        0         0
November 2015......................     55        0        0        0         0
November 2016......................     50        0        0        0         0
November 2017......................     44        0        0        0         0
November 2018......................     37        0        0        0         0
November 2019......................     30        0        0        0         0
November 2020......................     22        0        0        0         0
November 2021......................     14        0        0        0         0
November 2022......................      5        0        0        0         0
November 2023......................      0        0        0        0         0
November 2024......................      0        0        0        0         0
November 2025......................      0        0        0        0         0
November 2026......................      0        0        0        0         0
November 2027......................      0        0        0        0         0
November 2028......................      0        0        0        0         0
November 2029......................      0        0        0        0         0
November 2030......................      0        0        0        0         0
November 2031......................      0        0        0        0         0
                                    -------- -------  -------- --------  --------
Weighted Average Life in Years ....   13.8      2.8      2.6      2.6       2.2

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 1-A2 CERTIFICATES
                                ------------------------------------
DISTRIBUTION DATE                 0%     50%   100%    150%   200%
------------------------------  ------ -----  ------ ------  ------
Initial Percentage.............   100    100    100    100     100
November 2002..................    99     90     82     73      64
November 2003..................    98     79     61     45      31
November 2004..................    97     68     45     26      11
November 2005..................    96     59     32     13       0
November 2006..................    95     51     22      4       0
November 2007..................    93     44     14      0       0
November 2008..................    92     37      8      0       0
November 2009..................    90     32      4      0       0
November 2010..................    89     27      1      0       0
November 2011..................    87     23      0      0       0
November 2012..................    85     19      0      0       0
November 2013..................    82     15      0      0       0
November 2014..................    80     12      0      0       0
November 2015..................    77     10      0      0       0
November 2016..................    74      7      0      0       0
November 2017..................    71      5      0      0       0
November 2018..................    68      3      0      0       0
November 2019..................    64      2      0      0       0
November 2020..................    60      *      0      0       0
November 2021..................    56      0      0      0       0
November 2022..................    52      0      0      0       0
November 2023..................    47      0      0      0       0
November 2024..................    41      0      0      0       0
November 2025..................    35      0      0      0       0
November 2026..................    29      0      0      0       0
November 2027..................    22      0      0      0       0
November 2028..................    15      0      0      0       0
November 2029..................     7      0      0      0       0
November 2030..................     0      0      0      0       0
November 2031..................     0      0      0      0       0
                                ------ -----  ------ ------  ------
Weighted Average Life in
 Years.........................  19.5    6.3    3.2    2.1     1.6

------------
*      Indicates a rate between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 1-A5 CERTIFICATES
                                ------------------------------------
DISTRIBUTION DATE                 0%     50%   100%    150%   200%
------------------------------  ------ -----  ------ ------  ------
Initial Percentage.............   100    100    100    100     100
November 2002..................   100     95     82     68      53
November 2003..................    99     89     61     34      10
November 2004..................    99     85     47     15       0
November 2005..................    99     81     38      6       0
November 2006..................    98     79     34      3       0
November 2007..................    98     73     24      0       0
November 2008..................    97     63     14      0       0
November 2009..................    97     53      7      0       0
November 2010..................    96     45      2      0       0
November 2011..................    96     38      0      0       0
November 2012..................    95     32      0      0       0
November 2013..................    94     26      0      0       0
November 2014..................    93     21      0      0       0
November 2015..................    92     16      0      0       0
November 2016..................    91     12      0      0       0
November 2017..................    90      9      0      0       0
November 2018..................    89      5      0      0       0
November 2019..................    88      3      0      0       0
November 2020..................    87      *      0      0       0
November 2021..................    85      0      0      0       0
November 2022..................    84      0      0      0       0
November 2023..................    79      0      0      0       0
November 2024..................    69      0      0      0       0
November 2025..................    60      0      0      0       0
November 2026..................    49      0      0      0       0
November 2027..................    37      0      0      0       0
November 2028..................    25      0      0      0       0
November 2029..................    12      0      0      0       0
November 2030..................     0      0      0      0       0
November 2031..................     0      0      0      0       0
                                ------ -----  ------ ------  ------
Weighted Average Life in
 Years.........................  23.5    8.8    3.6    1.8     1.1

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 1-AP CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%       50%     100%      150%     200%
----------------------------------  -------- -------  -------- --------  --------
Initial Percentage.................    100      100      100      100       100
November 2002......................     99       92       84       77        70
November 2003......................     98       82       67       53        41
November 2004......................     96       72       53       37        24
November 2005......................     95       64       42       25        14
November 2006......................     94       57       33       18         9
November 2007......................     92       50       26       12         5
November 2008......................     90       44       20        8         3
November 2009......................     89       39       16        6         2
November 2010......................     87       35       12        4         1
November 2011......................     85       30       10        3         1
November 2012......................     82       27        8        2         *
November 2013......................     80       23        6        1         *
November 2014......................     77       20        5        1         *
November 2015......................     75       18        4        1         *
November 2016......................     72       15        3        *         *
November 2017......................     69       13        2        *         *
November 2018......................     65       11        2        *         *
November 2019......................     62       10        1        *         *
November 2020......................     58        8        1        *         *
November 2021......................     54        7        1        *         *
November 2022......................     49        6        *        *         *
November 2023......................     44        4        *        *         *
November 2024......................     39        4        *        *         *
November 2025......................     34        3        *        *         *
November 2026......................     28        2        *        *         *
November 2027......................     22        1        *        *         *
November 2028......................     15        1        *        *         *
November 2029......................      8        *        *        *         *
November 2030......................      *        *        *        *         *
November 2031......................      0        0        0        0         0
                                    -------- -------  -------- --------  --------
Weighted Average Life in Years ....   19.1      7.9      4.5      3.0       2.2

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 2-A1 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%      150%     300%      450%     600%
----------------------------------  ------- --------  -------- --------  --------
Initial Percentage.................   100      100       100      100       100
November 2002......................   100       98        98       98        98
November 2003......................    93       67        67       67        67
November 2004......................    87       29        29       29        29
November 2005......................    80        0         0        0         0
November 2006......................    72        0         0        0         0
November 2007......................    64        0         0        0         0
November 2008......................    55        0         0        0         0
November 2009......................    45        0         0        0         0
November 2010......................    35        0         0        0         0
November 2011......................    24        0         0        0         0
November 2012......................    12        0         0        0         0
November 2013......................     0        0         0        0         0
November 2014......................     0        0         0        0         0
November 2015......................     0        0         0        0         0
November 2016......................     0        0         0        0         0
November 2017......................     0        0         0        0         0
November 2018......................     0        0         0        0         0
November 2019......................     0        0         0        0         0
November 2020......................     0        0         0        0         0
November 2021......................     0        0         0        0         0
November 2022......................     0        0         0        0         0
November 2023......................     0        0         0        0         0
November 2024......................     0        0         0        0         0
November 2025......................     0        0         0        0         0
November 2026......................     0        0         0        0         0
November 2027......................     0        0         0        0         0
November 2028......................     0        0         0        0         0
November 2029......................     0        0         0        0         0
November 2030......................     0        0         0        0         0
November 2031......................     0        0         0        0         0
                                    ------- --------  -------- --------  --------
Weighted Average Life in Years ....   7.2      2.5       2.5      2.5       2.5

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 2-A2 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100    100     100    100     100
November 2002..................   100    100     100    100     100
November 2003..................   100    100     100    100     100
November 2004..................   100    100     100    100     100
November 2005..................   100     93      93     93      86
November 2006..................   100     65      65     65      40
November 2007..................   100     39      39     39      12
November 2008..................   100     17      17     17       0
November 2009..................   100      3       3      3       0
November 2010..................   100      0       0      0       0
November 2011..................   100      0       0      0       0
November 2012..................   100      0       0      0       0
November 2013..................    99      0       0      0       0
November 2014..................    88      0       0      0       0
November 2015..................    76      0       0      0       0
November 2016..................    63      0       0      0       0
November 2017..................    49      0       0      0       0
November 2018..................    34      0       0      0       0
November 2019..................    18      0       0      0       0
November 2020..................     1      0       0      0       0
November 2021..................     0      0       0      0       0
November 2022..................     0      0       0      0       0
November 2023..................     0      0       0      0       0
November 2024..................     0      0       0      0       0
November 2025..................     0      0       0      0       0
November 2026..................     0      0       0      0       0
November 2027..................     0      0       0      0       0
November 2028..................     0      0       0      0       0
November 2029..................     0      0       0      0       0
November 2030..................     0      0       0      0       0
November 2031..................     0      0       0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  15.8    5.7     5.7    5.7     4.9

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 2-A5 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   105     105    105    105      95
November 2003..................   111     111    111    111      83
November 2004..................   117     117    117    102      53
November 2005..................   123     123    114     65      21
November 2006..................   130     130     95     45      21
November 2007..................   137     137     82     37      21
November 2008..................   145     145     73     34      18
November 2009..................   153     153     62     32      10
November 2010..................   162     144     46     24       6
November 2011..................   172     124     31     17       4
November 2012..................   182     106     18     12       2
November 2013..................   193      89      8      9       1
November 2014..................   204      74      3      6       1
November 2015..................   216      59      2      4       1
November 2016..................   218      46      1      3       *
November 2017..................   215      34      1      2       *
November 2018..................   213      22      1      1       *
November 2019..................   210      12      *      1       *
November 2020..................   208       2      *      1       *
November 2021..................   189       *      *      *       *
November 2022..................   169       *      *      *       *
November 2023..................   147       *      *      *       *
November 2024..................   123       *      *      *       *
November 2025..................    97       *      *      *       *
November 2026..................    70       *      *      *       *
November 2027..................    40       *      *      *       *
November 2028..................     9       *      *      *       *
November 2029..................     *       *      *      *       *
November 2030..................     *       *      *      *       *
November 2031..................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  23.2    13.1    8.0    6.0     3.8

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 2-A7 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%      150%     300%      450%     600%
----------------------------------  ------- --------  -------- --------  --------
Initial Percentage.................   100      100       100      100       100
November 2002......................    88       75        61       61        61
November 2003......................    81       57        56       51        44
November 2004......................    72       37        36        0         0
November 2005......................    64       18         0        0         0
November 2006......................    54        1         0        0         0
November 2007......................    44        0         0        0         0
November 2008......................    34        0         0        0         0
November 2009......................    22        0         0        0         0
November 2010......................    10        0         0        0         0
November 2011......................     0        0         0        0         0
November 2012......................     0        0         0        0         0
November 2013......................     0        0         0        0         0
November 2014......................     0        0         0        0         0
November 2015......................     0        0         0        0         0
November 2016......................     0        0         0        0         0
November 2017......................     0        0         0        0         0
November 2018......................     0        0         0        0         0
November 2019......................     0        0         0        0         0
November 2020......................     0        0         0        0         0
November 2021......................     0        0         0        0         0
November 2022......................     0        0         0        0         0
November 2023......................     0        0         0        0         0
November 2024......................     0        0         0        0         0
November 2025......................     0        0         0        0         0
November 2026......................     0        0         0        0         0
November 2027......................     0        0         0        0         0
November 2028......................     0        0         0        0         0
November 2029......................     0        0         0        0         0
November 2030......................     0        0         0        0         0
November 2031......................     0        0         0        0         0
                                    ------- --------  -------- --------  --------
Weighted Average Life in Years ....   5.2      2.4       2.1      1.6       1.6

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 2-A8 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%      150%     300%      450%     600%
----------------------------------  ------- --------  -------- --------  --------
Initial Percentage.................   100      100       100      100       100
November 2002......................    92       84        75       75        75
November 2003......................    87       72        74       69        60
November 2004......................    82       58        36        0         0
November 2005......................    76       46         0        0         0
November 2006......................    70       40         0        0         0
November 2007......................    63       40         0        0         0
November 2008......................    56       40         0        0         0
November 2009......................    49       14         0        0         0
November 2010......................    41        0         0        0         0
November 2011......................    32        0         0        0         0
November 2012......................    23        0         0        0         0
November 2013......................    13        0         0        0         0
November 2014......................     3        0         0        0         0
November 2015......................     0        0         0        0         0
November 2016......................     0        0         0        0         0
November 2017......................     0        0         0        0         0
November 2018......................     0        0         0        0         0
November 2019......................     0        0         0        0         0
November 2020......................     0        0         0        0         0
November 2021......................     0        0         0        0         0
November 2022......................     0        0         0        0         0
November 2023......................     0        0         0        0         0
November 2024......................     0        0         0        0         0
November 2025......................     0        0         0        0         0
November 2026......................     0        0         0        0         0
November 2027......................     0        0         0        0         0
November 2028......................     0        0         0        0         0
November 2029......................     0        0         0        0         0
November 2030......................     0        0         0        0         0
November 2031......................     0        0         0        0         0
                                    ------- --------  -------- --------  --------
Weighted Average Life in Years ....   7.4      4.4       2.4      1.9       1.8


   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS 2-A9 CERTIFICATES
                                    -----------------------------------------------
DISTRIBUTION DATE                      0%       150%     300%      450%     600%
----------------------------------
Initial Percentage.................    100      100       100      100       100
November 2002......................     98       95        92       92        91
November 2003......................     96       92        42       17        15
November 2004......................     95       88         0        0         0
November 2005......................     93       84         0        0         0
November 2006......................     91       81         0        0         0
November 2007......................     89       63         0        0         0
November 2008......................     87       41         0        0         0
November 2009......................     85       13         0        0         0
November 2010......................     83        0         0        0         0
November 2011......................     77        0         0        0         0
November 2012......................     61        0         0        0         0
November 2013......................     43        0         0        0         0
November 2014......................     25        0         0        0         0
November 2015......................      5        0         0        0         0
November 2016......................      0        0         0        0         0
November 2017......................      0        0         0        0         0
November 2018......................      0        0         0        0         0
November 2019......................      0        0         0        0         0
November 2020......................      0        0         0        0         0
November 2021......................      0        0         0        0         0
November 2022......................      0        0         0        0         0
November 2023......................      0        0         0        0         0
November 2024......................      0        0         0        0         0
November 2025......................      0        0         0        0         0
November 2026......................      0        0         0        0         0
November 2027......................      0        0         0        0         0
November 2028......................      0        0         0        0         0
November 2029......................      0        0         0        0         0
November 2030......................      0        0         0        0         0
November 2031......................      0        0         0        0         0
                                    -------- --------  -------- --------  --------
Weighted Average Life in Years ....   10.8      6.1       1.8      1.6       1.5

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 2-A10 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%      150%     300%      450%     600%
----------------------------------  ------- --------  -------- --------  --------
Initial Percentage.................   100      100       100      100       100
November 2002......................    94       87        78       78        77
November 2003......................    90       77        24        0         0
November 2004......................    85       67         0        0         0
November 2005......................    81       57         0        0         0
November 2006......................    76       42         0        0         0
November 2007......................    70       22         0        0         0
November 2008......................    65        1         0        0         0
November 2009......................    59        0         0        0         0
November 2010......................    52        0         0        0         0
November 2011......................    45        0         0        0         0
November 2012......................    38        0         0        0         0
November 2013......................    30        0         0        0         0
November 2014......................    22        0         0        0         0
November 2015......................     5        0         0        0         0
November 2016......................     0        0         0        0         0
November 2017......................     0        0         0        0         0
November 2018......................     0        0         0        0         0
November 2019......................     0        0         0        0         0
November 2020......................     0        0         0        0         0
November 2021......................     0        0         0        0         0
November 2022......................     0        0         0        0         0
November 2023......................     0        0         0        0         0
November 2024......................     0        0         0        0         0
November 2025......................     0        0         0        0         0
November 2026......................     0        0         0        0         0
November 2027......................     0        0         0        0         0
November 2028......................     0        0         0        0         0
November 2029......................     0        0         0        0         0
November 2030......................     0        0         0        0         0
November 2031......................     0        0         0        0         0
                                    ------- --------  -------- --------  --------
Weighted Average Life in Years ....   8.6      4.1       1.5      1.3       1.3

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 2-A11 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   107     107    107     10       0
November 2003..................   114     114    114      0       0
November 2004..................   121     121    121      0       0
November 2005..................   130     130    130      0       0
November 2006..................   138     138    138      0       0
November 2007..................   148     148    148      0       0
November 2008..................   157     157    157      0       0
November 2009..................   168     168    168      0       0
November 2010..................   179     179    179      0       0
November 2011..................   191     191    191      0       0
November 2012..................   204     204    204      0       0
November 2013..................   218     218    218      0       0
November 2014..................   232     232    196      0       0
November 2015..................   248     248    159      0       0
November 2016..................   264     264    128      0       0
November 2017..................   282     282    103      0       0
November 2018..................   301     301     82      0       0
November 2019..................   321     321     65      0       0
November 2020..................   343     343     51      0       0
November 2021..................   366     303     40      0       0
November 2022..................   390     255     30      0       0
November 2023..................   416     212     23      0       0
November 2024..................   444     173     17      0       0
November 2025..................   474     138     12      0       0
November 2026..................   506     107      8      0       0
November 2027..................   539      79      6      0       0
November 2028..................   576      54      3      0       0
November 2029..................   414      32      2      0       0
November 2030..................   166      11      1      0       0
November 2031..................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  28.5    23.5   16.7    0.7     0.4

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 2-A12 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100    100     100    100     100
November 2002..................    99     96      93     90      87
November 2003..................    98     89      80     71      63
November 2004..................    97     80      64     51      39
November 2005..................    96     71      51     36      23
November 2006..................    94     64      41     25      13
November 2007..................    93     57      33     17       8
November 2008..................    91     51      26     12       4
November 2009..................    90     45      21      8       2
November 2010..................    88     40      17      6       1
November 2011..................    86     36      13      4       1
November 2012..................    84     32      11      3       1
November 2013..................    82     28       8      2       *
November 2014..................    79     25       7      1       *
November 2015..................    77     22       5      1       *
November 2016..................    74     19       4      1       *
November 2017..................    71     17       3      1       *
November 2018..................    68     15       3      *       *
November 2019..................    65     13       2      *       *
November 2020..................    61     11       2      *       *
November 2021..................    57      9       1      *       *
November 2022..................    53      8       1      *       *
November 2023..................    48      6       1      *       *
November 2024..................    43      5       1      *       *
November 2025..................    38      4       *      *       *
November 2026..................    32      3       *      *       *
November 2027..................    26      2       *      *       *
November 2028..................    20      2       *      *       *
November 2029..................    13      1       *      *       *
November 2030..................     5      *       *      *       *
November 2031..................     0      0       0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  19.8    9.0     5.4    3.8     3.0

------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS 3-A1 CERTIFICATES
                                    -----------------------------------------------
DISTRIBUTION DATE                      0%       150%     300%      450%     600%
----------------------------------  -------- --------  -------- --------  --------
Initial Percentage.................    100      100       100      100       100
November 2002......................     99       95        91       87        83
November 2003......................     97       85        73       61        50
November 2004......................     96       72        51       32        16
November 2005......................     94       60        33       11         0
November 2006......................     92       50        18        0         0
November 2007......................     91       41         8        0         0
November 2008......................     89       33         *        0         0
November 2009......................     87       27         0        0         0
November 2010......................     85       21         0        0         0
November 2011......................     83       17         0        0         0
November 2012......................     80       12         0        0         0
November 2013......................     78        9         0        0         0
November 2014......................     75        5         0        0         0
November 2015......................     72        2         0        0         0
November 2016......................     69        0         0        0         0
November 2017......................     65        0         0        0         0
November 2018......................     62        0         0        0         0
November 2019......................     58        0         0        0         0
November 2020......................     53        0         0        0         0
November 2021......................     49        0         0        0         0
November 2022......................     43        0         0        0         0
November 2023......................     38        0         0        0         0
November 2024......................     32        0         0        0         0
November 2025......................     26        0         0        0         0
November 2026......................     19        0         0        0         0
November 2027......................     12        0         0        0         0
November 2028......................      4        0         0        0         0
November 2029......................      0        0         0        0         0
November 2030......................      0        0         0        0         0
November 2031......................      0        0         0        0         0
                                    -------- --------  -------- --------  --------
Weighted Average Life in Years ....   18.0      5.8       3.3      2.4       2.0

------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 3-A2 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   100     100    100    100     100
November 2003..................   100     100    100    100     100
November 2004..................   100     100    100    100     100
November 2005..................   100     100    100    100      58
November 2006..................   100     100    100     71       0
November 2007..................   100     100    100     12       0
November 2008..................   100     100    100      0       0
November 2009..................   100     100     64      0       0
November 2010..................   100     100     39      0       0
November 2011..................   100     100     22      0       0
November 2012..................   100     100      9      0       0
November 2013..................   100     100      0      0       0
November 2014..................   100     100      0      0       0
November 2015..................   100     100      0      0       0
November 2016..................   100      95      0      0       0
November 2017..................   100      78      0      0       0
November 2018..................   100      63      0      0       0
November 2019..................   100      49      0      0       0
November 2020..................   100      37      0      0       0
November 2021..................   100      25      0      0       0
November 2022..................   100      16      0      0       0
November 2023..................   100       7      0      0       0
November 2024..................   100       0      0      0       0
November 2025..................   100       0      0      0       0
November 2026..................   100       0      0      0       0
November 2027..................   100       0      0      0       0
November 2028..................   100       0      0      0       0
November 2029..................    69       0      0      0       0
November 2030..................     9       0      0      0       0
November 2031..................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  28.3    18.2    8.8    5.4     4.1

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 3-A3 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   100     100    100    100     100
November 2003..................   100     100    100    100     100
November 2004..................   100     100    100    100     100
November 2005..................   100     100    100    100     100
November 2006..................   100     100    100    100     100
November 2007..................    99      96     93     90      64
November 2008..................    97      91     84     78      34
November 2009..................    95      84     74     63      18
November 2010..................    93      77     62     48      10
November 2011..................    91      68     49     35       6
November 2012..................    89      61     40     25       4
November 2013..................    87      54     32     18       3
November 2014..................    84      47     25     13       2
November 2015..................    82      42     20      9       1
November 2016..................    79      37     16      6       1
November 2017..................    76      32     12      4       *
November 2018..................    72      28     10      3       *
November 2019..................    69      24      8      2       *
November 2020..................    65      21      6      1       *
November 2021..................    61      18      5      1       *
November 2022..................    56      15      3      1       *
November 2023..................    51      12      3      *       *
November 2024..................    46      10      2      *       *
November 2025..................    41       8      1      *       *
November 2026..................    35       6      1      *       *
November 2027..................    28       5      1      *       *
November 2028..................    21       3      1      *       *
November 2029..................    14       2      *      *       *
November 2030..................     6       1      *      *       *
November 2031..................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  20.9    13.9   11.0    9.5     7.0

------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS 3-AP CERTIFICATES
                                    -----------------------------------------------
DISTRIBUTION DATE                      0%       150%     300%      450%     600%
----------------------------------  -------- --------  -------- --------  --------
Initial Percentage.................    100      100       100      100       100
November 2002......................     99       96        94       91        89
November 2003......................     97       89        81       73        66
November 2004......................     96       80        66       53        42
November 2005......................     94       72        53       38        26
November 2006......................     93       64        43       27        17
November 2007......................     91       57        34       20        10
November 2008......................     89       51        28       14         7
November 2009......................     87       45        22       10         4
November 2010......................     85       40        18        7         3
November 2011......................     83       36        14        5         2
November 2012......................     80       32        11        4         1
November 2013......................     78       28         9        3         1
November 2014......................     75       24         7        2         *
November 2015......................     72       21         6        1         *
November 2016......................     69       19         4        1         *
November 2017......................     66       16         3        1         *
November 2018......................     62       14         3        *         *
November 2019......................     59       12         2        *         *
November 2020......................     55       10         2        *         *
November 2021......................     50        8         1        *         *
November 2022......................     46        7         1        *         *
November 2023......................     41        6         1        *         *
November 2024......................     36        5         *        *         *
November 2025......................     30        3         *        *         *
November 2026......................     24        3         *        *         *
November 2027......................     18        2         *        *         *
November 2028......................     11        1         *        *         *
November 2029......................      4        *         *        *         *
November 2030......................      *        *         *        *         *
November 2031......................      0        0         0        0         0
                                    -------- --------  -------- --------  --------
Weighted Average Life in Years ....   18.5      8.9       5.6      4.0       3.2

------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 3-A5 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     150%   300%    450%   600%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   100     100    100    100     100
November 2003..................   100     100    100    100     100
November 2004..................   100     100    100    100     100
November 2005..................    99      99     99     99      99
November 2006..................    98      98     98     98      32
November 2007..................    96      96     96     96       0
November 2008..................    95      95     95     48       0
November 2009..................    94      94     94     14       0
November 2010..................    93      93     93      2       0
November 2011..................    92      92     92      *       0
November 2012..................    90      90     90      0       0
November 2013..................    89      89     86      0       0
November 2014..................    88      88     68      0       0
November 2015..................    87      87     54      0       0
November 2016..................    86      86     43      0       0
November 2017..................    84      84     34      0       0
November 2018..................    83      83     26      0       0
November 2019..................    82      82     21      0       0
November 2020..................    81      81     16      0       0
November 2021..................    80      80     12      0       0
November 2022..................    78      78      9      0       0
November 2023..................    77      77      7      0       0
November 2024..................    76      74      5      0       0
November 2025..................    75      59      4      0       0
November 2026..................    74      46      2      0       0
November 2027..................    72      34      1      0       0
November 2028..................    71      23      *      0       0
November 2029..................    70      14      0      0       0
November 2030..................    69       5      0      0       0
November 2031..................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  25.3    22.8   15.0    7.1     4.9

------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                               CLASS 4-A1 CERTIFICATES
                                    ----------------------------------------------
DISTRIBUTION DATE                      0%       50%     100%      150%     200%
----------------------------------  -------- -------  -------- --------  --------
Initial Percentage.................    100      100      100      100       100
November 2002......................     98       72       46       20         0
November 2003......................     95       39        0        0         0
November 2004......................     92       10        0        0         0
November 2005......................     88        0        0        0         0
November 2006......................     85        0        0        0         0
November 2007......................     81        0        0        0         0
November 2008......................     78        0        0        0         0
November 2009......................     74        0        0        0         0
November 2010......................     69        0        0        0         0
November 2011......................     64        0        0        0         0
November 2012......................     59        0        0        0         0
November 2013......................     53        0        0        0         0
November 2014......................     46        0        0        0         0
November 2015......................     40        0        0        0         0
November 2016......................     32        0        0        0         0
November 2017......................     24        0        0        0         0
November 2018......................     16        0        0        0         0
November 2019......................      6        0        0        0         0
November 2020......................      0        0        0        0         0
November 2021......................      0        0        0        0         0
November 2022......................      0        0        0        0         0
November 2023......................      0        0        0        0         0
November 2024......................      0        0        0        0         0
November 2025......................      0        0        0        0         0
November 2026......................      0        0        0        0         0
November 2027......................      0        0        0        0         0
November 2028......................      0        0        0        0         0
November 2029......................      0        0        0        0         0
November 2030......................      0        0        0        0         0
November 2031......................      0        0        0        0         0
                                    -------- -------  -------- --------  --------
Weighted Average Life in Years ....   11.5      1.7      1.0      0.7       0.6

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 4-A2 CERTIFICATES
                                ------------------------------------
DISTRIBUTION DATE                 0%     50%   100%    150%   200%
------------------------------  ------ -----  ------ ------  ------
Initial Percentage.............   100    100    100    100     100
November 2002..................   100    100    100    100      96
November 2003..................   100    100     93     66      41
November 2004..................   100    100     66     33       8
November 2005..................   100     90     44     11       0
November 2006..................   100     76     26      0       0
November 2007..................   100     65     15      0       0
November 2008..................   100     55      7      0       0
November 2009..................   100     47      2      0       0
November 2010..................   100     40      0      0       0
November 2011..................   100     34      0      0       0
November 2012..................   100     30      0      0       0
November 2013..................   100     25      0      0       0
November 2014..................   100     21      0      0       0
November 2015..................   100     18      0      0       0
November 2016..................   100     15      0      0       0
November 2017..................   100     12      0      0       0
November 2018..................   100     10      0      0       0
November 2019..................   100      7      0      0       0
November 2020..................    98      5      0      0       0
November 2021..................    91      4      0      0       0
November 2022..................    84      2      0      0       0
November 2023..................    76      1      0      0       0
November 2024..................    68      0      0      0       0
November 2025..................    59      0      0      0       0
November 2026..................    49      0      0      0       0
November 2027..................    39      0      0      0       0
November 2028..................    27      0      0      0       0
November 2029..................    16      0      0      0       0
November 2030..................     4      0      0      0       0
November 2031..................     0      0      0      0       0
                                ------ -----  ------ ------  ------
Weighted Average Life in
 Years.........................  24.6    9.1    4.1    2.6     1.9

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 4-A3 CERTIFICATES
                                ------------------------------------
DISTRIBUTION DATE                 0%     50%   100%    150%   200%
------------------------------  ------ -----  ------ ------  ------
Initial Percentage.............   100    100    100    100     100
November 2002..................   100    100    100    100      96
November 2003..................   100    100     93     66      41
November 2004..................   100    100     66     33       8
November 2005..................   100     90     44     11       0
November 2006..................   100     76     26      0       0
November 2007..................   100     65     15      0       0
November 2008..................   100     55      7      0       0
November 2009..................   100     47      2      0       0
November 2010..................   100     40      0      0       0
November 2011..................   100     34      0      0       0
November 2012..................   100     30      0      0       0
November 2013..................   100     25      0      0       0
November 2014..................   100     21      0      0       0
November 2015..................   100     18      0      0       0
November 2016..................   100     15      0      0       0
November 2017..................   100     12      0      0       0
November 2018..................   100     10      0      0       0
November 2019..................   100      7      0      0       0
November 2020..................    98      5      0      0       0
November 2021..................    91      4      0      0       0
November 2022..................    84      2      0      0       0
November 2023..................    76      1      0      0       0
November 2024..................    68      0      0      0       0
November 2025..................    59      0      0      0       0
November 2026..................    49      0      0      0       0
November 2027..................    39      0      0      0       0
November 2028..................    27      0      0      0       0
November 2029..................    16      0      0      0       0
November 2030..................     4      0      0      0       0
November 2031..................     0      0      0      0       0
                                ------ -----  ------ ------  ------
Weighted Average Life in
 Years.........................  24.6    9.1    4.1    2.6     1.9

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 4-A7 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     50%    100%    150%   200%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   100     100    100    100     100
November 2003..................   100     100    100    100     100
November 2004..................   100     100    100    100     100
November 2005..................   100     100    100    100      82
November 2006..................   100     100    100    100      29
November 2007..................    99      96     92     68       5
November 2008..................    97      90     83     40       0
November 2009..................    96      83     72     24       0
November 2010..................    94      75     59     15       0
November 2011..................    92      66     46     10       0
November 2012..................    90      58     36      7       0
November 2013..................    87      51     28      5       0
November 2014..................    85      45     22      3       0
November 2015..................    82      39     17      2       0
November 2016..................    79      34     13      1       0
November 2017..................    76      29     10      1       0
November 2018..................    73      25      8      1       0
November 2019..................    69      22      6      *       0
November 2020..................    65      18      4      *       0
November 2021..................    61      15      3      *       0
November 2022..................    57      13      2      *       0
November 2023..................    52      11      2      *       0
November 2024..................    46       9      2      *       0
November 2025..................    41       7      1      *       0
November 2026..................    34       5      1      *       0
November 2027..................    28       4      1      *       0
November 2028..................    21       2      *      *       0
November 2029..................    14       1      *      *       0
November 2030..................     6       1      *      *       0
November 2031 .................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  21.0    13.5   10.6    7.3     4.7

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                      CLASS 4-AP CERTIFICATES
                                ------------------------------------
DISTRIBUTION DATE                 0%     50%   100%    150%   200%
------------------------------  ------ -----  ------ ------  ------
Initial Percentage.............   100    100    100    100     100
November 2002..................    99     92     84     77      69
November 2003..................    99     82     67     53      41
November 2004..................    97     73     53     37      24
November 2005..................    96     65     42     25      14
November 2006..................    94     57     33     17       8
November 2007..................    93     51     26     12       5
November 2008..................    91     45     20      8       3
November 2009..................    89     39     16      6       2
November 2010..................    87     35     12      4       1
November 2011..................    85     30     10      3       1
November 2012..................    83     27      8      2       *
November 2013..................    80     23      6      1       *
November 2014..................    78     20      5      1       *
November 2015..................    75     18      3      1       *
November 2016..................    72     15      3      *       *
November 2017..................    68     13      2      *       *
November 2018..................    65     11      2      *       *
November 2019..................    61      9      1      *       *
November 2020..................    57      8      1      *       *
November 2021..................    52      7      1      *       *
November 2022..................    47      5      *      *       *
November 2023..................    42      4      *      *       *
November 2024..................    37      3      *      *       *
November 2025..................    31      3      *      *       *
November 2026..................    24      2      *      *       *
November 2027..................    18      1      *      *       *
November 2028..................    10      1      *      *       *
November 2029..................     6      *      *      *       *
November 2030..................     3      *      *      *       *
November 2031 .................     0      0      0      0       0
                                ------ -----  ------ ------  ------
Weighted Average Life in
 Years.........................  18.9    7.9    4.5    3.0     2.2

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A4 CERTIFICATES**
                                -------------------------------------
DISTRIBUTION DATE                 0%     50%    100%    150%   200%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................   100     100    100    100     100
November 2003..................   100     100    100    100     100
November 2004..................   100     100    100    100     100
November 2005..................    99      99     99     99      66
November 2006..................    98      98     98     81      24
November 2007..................    96      96     96     54       5
November 2008..................    95      95     95     32       0
November 2009..................    94      94     94     19       0
November 2010..................    93      93     87     12       0
November 2011..................    92      92     73      8       0
November 2012..................    90      90     57      6       0
November 2013..................    89      89     44      4       0
November 2014..................    88      88     35      3       0
November 2015..................    87      87     27      2       0
November 2016..................    86      86     21      1       0
November 2017..................    84      84     16      1       0
November 2018..................    83      83     12      1       0
November 2019..................    82      82      9      *       0
November 2020..................    81      81      7      *       0
November 2021..................    80      72      5      *       0
November 2022..................    78      63      4      *       0
November 2023..................    77      53      3      *       0
November 2024..................    76      44      2      *       0
November 2025..................    75      35      1      *       0
November 2026..................    74      26      1      *       0
November 2027..................    72      19      *      *       0
November 2028..................    71      13      *      *       0
November 2029..................    70       8      *      *       0
November 2030..................    58       3      *      *       0
November 2031 .................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  25.2    21.3   12.4    6.8     4.5

------------
*      Indicates a value between 0.0% and 0.5%
** The weighted average lives shown for the Class A4 Certificates apply to the Class A4 Certificates as a group and, because principal distributions on the Class A4 Certificates will be made on the basis of requests for distributions or by random lot, are not likely to reflect the experience of any particular investor, even if the Mortgage Loans were to prepay at the constant rates assumed.

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS R CERTIFICATES
                                    ---------------------------------------------
DISTRIBUTION DATE                      0%      50%     100%      150%     200%
----------------------------------  ------- -------  -------- --------  --------
Initial Percentage.................   100      100      100      100       100
November 2002......................     0        0        0        0         0
November 2003......................     0        0        0        0         0
November 2004......................     0        0        0        0         0
November 2005......................     0        0        0        0         0
November 2006......................     0        0        0        0         0
November 2007......................     0        0        0        0         0
November 2008......................     0        0        0        0         0
November 2009......................     0        0        0        0         0
November 2010......................     0        0        0        0         0
November 2011......................     0        0        0        0         0
November 2012......................     0        0        0        0         0
November 2013......................     0        0        0        0         0
November 2014......................     0        0        0        0         0
November 2015......................     0        0        0        0         0
November 2016......................     0        0        0        0         0
November 2017......................     0        0        0        0         0
November 2018......................     0        0        0        0         0
November 2019......................     0        0        0        0         0
November 2020......................     0        0        0        0         0
November 2021......................     0        0        0        0         0
November 2022......................     0        0        0        0         0
November 2023......................     0        0        0        0         0
November 2024......................     0        0        0        0         0
November 2025......................     0        0        0        0         0
November 2026......................     0        0        0        0         0
November 2027......................     0        0        0        0         0
November 2028......................     0        0        0        0         0
November 2029......................     0        0        0        0         0
November 2030......................     0        0        0        0         0
November 2031 .....................     0        0        0        0         0
                                    ------- -------  -------- --------  --------
Weighted Average Life in Years ....   0.1      0.1      0.1      0.1       0.1

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                        CLASS B1 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     50%    100%    150%   200%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................    99      99     99     99      99
November 2003..................    98      98     98     98      98
November 2004..................    97      97     97     97      97
November 2005..................    96      96     96     96      96
November 2006..................    95      95     95     95      95
November 2007..................    93      90     87     84      80
November 2008..................    92      85     79     72      59
November 2009..................    90      79     68     57      38
November 2010..................    88      71     55     42      23
November 2011..................    87      63     43     29      13
November 2012..................    85      55     34     20       8
November 2013..................    82      48     26     13       5
November 2014..................    80      42     21      9       3
November 2015..................    78      37     16      6       2
November 2016..................    75      32     12      4       1
November 2017..................    72      28      9      3       1
November 2018..................    69      24      7      2       *
November 2019..................    65      20      5      1       *
November 2020..................    62      17      4      1       *
November 2021..................    58      15      3      1       *
November 2022..................    53      12      2      *       *
November 2023..................    49      10      2      *       *
November 2024..................    44       8      1      *       *
November 2025..................    39       6      1      *       *
November 2026..................    33       5      1      *       *
November 2027..................    27       4      *      *       *
November 2028..................    20       2      *      *       *
November 2029..................    13       1      *      *       *
November 2030..................     5       1      *      *       *
November 2031 .................     0       0      0      0       0
                                ------ ------  ------ ------  ------
Weighted Average Life in
 Years.........................  19.9    12.9   10.1    8.8     7.7

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                        CLASS B2 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     50%    100%    150%   200%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................    99      99     99     99      99
November 2003..................    98      98     98     98      98
November 2004..................    97      97     97     97      97
November 2005..................    96      96     96     96      96
November 2006..................    95      95     95     95      95
November 2007..................    93      90     87     84      80
November 2008..................    92      85     79     72      60
November 2009..................    90      79     68     57      39
November 2010..................    88      71     55     42      23
November 2011..................    87      62     43     29      14
November 2012..................    85      55     34     20       8
November 2013..................    82      48     26     13       5
November 2014..................    80      42     21      9       3
November 2015..................    78      37     16      6       2
November 2016..................    75      32     12      4       1
November 2017..................    72      28      9      3       1
November 2018..................    69      24      7      2       *
November 2019..................    65      20      5      1       *
November 2020..................    62      17      4      1       *
November 2021..................    58      15      3      1       *
November 2022..................    53      12      2      *       *
November 2023..................    49      10      2      *       *
November 2024..................    44       8      1      *       *
November 2025..................    39       6      1      *       *
November 2026..................    33       5      1      *       *
November 2027..................    27       4      *      *       *
November 2028..................    20       2      *      *       *
November 2029..................    13       1      *      *       *
November 2030..................     5       1      *      *       *
November 2031 .................     0       0      0      0       0
Weighted Average Life in
 Years.........................  19.9    12.9   10.1    8.8     7.7

------------
*      Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
    OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                        CLASS B3 CERTIFICATES
                                -------------------------------------
DISTRIBUTION DATE                 0%     50%    100%    150%   200%
------------------------------  ------ ------  ------ ------  ------
Initial Percentage.............   100     100    100    100     100
November 2002..................    99      99     99     99      99
November 2003..................    98      98     98     98      98
November 2004..................    97      97     97     97      97
November 2005..................    96      96     96     96      96
November 2006..................    95      95     95     95      95
November 2007..................    93      90     87     84      80
November 2008..................    92      85     79     72      59
November 2009..................    90      79     68     57      39
November 2010..................    88      71     55     42      23
November 2011..................    87      62     43     29      14
November 2012..................    85      55     34     20       8
November 2013..................    82      48     26     13       5
November 2014..................    80      42     21      9       3
November 2015..................    78      37     16      6       2
November 2016..................    75      32     12      4       1
November 2017..................    72      28      9      3       1
November 2018..................    69      24      7      2       *
November 2019..................    65      20      5      1       *
November 2020..................    62      17      4      1       *
November 2021..................    58      15      3      1       *
November 2022..................    53      12      2      *       *
November 2023..................    49      10      2      *       *
November 2024..................    44       8      1      *       *
November 2025..................    39       6      1      *       *
November 2026..................    33       5      1      *       *
November 2027..................    27       4      *      *       *
November 2028..................    20       2      *      *       *
November 2029..................    13       1      *      *       *
November 2030..................     5       1      *      *       *
November 2031 .................     0       0      0      0       0
Weighted Average Life in
 Years.........................  19.9    12.9   10.1    8.8     7.7

------------
*      Indicates a value between 0.0% and 0.5%

                  THE CLASS A4 CERTIFICATE INSURANCE POLICY

   The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom other than with respect to the accuracy of the information regarding the Class A4 Certificate Insurance Policy and the Certificate Insurer set forth under the heading "The Class A4 Certificate Insurance Policy" herein. Additionally, the Certificate Insurer makes no representation regarding the Class A4 Certificates or the advisability of investing in the Class A4 Certificates. A copy of the Class A4 Certificate Insurance Policy may be obtained from the Trustee upon request.

   The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Class A4 Certificate Insurance Policy (the "Class A4 Certificate Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Class A4 Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee or its successors, as trustee for the Class A4 Certificateholders, on behalf of such Certificateholders, for distribution by the Trustee to each such Certificateholder of that Certificateholder's proportionate share of the Insured Payment.

   The Certificate Insurer's obligations under the Class A4 Certificate Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Class A4 Certificate Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A4 Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

   Notwithstanding the foregoing paragraph, the Class A4 Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of any REMIC, the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Class A4 Certificate Insurance Policy will not provide credit enhancement for any Class of Certificates other than the Class A4 Certificates and their Components.

   The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

   o a certified copy of the order requiring the return of a preference payment;

   o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal;

   o an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A4 Certificateholder relating to or arising under the Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

   o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Certificateholder and not to any Class A4 Certificateholder directly unless the Certificateholder has returned principal or interest paid on the Class A4 Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Certificateholder.

   The Certificate Insurer will pay any other amount payable under the Class A4 Certificate Insurance Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class A4 Certificate Insurance Policy it will be deemed not to have been received by the Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

   Insured Payments due under the Class A4 Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee, on behalf of the Class A4 Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefor.

   The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to the Class A4 Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Class A4 Certificate Insurance Policy.

   As used herein and in the Class A4 Certificate Insurance Policy, the following terms shall have the following meanings:

   "Class A4 Guaranteed Distributions" means (a) for any Distribution Date,
(i) the sum of the Accrued Certificate Interest for each Component of the Class A4 Certificates for such Distribution Date including any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocable to such Components of the Class A4 Certificates on such Distribution Date that are not covered by the Class A4 Reserve Fund, and (ii) the amount of any Realized Loss allocated to the Components of the Class A4 Certificates on such Distribution Date, and (b) for the Final Scheduled Distribution Date, the Class Principal Amount of the Class A4 Certificates to the extent unpaid on the Final Scheduled Distribution Date.

   "Deficiency Amount" means with respect to any Distribution Date, the excess, if any, of Class A4 Guaranteed Distributions over the Available Distribution Amount for Pool 1, Pool 3 and Pool 4 available to the Class A4 Certificateholders.

   "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount and (ii) any Preference Amount.

   "Preference Amount" means any amount previously distributed to the holders of the Class A4 Certificates on the Class A4 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

   Capitalized terms used in the Class A4 Certificate Insurance Policy and not otherwise defined in the Class A4 Certificate Insurance Policy shall have the meanings set forth in the Trust Agreement as of the date of execution of the Class A4 Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Trust Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

   The Class A4 Certificate Insurance Policy is not cancelable for any reason. The premium on the Class A4 Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A4 Certificates.

   The Class A4 Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

   The insurance provided by the Class A4 Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

THE CERTIFICATE INSURER

   The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE CERTIFICATE INSURER

   The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

   o     MBIA Inc.'s Annual Report on Form 10-K for the year ended December
         31, 2000;

   o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

   o     the report on Form 8-K filed by MBIA Inc. on January 30, 2001.

   Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

   The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2000, and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 2001 and for the nine month period ended September 30, 2001 and September 30, 2000 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2001, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

   All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

   MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

   o     MBIA Inc.'s Annual Report on Form 10-K for the year ended December
         31, 2000,

   o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and

   o     the report on Form 8-K filed by MBIA Inc. on January 30, 2001 are available

   o over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

   o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

   o     over the Internet at MBIA Inc.'s web site at http://www.mbia.com;
         and

   o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

   The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                   STATUTORY ACCOUNTING PRACTICES
                                -------------------------------------
                                DECEMBER 31, 2000  SEPTEMBER 30, 2001
                                ----------------- ------------------
                                    (AUDITED)         (UNAUDITED)
                                            (IN MILLIONS)
Admitted Assets................       $7,627             $8,463
Liabilities....................        5,245              6,049
Capital and Surplus............        2,382              2,414


                                    GENERALLY ACCEPTED ACCOUNTING
                                             PRINCIPLES
                                -------------------------------------
                                DECEMBER 31, 2000  SEPTEMBER 30, 2001
                                ----------------- ------------------
                                    (AUDITED)         (UNAUDITED)
                                            (IN MILLIONS)
Assets.........................       $8,450             $9,505
Liabilities....................        3,642              4,252
Shareholder's Equity...........        4,808              5,253

FINANCIAL STRENGTH RATINGS OF THE CERTIFICATE INSURER

   Moody's Investors Service, Inc. ("Moody's") rates the financial strength of the Certificate Insurer "Aaa."

   Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., ("S&P") rates the financial strength of the Certificate Insurer "AAA."

   Fitch, Inc. ("Fitch") rates the financial strength of the Certificate Insurer "AAA."

   Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

   The above ratings are not recommendations to buy, sell or hold the Class A4 Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A4 Certificates. The Certificate Insurer does not guaranty the market price of the Class A4 Certificates nor does it guaranty that the ratings on the Class A4 Certificates will not be revised or withdrawn.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The Trust Agreement provides that the Trust Fund will comprise a Lower-Tier REMIC and an Upper-Tier REMIC in a tiered REMIC structure. In the opinion of McKee Nelson LLP ("Tax Counsel"), assuming compliance with the Trust Agreement, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, in the opinion of Tax Counsel, the Offered Certificates, other than the Class R Certificate, will evidence ownership of REMIC regular interests within the meaning of Section 860G(a)(1) of the Code in the Upper-Tier REMIC and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each of the Lower-Tier REMIC and the Upper-Tier REMIC.

   The Principal-Only Certificates, the Interest-Only Certificates, the Class 2-A5 and Class 2-A11 Certificates will be, and the other Classes of Offered Certificates may be, issued with original issue discount ("OID") for federal income tax purposes. See "Material Federal Income Tax Considerations -- Taxation of Owners of REMIC Regular Interest -- (2) Original Issuer Discount" in the Prospectus. The prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 100% of the PPC Prepayment Assumption for Groups 1 and 4 and 300% PSA for Groups 2 and 3. No representation is made that the Mortgage Loans will prepay as these rates or at any other rates. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such OID.

RESIDUAL CERTIFICATE

   Special tax considerations apply to an investment in a Residual Certificate. In certain circumstances, the method of taxation of a Residual Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as "excess inclusion" income. See "Material Federal Income Tax Considerations -- Taxation of Owners of Residual Securities" in the Prospectus.

   The Class R Certificate represents ownership of the residual interest in each of the Lower-Tier REMIC and the Upper-Tier REMIC. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each REMIC for each calendar quarter in determining federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see "Material Federal Income Tax Considerations -- Taxation of Owners of Residual Securities" in the Prospectus.

   Under applicable regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of such Residual Certificate to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. See "Material Federal Income Tax Considerations --Taxation of Owners of Residual Securities -- Tax Related Restrictions on Transfer of Residual Securities" in the Prospectus.

   Under the REMIC Regulations, if a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Person will be disregarded for all Federal tax purposes unless the Non-U.S. Person's income from the Residual Certificate is effectively connected with a trade or business within the United States. See "Material Federal Income Tax Considerations -- Taxation of Certain Foreign Investors" in the Prospectus.

   It is expected that a Residual Certificate will represent ownership of two "noneconomic residual interests" and each such interest will have "tax avoidance potential" within the meaning of the proposed regulations.

                       LEGAL INVESTMENT CONSIDERATIONS

   The Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

   Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

   Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

                               USE OF PROCEEDS

   The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction. Immediately prior to the sale of the Mortgage Loans to the Trustee, the Mortgage Loans were subject to financing provided by an affiliate of the Underwriter. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the
"Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

   The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

   Expenses incurred by the Depositor in connection with this offering are expected to be approximately $565,000.

   Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B4, Class B5, Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

   The Underwriter is an affiliate of the Depositor and Aurora.

   After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter, an affiliate of the Sellers, the Depositor and Aurora, in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                             ERISA CONSIDERATIONS

   The Offered Certificates (except for the Class R Certificate) are eligible for relief under an individual exemption issued to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991) as amended by PTE 97-34,
Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000)) (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

   The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB-or Baa3 (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it).

   Because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate will not be registered by the Trustee unless the Trustee receives:

   o a representation from the transferee of the Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

   o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class R Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the Class R Certificate are covered under Sections I and III of PTE 95-60; or

   o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Class R Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Trust Agreement.

                                   EXPERTS

   The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                   RATINGS

   It is a condition to the issuance of the Senior Certificates (except the Class R Certificate) that they be rated "AAA" by Fitch and "AAA" by S&P. It is a condition to the issuance of the Class R Certificate that it be rated "AAA" by S&P. It is a condition to the issuance of the Class B1 Certificates that they be rated "AA" by S&P. It is a condition to the issuance of the Class B2 Certificates that they be rated "A" by S&P. It is a condition to the issuance of the Class B3 Certificates that they be rated "BBB" by S&P.

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Class A4 Certificates are without regard to the Class A4 Certificate Insurance Policy.

   The ratings of the Interest-Only Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments. The ratings of the Principal-Only Certificates only address the return of their Class Principal Amounts. The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

   The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           INDEX OF PRINCIPAL TERMS

                   DEFINED TERMS              PAGE
-------------------------------------------------
2-A5(6) Component Deferred Amount  .........  S-52
Accretion Termination Date .................  S-34
Accrual Period .............................  S-38
Act .......................................  S-137
AP Percentage ..............................  S-41
AP Principal Distribution Amount ...........  S-42
Apportioned Principal Balance ..............  S-54
Aurora .....................................  S-57
Aurora Underwriting Guidelines .............  S-79
Available Distribution Amount ..............  S-46
Bankruptcy Coverage Termination Date  ......  S-55
Bankruptcy Loss Limit ......................  S-55
Bankruptcy Losses ..........................  S-55
Beneficial Owner ...........................  S-22
Bloomberg Screen LIBOR Index Page  .........  S-39
Book-Entry Certificates ....................  S-21
Business Day ...............................  S-21
CalPERS Action .............................  S-87
Cendant ....................................  S-57
Cendant Underwriting Guidelines ............  S-79
Certificate Group ..........................  S-21
Certificate Insurer .......................  S-132
Certificate Principal Amount ...............  S-36
Certificateholder ..........................  S-22
Certificates ...............................  S-19
Chase ......................................  S-59
Class 1-AP Deferred Amount .................  S-52
Class 3-A3 Percentage ......................  S-44
Class 3-A3 Prepayment Shift Percentage  ....  S-44
Class 3-A3 Priority Amount .................  S-43
Class 3-A3 Scheduled Principal Percentage  .  S-44
Class 3-AP Deferred Amount .................  S-53
Class 4-A7 Percentage ......................  S-44
Class 4-A7 Prepayment Shift Percentage  ....  S-44
Class 4-A7 Priority Amount .................  S-44
Class 4-A7 Scheduled Principal Percentage  .  S-44
Class 4-AP Deferred Amount .................  S-53
Class A4 Certificate Insurance Policy  ....  S-132
Class A4 Reserve Fund ......................  S-39
Class Notional Amount ......................  S-21
Class Principal Amount .....................  S-21
Clearstream Luxembourg .....................  S-22
Clearstream Luxembourg Participants  .......  S-24
Closing Date ...............................  S-34
Code ......................................  S-136
Component ..................................  S-20
Component AP Deferred Amount ...............  S-52
Component Notional Amount ..................  S-37
Component Percentage .......................  S-34
Component Principal Amount .................  S-36
Component Writedown Amount .................  S-54
Cooperative ................................  S-24
Corporate Trust Office .....................  S-56
CPR .......................................  S-102
Credit Support Depletion Date ..............  S-34
Credit Support Percentage ..................  S-34
CUC ........................................  S-86
Cut-off Date ...............................  S-41
Cut-off Date Balance .......................  S-21
Debt Service Reduction .....................  S-55
Deceased Holder ............................  S-50
Deficient Valuation ........................  S-55
Definitive Certificate .....................  S-22
Deposit Date ...............................  S-46
Depositor ..................................  S-22
Designated Rates ...........................  S-41
Discount Mortgage Loan .....................  S-41
Distribution Date ..........................  S-21
District Court .............................  S-86
DTC ........................................  S-21
Due Period .................................  S-46
Employee Discount Rate .....................  S-57
Employee Mortgage Loans ....................  S-57
ERISA .....................................  S-138
Euroclear ..................................  S-22
Euroclear Operator .........................  S-24
Euroclear Participants .....................  S-24
European Depositaries ......................  S-22
Excess Losses ..............................  S-55
Exemption .................................  S-138
Final Scheduled Distribution Date  .........  S-56
Financial Intermediary .....................  S-22
Fitch .....................................  S-135
Fraud Loss Limit ...........................  S-55
Fraud Losses ...............................  S-55
GreenPoint .................................  S-57
GreenPoint Financial .......................  S-79
GreenPoint Mortgage ........................  S-79
GreenPoint Underwriting Guidelines  ........  S-79
Group 1 Certificates .......................  S-19
Group 1-4 Subordinate Percentage ...........  S-45
Group 2 Certificates .......................  S-19
Group 3 Certificates .......................  S-19
Group 3 Scheduled Principal Amount  ........  S-44
Group 3 Unscheduled Principal Amount  ......  S-44
Group 4 Certificates .......................  S-19
Group 4 Scheduled Principal Amount  ........  S-44
Group 4 Unscheduled Principal Amount  ......  S-44
Group Subordinate Amount ...................  S-45
Harbourton .................................  S-83

                               140

                   DEFINED TERMS              PAGE
-------------------------------------------------
HFS ........................................  S-86
Individual Class A4 Certificate ............  S-47
Insurance Agreement ........................  S-32
Insurance Proceeds .........................  S-47
Interest Rate ..............................  S-35
Interest Shortfall .........................  S-35
Interest-Only ..............................  S-19
Lehman Bank ................................  S-57
Lehman Bank Sale and Assignment Agreement  .  S-91
Lehman Capital .............................  S-57
Lehman Capital Sale and Assignment
 Agreement .................................  S-90
LIBOR ......................................  S-39
LIBOR Certificates .........................  S-19
LIBOR Determination Date ...................  S-39
Limited Purpose Surety Bond ................  S-81
Liquidated Mortgage Loan ...................  S-55
Liquidation Proceeds .......................  S-47
Living Holders .............................  S-47
Loan-to-Value Ratio ........................  S-58
London Banking Day .........................  S-39
Master Servicer ............................  S-82
Master Servicing Fee .......................  S-87
MGIC .......................................  S-58
Modeling Assumptions ......................  S-102
Moody's ...................................  S-135
Mortgage Loans .............................  S-19
Mortgage Pool ..............................  S-19
Mortgaged Property .........................  S-58
Net Mortgage Rate ..........................  S-36
Net Prepayment Interest Shortfalls  ........  S-39
Non-AP .....................................  S-19
Non-AP Percentage ..........................  S-41
Non-AP Pool Balance ........................  S-41
Non-Discount Mortgage Loan .................  S-41
Notional Amount ............................  S-36
Offered Certificates .......................  S-19
Offered Subordinate Certificates ...........  S-19
OID .......................................  S-136
Order ......................................  S-86
Original Credit Support Percentage  ........  S-34
Original Group Subordinate Amount  .........  S-42
PAC Certificates ..........................  S-100
PAC Component .............................  S-100
Participant ................................  S-23
Penalty Period .............................  S-92
Percentage Interest ........................  S-22
Plan ......................................  S-138
PMI Policy .................................  S-58
Pool 1 .....................................  S-19
Pool 1 Mortgage Loans ......................  S-19
Pool 1-AX Loans ............................  S-36
Pool 2 .....................................  S-19
Pool 2 Mortgage Loans ......................  S-19
Pool 2-AX Loans ............................  S-37
Pool 3 .....................................  S-19
Pool 3 Mortgage Loans ......................  S-19
Pool 3-AX Loans ............................  S-37
Pool 4 .....................................  S-19
Pool 4 Mortgage Loans ......................  S-19
Pool 4-AX Loans ............................  S-37
Pool Balance ...............................  S-41
Prepayment Assumption ......................  S-95
Prepayment Interest Excess .................  S-38
Prepayment Interest Shortfall ..............  S-39
Prepayment Penalty Amount ..................  S-92
Prepayment Period ..........................  S-46
Principal Prepayments ......................  S-46
Principal-Only .............................  S-19
PSA .......................................  S-101
PTE .......................................  S-138
PTE 95-60 .................................  S-138
Realized Loss ..............................  S-54
Record Date ................................  S-21
Reference Banks ............................  S-39
Relevant Depositary ........................  S-22
Relief Act .................................  S-35
Relief Act Reduction .......................  S-35
Reserve Interest Rate ......................  S-40
Residual Certificate .......................  S-22
Restricted Components ......................  S-33
Retained Interest ..........................  S-57
Retained Interest Mortgage Loans ...........  S-57
Retained Interest Rate .....................  S-57
Rounding Account ...........................  S-47
Rules ......................................  S-23
Sale Agreement .............................  S-90
Sale Date ..................................  S-90
Scheduled Payment ..........................  S-57
Scheduled Principal Balance ................  S-41
Sellers ....................................  S-57
Senior Certificates ........................  S-19
Senior Percentage ..........................  S-41
Senior Prepayment Percentage ...............  S-41
Servicing Fee ..............................  S-88
Servicing Fee Rate .........................  S-88
SMMEA .....................................  S-137
S&P .......................................  S-135
Special Hazard Loss Limit ..................  S-55
Special Hazard Losses ......................  S-55
Structuring Range .........................  S-100
Subordinate Allocation Percentage  .........  S-43
Subordinate Certificates ...................  S-19
Subordinate Percentage .....................  S-43
Subordinate Prepayment Percentage  .........  S-43

                              S-141

                   DEFINED TERMS              PAGE
-------------------------------------------------
TAC Certificates ..........................  S-100
TAC Component .............................  S-100
Tax Counsel ...............................  S-136
Terms and Conditions .......................  S-24
Third Circuit ..............................  S-86
Transferor .................................  S-90
Trust Agreement ............................  S-89
Trust Fund .................................  S-19
Trust Rate .................................  S-57
Trustee ....................................  S-56
Undercollateralization Distribution  .......  S-46
Undercollateralized Group ..................  S-45
Underwriter ...............................  S-137
Underwriting Agreement ....................  S-137
Underwriting Guidelines ....................  S-79

                                   ANNEX A:
        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

   TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a

                               S-A-1

Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The

                               S-A-2
payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

   I. the Trustee or the U.S. withholding agent receives a statement -

        (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that -

            (i) is signed by the certificateholder under penalties of perjury,

            (ii) certifies that such owner is not a United States person, and

            (iii) provides the name and address of the certificateholder, or

        (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that -

            (i) is signed under penalties of perjury by an authorized representative of the financial institution,

            (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                               S-A-3

            (iii) provides the name and address of the certificateholder, and

            (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

   II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

   III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

   IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

   A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

   I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

   II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

   III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

   This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

   The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

   This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               S-A-4

                                   ANNEX B:
                        PAC PRINCIPAL AMOUNT SCHEDULE

   The PAC Principal Amounts set forth in the schedule below were calculated on the basis of the Class Principal Amounts of the PAC Certificates and the Component Principal Amount of the PAC Component described herein. If such amounts are increased or decreased as a result of changes in the Pool 2 Mortgage Loans prior to the Closing Date, the PAC Principal Amounts set forth below will be recalculated and the final PAC Principal Amounts will be set forth in the Trust Agreement.

                        PAC PRINCIPAL AMOUNT SCHEDULE

                                 CLASS 2-A1
                                 CLASS 2-A2
DISTRIBUTION DATE             2-A5(1) COMPONENT
-------------------------- ----------------------
Initial Date  .............    125,871,000.00
December 25, 2001  ........    125,871,000.00
January 25, 2002  .........    125,871,000.00
February 25, 2002  ........    125,871,000.00
March 25, 2002  ...........    125,871,000.00
April 25, 2002  ...........    125,871,000.00
May 25, 2002  .............    125,871,000.00
June 25, 2002  ............    125,871,000.00
July 25, 2002  ............    125,871,000.00
August 25, 2002  ..........    125,871,000.00
September 25, 2002  .......    125,871,000.00
October 25, 2002  .........    125,871,000.00
November 25, 2002  ........    124,888,711.13
December 25, 2002  ........    123,858,198.03
January 25, 2003  .........    122,779,886.41
February 25, 2003  ........    121,654,226.69
March 25, 2003  ...........    120,481,693.75
April 25, 2003  ...........    119,262,786.59
May 25, 2003  .............    117,998,028.00
June 25, 2003  ............    116,687,964.18
July 25, 2003  ............    115,333,164.41
August 25, 2003  ..........    113,934,220.62
September 25, 2003  .......    112,491,746.96
October 25, 2003  .........    111,006,379.37
November 25, 2003  ........    109,478,775.14
December 25, 2003  ........    107,909,612.43
January 25, 2004  .........    106,299,589.74
February 25, 2004  ........    104,649,425.44
March 25, 2004  ...........    103,006,854.18
April 25, 2004  ...........    101,372,610.62
May 25, 2004 ..............     99,746,652.38
June 25, 2004  ............     98,128,937.33
July 25, 2004  ............     96,519,423.55
August 25, 2004  ..........     94,918,069.32
September 25, 2004  .......     93,324,833.17
October 25, 2004  .........     91,739,673.83
November 25, 2004  ........     90,162,550.24
December 25, 2004  ........     88,593,421.57
January 25, 2005  .........     87,032,247.20
February 25, 2005  ........     85,478,986.72
March 25, 2005  ...........     83,933,599.93
April 25, 2005  ...........     82,396,046.85
May 25, 2005  .............     80,866,287.70
June 25, 2005  ............     79,344,282.90
July 25, 2005  ............     77,829,993.11
August 25, 2005  ..........     76,323,379.17
September 25, 2005  .......     74,824,402.13
October 25, 2005  .........     73,333,023.24
November 25, 2005  ........     71,849,203.98
December 25, 2005  ........     70,372,905.99
January 25, 2006  .........     68,904,091.16
February 25, 2006  ........     67,442,721.53
March 25, 2006  ...........     65,988,759.38
April 25, 2006  ...........     64,542,167.17
May 25, 2006  .............     63,102,907.56
June 25, 2006  ............     61,670,943.40
July 25, 2006  ............     60,246,237.76
August 25, 2006  ..........     58,828,753.88
September 25, 2006  .......     57,418,455.19
October 25, 2006  .........     56,015,305.34
November 25, 2006  ........     54,619,268.15
December 25, 2006  ........     53,245,553.24
January 25, 2007  .........     51,878,818.25
February 25, 2007  ........     50,519,027.36
March 25, 2007  ...........     49,166,144.92
April 25, 2007  ...........     47,820,135.49
May 25, 2007  .............     46,480,963.80
June 25, 2007  ............     45,148,594.76
July 25, 2007  ............     43,822,993.47
August 25, 2007  ..........     42,504,125.22
September 25, 2007  .......     41,191,955.45
October 25, 2007  .........     39,886,449.82
November 25, 2007  ........     38,587,574.14
December 25, 2007  ........     37,300,206.90









January 25, 2008  .........     36,019,370.93
February 25, 2008  ........     34,763,088.10
March 25, 2008  ...........     33,546,861.20
April 25, 2008  ...........     32,369,461.32

                               S-B-1

                                 CLASS 2-A1
                                 CLASS 2-A2
DISTRIBUTION DATE             2-A5(1) COMPONENT
--------------------------  ----------------------
May 25, 2008  .............     31,229,696.62
June 25, 2008  ............     30,126,411.16
July 25, 2008  ............     29,058,483.85
August 25, 2008  ..........     28,024,827.41
September 25, 2008  .......     27,024,387.37
October 25, 2008  .........     26,056,141.06
November 25, 2008  ........     25,119,096.68
December 25, 2008  ........     24,256,057.03
January 25, 2009  .........     23,420,916.44
February 25, 2009  ........     22,612,803.26
March 25, 2009  ...........     21,830,872.48
April 25, 2009  ...........     21,074,304.95
May 25, 2009  .............     20,342,306.59
June 25, 2009  ............     19,634,107.65
July 25, 2009  ............     18,948,961.95
August 25, 2009  ..........     18,286,146.21
September 25, 2009  .......     17,644,959.29
October 25, 2009  .........     17,024,721.59
November 25, 2009  ........     16,424,774.36
December 25, 2009  ........     15,879,213.15
January 25, 2010  .........     15,351,151.57
February 25, 2010  ........     14,840,039.56
March 25, 2010  ...........     14,345,344.11
April 25, 2010  ...........     13,866,548.70
May 25, 2010  .............     13,403,152.79
June 25, 2010  ............     12,954,671.38
July 25, 2010  ............     12,520,634.48
August 25, 2010  ..........     12,100,586.68
September 25, 2010  .......     11,694,086.68
October 25, 2010  .........     11,300,706.90
November 25, 2010  ........     10,920,033.01
December 25, 2010  ........     10,577,276.39
January 25, 2011  .........     10,244,997.14
February 25, 2011  ........      9,922,878.14
March 25, 2011  ...........      9,610,611.80
April 25, 2011  ...........      9,307,899.76
May 25, 2011  .............      9,014,452.65
June 25, 2011  ............      8,729,989.77
July 25, 2011  ............      8,454,238.88
August 25, 2011  ..........      8,186,935.93
September 25, 2011  .......      7,927,824.80
October 25, 2011  .........      7,676,657.07
November 25, 2011  ........      7,433,191.80
December 25, 2011  ........      7,197,195.32
January 25, 2012  .........      6,968,440.95
February 25, 2012  ........      6,746,708.88
March 25, 2012  ...........      6,531,785.89
April 25, 2012  ...........      6,323,465.19
May 25, 2012  .............      6,121,546.22
June 25, 2012  ............      5,925,834.45
July 25, 2012  ............      5,736,141.24
August 25, 2012  ..........      5,552,283.59
September 25, 2012  .......      5,374,084.07
October 25, 2012  .........      5,201,370.56
November 25, 2012  ........      5,033,976.14
December 25, 2012  ........      4,871,738.93
January 25, 2013  .........      4,714,501.94
February 25, 2013  ........      4,562,112.91
March 25, 2013  ...........      4,414,424.16
April 25, 2013  ...........      4,271,292.49
May 25, 2013  .............      4,132,579.03
June 25, 2013  ............      3,998,149.06
July 25, 2013  ............      3,867,871.99
August 25, 2013  ..........      3,741,621.13
September 25, 2013  .......      3,619,273.63
October 25, 2013  .........      3,500,710.36
November 25, 2013  ........      3,385,815.80
December 25, 2013  ........      3,274,477.89
January 25, 2014  .........      3,166,588.00
February 25, 2014  ........      3,062,040.76
March 25, 2014  ...........      2,960,733.99
April 25, 2014  ...........      2,862,568.62
May 25, 2014  .............      2,767,448.56
June 25, 2014  ............      2,675,280.64
July 25, 2014  ............      2,585,974.50
August 25, 2014  ..........      2,499,442.54
September 25, 2014  .......      2,415,599.80
October 25, 2014  .........      2,334,363.88
November 25, 2014  ........      2,255,654.91
December 25, 2014  ........      2,179,395.42
January 25, 2015  .........      2,105,510.30
February 25, 2015  ........      2,033,926.70
March 25, 2015  ...........      1,964,574.02
April 25, 2015  ...........      1,897,383.76
May 25, 2015  .............      1,832,289.52
June 25, 2015  ............      1,769,226.91
July 25, 2015  ............      1,708,133.51
August 25, 2015  ..........      1,648,948.79
September 25, 2015  .......      1,591,614.04
October 25, 2015  .........      1,536,072.37
November 25, 2015  ........      1,482,268.59
December 25, 2015  ........      1,430,149.20
January 25, 2016  .........      1,379,662.33
February 25, 2016  ........      1,330,757.69
March 25, 2016  ...........      1,283,386.51
April 25, 2016  ...........      1,237,501.52
May 25, 2016  .............      1,193,056.88
June 25, 2016  ............      1,150,008.14

                               S-B-2

                                 CLASS 2-A1
                                 CLASS 2-A2
DISTRIBUTION DATE             2-A5(1) COMPONENT
--------------------------  ----------------------
July 25, 2016  ............     1,108,312.22
August 25, 2016  ..........     1,067,927.35
September 25, 2016  .......     1,028,813.03
October 25, 2016  .........       990,929.99
November 25, 2016  ........       954,240.16
December 25, 2016  ........       918,706.65
January 25, 2017  .........       884,293.67
February 25, 2017  ........       850,966.53
March 25, 2017  ...........       818,691.62
April 25, 2017  ...........       787,436.33
May 25, 2017  .............       757,169.07
June 25, 2017  ............       727,859.19
July 25, 2017  ............       699,477.00
August 25, 2017  ..........       671,993.70
September 25, 2017  .......       645,381.39
October 25, 2017  .........       619,613.02
November 25, 2017  ........       594,662.35
December 25, 2017  ........       570,503.97
January 25, 2018  .........       547,113.23
February 25, 2018  ........       524,466.24
March 25, 2018  ...........       502,539.85
April 25, 2018  ...........       481,311.61
May 25, 2018  .............       460,759.77
June 25, 2018  ............       440,863.23
July 25, 2018  ............       421,601.56
August 25, 2018  ..........       402,954.93
September 25, 2018  .......       384,904.16
October 25, 2018  .........       367,430.62
November 25, 2018  ........       350,516.26
December 25, 2018  ........       334,143.61
January 25, 2019  .........       318,295.72
February 25, 2019  ........       302,956.15
March 25, 2019  ...........       288,108.99
April 25, 2019  ...........       273,738.81
May 25, 2019  .............       259,830.64
June 25, 2019  ............       246,370.00
July 25, 2019  ............       233,342.85
August 25, 2019  ..........       220,735.55
September 25, 2019  .......       208,534.93
October 25, 2019  .........       196,728.20
November 25, 2019  ........       185,302.96
December 25, 2019  ........       174,247.20
January 25, 2020  .........       163,549.30
February 25, 2020  ........       153,197.97
March 25, 2020  ...........       143,182.28
April 25, 2020  ...........       133,491.64
May 25, 2020  .............       124,115.80
June 25, 2020  ............       115,044.80
July 25, 2020  ............       106,269.02
August 25, 2020  ..........        97,779.11
September 25, 2020  .......        89,566.03
October 25, 2020  .........        81,621.01
November 25, 2020  ........        73,935.56
December 25, 2020  ........        66,501.44
January 25, 2021  .........        59,310.68
February 25, 2021  ........        52,355.55
March 25, 2021  ...........        45,628.57
April 25, 2021  ...........        39,122.48
May 25, 2021  .............        32,830.25
June 25, 2021  ............        26,745.09
July 25, 2021  ............        20,860.38
August 25, 2021  ..........        15,169.73
September 25, 2021  .......         9,666.97
October 25, 2021  .........         4,346.08
Thereafter ................             0.00

                               S-B-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C:
                        TAC PRINCIPAL AMOUNT SCHEDULES

   The TAC Principal Amounts set forth in the following schedules below were calculated on the basis of the Class Principal Amounts of the related TAC Certificates and the Component Principal Amounts of the TAC Component described herein. If such amounts are increased or decreased as a result of changes in the Pool 2 Mortgage Loans prior to the Closing Date, the TAC Principal Amounts set forth below will be recalculated and the final TAC Principal Amounts will be set forth in the Trust Agreement.

                       TAC I PRINCIPAL AMOUNT SCHEDULE

                                CLASS 2-A7,
                                CLASS 2-A8,
                              CLASS 2-A9 AND
DISTRIBUTION DATE               CLASS 2-A10
-------------------------- -------------------
Initial Date  .............    99,500,000.00
December 25, 2001  ........    98,319,171.44
January 25, 2002  .........    96,984,020.05
February 25, 2002  ........    95,495,216.81
March 25, 2002  ...........    93,853,566.55
April 25, 2002  ...........    92,060,108.27
May 25, 2002  .............    90,116,114.85
June 25, 2002  ............    88,023,092.21
July 25, 2002  ............    85,782,777.86
August 25, 2002  ..........    83,397,138.84
September 25, 2002  .......    80,868,369.02
October 25, 2002  .........    78,198,885.91
November 25, 2002  ........    76,373,615.59
December 25, 2002  ........    74,461,345.91
January 25, 2003  .........    72,464,713.90
February 25, 2003  ........    70,386,536.49
March 25, 2003  ...........    68,229,804.55
April 25, 2003  ...........    65,997,676.56
May 25, 2003  .............    63,693,471.58
June 25, 2003  ............    61,320,661.90
July 25, 2003  ............    58,882,865.04
August 25, 2003  ..........    56,383,835.47
September 25, 2003  .......    53,827,455.75
October 25, 2003  .........    51,217,727.36
November 25, 2003  ........    48,558,761.11
December 25, 2003  ........    45,854,767.19
January 25, 2004  .........    43,110,044.95
February 25, 2004  ........    40,328,972.36
March 25, 2004  ...........    37,604,539.95
April 25, 2004  ...........    34,937,157.20
May 25, 2004  .............    32,325,724.50
June 25, 2004  ............    29,769,160.74
July 25, 2004  ............    27,266,403.02
August 25, 2004  ..........    24,816,406.34
September 25, 2004  .......    22,418,143.28
October 25, 2004  .........    20,070,603.71
November 25, 2004  ........    17,772,794.53
December 25, 2004  ........    15,523,739.35
January 25, 2005  .........    13,322,478.23
February 25, 2005  ........    11,168,067.38
March 25, 2005  ...........     9,059,578.91
April 25, 2005  ...........     6,996,100.57
May 25, 2005  .............     4,976,735.47
June 25, 2005  ............     3,000,601.82
July 25, 2005  ............     1,066,832.69
Thereafter  ...............             0.00

                               S-C-1

                       TAC II PRINCIPAL AMOUNT SCHEDULE

                                2-A5(5)
DISTRIBUTION DATE              COMPONENT
-------------------------- ---------------
Initial Date  .............  55,100,000.00
December 25, 2001 .........  55,398,458.33
January 25, 2002  .........  55,698,533.32
February 25, 2002  ........  56,000,233.70
March 25, 2002  ...........  56,303,568.30
April 25, 2002  ...........  56,608,545.97
May 25, 2002  .............  56,915,175.59
June 25, 2002  ............  57,223,466.12
July 25, 2002  ............  57,533,426.57
August 25, 2002  ..........  57,845,065.96
September 25, 2002  .......  58,158,393.40
October 25, 2002  .........  58,473,418.03
November 25, 2002  ........  58,790,149.05
December 25, 2002  ........  59,108,595.69
January 25, 2003  .........  59,428,767.25
February 25, 2003  ........  59,750,673.07
March 25, 2003  ...........  60,074,322.55
April 25, 2003  ...........  60,399,725.13
May 25, 2003  .............  60,726,890.31
June 25, 2003  ............  61,055,827.63
July 25, 2003  ............  61,386,546.69
August 25, 2003  ..........  61,719,057.16
September 25, 2003  .......  62,053,368.72
October 25, 2003  .........  62,389,491.13
November 25, 2003  ........  62,727,434.21
December 25, 2003  ........  63,067,207.81
January 25, 2004  .........  63,408,821.85
February 25, 2004  ........  63,752,286.30
March 25, 2004  ...........  64,097,611.19
April 25, 2004  ...........  64,444,806.58
May 25, 2004  .............  64,793,882.62
June 25, 2004  ............  65,144,849.48
July 25, 2004  ............  65,497,717.41
August 25, 2004  ..........  65,852,496.72
September 25, 2004  .......  66,209,197.74
October 25, 2004  .........  66,567,830.90
November 25, 2004  ........  66,928,406.65
December 25, 2004  ........  67,290,935.52
January 25, 2005  .........  67,655,428.08
February 25, 2005  ........  68,021,894.99
March 25, 2005  ...........  68,390,346.92
April 25, 2005  ...........  68,760,794.63
May 25, 2005  .............  69,133,248.93
June 25, 2005  ............  69,507,720.70
July 25, 2005  ............  69,884,220.85
August 25, 2005  ..........  69,437,336.13
September 25, 2005  .......  67,966,343.37
October 25, 2005  .........  66,537,262.51
November 25, 2005  ........  65,149,294.73
December 25, 2005  ........  63,801,654.95
January 25, 2006  .........  62,493,571.53
February 25, 2006  ........  61,224,286.11
March 25, 2006  ...........  59,993,053.33
April 25, 2006  ...........  58,799,140.67
May 25, 2006  .............  57,641,828.20
June 25, 2006  ............  56,520,408.34
July 25, 2006  ............  55,434,185.75
August 25, 2006  ..........  54,382,477.01
September 25, 2006  .......  53,364,610.50
October 25, 2006  .........  52,379,926.16
November 25, 2006  ........  51,427,775.34
December 25, 2006  ........  50,540,894.65
January 25, 2007  .........  49,684,986.04
February 25, 2007  ........  48,859,435.05
March 25, 2007  ...........  48,063,637.82
April 25, 2007  ...........  47,297,000.99
May 25, 2007  .............  46,558,941.42
June 25, 2007  ............  45,848,886.12
July 25, 2007  ............  45,166,272.01
August 25, 2007  ..........  44,510,545.77
September 25, 2007  .......  43,881,163.68
October 25, 2007  .........  43,277,591.48
November 25, 2007  ........  42,699,304.17
December 25, 2007  ........  42,155,915.56
January 25, 2008  .........  41,636,607.08
February 25, 2008  ........  41,122,826.96
March 25, 2008  ...........  40,598,551.33
April 25, 2008  ...........  40,064,496.70
May 25, 2008  .............  39,521,351.07
June 25, 2008  ............  38,969,774.93
July 25, 2008  ............  38,410,402.16
August 25, 2008  ..........  37,843,840.98
September 25, 2008  .......  37,270,674.78
October 25, 2008  .........  36,691,462.99
November 25, 2008  ........  36,106,741.88
December 25, 2008  ........  35,500,597.42
January 25, 2009  .........  34,890,830.21
February 25, 2009  ........  34,277,885.65
March 25, 2009  ...........  33,662,189.60
April 25, 2009  ...........  33,044,149.10
May 25, 2009  .............  32,424,153.00
June 25, 2009  ............  31,802,572.66
July 25, 2009  ............  31,179,762.49
August 25, 2009  ..........  30,556,060.63
September 25, 2009  .......  29,931,789.46
October 25, 2009  .........  29,307,256.22

                               S-C-2

                                2-A5(5)
DISTRIBUTION DATE              COMPONENT
--------------------------  ---------------
November 25, 2009  ........  28,682,753.53
December 25, 2009  ........  28,047,661.39
January 25, 2010  .........  27,414,053.64
February 25, 2010  ........  26,782,143.72
March 25, 2010  ...........  26,152,133.68
April 25, 2010  ...........  25,524,214.63
May 25, 2010  .............  24,898,567.14
June 25, 2010  ............  24,275,361.68
July 25, 2010  ............  23,654,758.91
August 25, 2010  ..........  23,036,910.16
September 25, 2010  .......  22,421,957.72
October 25, 2010  .........  21,810,035.20
November 25, 2010  ........  21,201,267.86
December 25, 2010  ........  20,590,096.42
January 25, 2011  .........  19,983,087.23
February 25, 2011  ........  19,380,298.22
March 25, 2011  ...........  18,781,782.06
April 25, 2011  ...........  18,187,586.40
May 25, 2011  .............  17,597,754.07
June 25, 2011  ............  17,012,323.30
July 25, 2011  ............  16,431,327.85
August 25, 2011  ..........  15,854,797.28
September 25, 2011  .......  15,282,757.07
October 25, 2011  .........  14,715,228.80
November 25, 2011  ........  14,152,230.33
December 25, 2011  ........  13,593,775.97
January 25, 2012  .........  13,039,876.60
February 25, 2012  ........  12,490,539.85
March 25, 2012  ...........  11,945,770.25
April 25, 2012  ...........  11,405,569.33
May 25, 2012  .............  10,869,935.79
June 25, 2012  ............  10,338,865.62
July 25, 2012  ............   9,812,352.23
August 25, 2012  ..........   9,290,386.56
September 25, 2012  .......   8,772,957.21
October 25, 2012  .........   8,260,050.51
November 25, 2012  ........   7,751,650.71
December 25, 2012  ........   7,247,739.99
January 25, 2013  .........   6,748,298.65
February 25, 2013  ........   6,253,305.13
March 25, 2013  ...........   5,762,736.14
April 25, 2013  ...........   5,276,566.76
May 25, 2013  .............   4,794,770.50
June 25, 2013  ............   4,317,319.41
July 25, 2013  ............   3,844,184.12
August 25, 2013  ..........   3,375,333.96
September 25, 2013  .......   2,910,737.02
October 25, 2013  .........   2,450,360.21
November 25, 2013  ........   1,994,169.34
December 25, 2013  ........   1,542,129.18
January 25, 2014  .........   1,094,203.53
February 25, 2014  ........     650,355.28
March 25, 2014  ...........     210,546.45
Thereafter  ...............           0.00

                               S-C-3

                      TAC III PRINCIPAL AMOUNT SCHEDULE

                                 CLASS 2-A7,
                                 CLASS 2-A8,
                               CLASS 2-A9 AND
DISTRIBUTION DATE                CLASS 2-A10
-------------------------- ----------------------
Initial Date  .............     99,500,000.00
December 25, 2001  ........     98,319,171.44
January 25, 2002  .........     96,984,020.05
February 25, 2002  ........     95,495,216.81
March 25, 2002  ...........     93,853,566.55
April 25, 2002  ...........     92,060,108.27
May 25, 2002  .............     90,116,114.85
June 25, 2002  ............     88,023,092.21
July 25, 2002  ............     85,782,777.86
August 25, 2002  ..........     83,397,138.84
September 25, 2002  .......     80,868,369.02
October 25, 2002  .........     78,198,885.91
November 25, 2002  ........     75,817,697.78
December 25, 2002  ........     72,628,712.02
January 25, 2003  .........     69,294,989.83
February 25, 2003  ........     65,823,932.69
March 25, 2003  ...........     62,223,384.19
April 25, 2003  ...........     58,501,604.66
May 25, 2003  .............     54,667,243.84
June 25, 2003  ............     50,729,311.46
July 25, 2003  ............     46,697,146.10
August 25, 2003  ..........     42,580,382.27
September 25, 2003  .......     38,388,915.95
October 25, 2003  .........     34,132,868.70
November 25, 2003  ........     29,822,550.59
December 25, 2003  ........     25,468,422.01
January 25, 2004  .........     21,081,054.68
February 25, 2004  ........     16,671,091.93
March 25, 2004  ...........     12,410,132.17
April 25, 2004  ...........      8,296,510.32
May 25, 2004  .............      4,325,831.50
June 25, 2004  ............        493,824.46
Thereafter  ...............              0.00

                               S-C-4

                       TAC IV PRINCIPAL AMOUNT SCHEDULE

 DISTRIBUTION DATE            2-A5(5) COMPONENT
-------------------------- ----------------------
Initial Date  .............     55,100,000.00
December 25, 2001  ........     55,398,458.33
January 25, 2002  .........     55,698,533.32
February 25, 2002  ........     56,000,233.70
March 25, 2002  ...........     56,303,568.30
April 25, 2002  ...........     56,608,545.97
May 25, 2002  .............     56,915,175.59
June 25, 2002  ............     55,016,006.43
July 25, 2002  ............     52,874,364.59
August 25, 2002  ..........     50,537,151.14
September 25, 2002  .......     48,014,848.80
October 25, 2002  .........     45,319,127.66
November 25, 2002  ........     43,018,714.35
December 25, 2002  ........     41,292,378.87
January 25, 2003  .........     39,494,599.92
February 25, 2003  ........     37,636,632.80
March 25, 2003  ...........     35,730,316.81
April 25, 2003  ...........     33,788,000.96
May 25, 2003  .............     31,822,463.70
June 25, 2003  ............     29,846,827.06
July 25, 2003  ............     27,874,465.93
August 25, 2003  ..........     25,918,913.21
September 25, 2003  .......     23,993,761.38
October 25, 2003  .........     22,112,561.65
November 25, 2003  ........     20,288,721.32
December 25, 2003  ........     18,535,400.39
January 25, 2004  .........     16,865,408.39
February 25, 2004  ........     15,291,102.41
March 25, 2004  ...........     13,932,270.42
April 25, 2004  ...........     12,777,029.35
May 25, 2004  .............     11,812,112.97
June 25, 2004  ............     11,025,002.17
July 25, 2004  ............      7,200,223.78
August 25, 2004  ..........      3,166,960.84
Thereafter  ...............              0.00

                              S-C-5

                       TAC V PRINCIPAL AMOUNT SCHEDULE

                             CLASS 2-A7
DISTRIBUTION DATE          AND CLASS 2-A9
---------------------- ----------------------
Initial Date .........     30,000,000.00
December 25, 2001 ....     29,643,579.01
January 25, 2002 .....     29,240,634.52
February 25, 2002 ....     28,791,370.15
March 25, 2002 .......     28,296,029.93
April 25, 2002 .......     27,754,928.50
May 25, 2002 .........     27,168,451.05
June 25, 2002 ........     26,537,053.08
July 25, 2002 ........     25,861,259.95
August 25, 2002 ......     25,141,666.27
September 25, 2002 ...     24,378,935.10
October 25, 2002 .....     23,573,796.97
November 25, 2002 ....     23,064,241.13
December 25, 2002 ....     22,574,446.03
January 25, 2003 .....     22,104,235.24
February 25, 2003 ....     21,653,425.18
March 25, 2003 .......     21,221,825.22
April 25, 2003 .......     20,809,237.79
May 25, 2003 .........     20,415,458.45
June 25, 2003 ........     20,040,276.04
July 25, 2003 ........     19,683,472.75
August 25, 2003 ......     19,344,824.26
September 25, 2003 ...     19,024,099.85
October 25, 2003 .....     18,721,062.54
November 25, 2003 ....     18,435,469.25
December 25, 2003 ....     18,167,070.89
January 25, 2004 .....     17,915,612.55
February 25, 2004 ....     17,680,833.64
March 25, 2004 .......     17,448,305.13
April 25, 2004 .......     17,217,762.76
May 25, 2004 .........     16,989,176.75
June 25, 2004 ........     16,762,517.55
July 25, 2004 ........     16,537,755.82
August 25, 2004 ......     16,314,862.46
September 25, 2004 ...     16,093,808.61
October 25, 2004 .....     15,874,565.58
November 25, 2004 ....     15,657,104.96
December 25, 2004 ....     15,441,398.51
January 25, 2005 .....     15,227,418.23
February 25, 2005 ....     15,015,136.32
March 25, 2005 .......     14,804,525.20
April 25, 2005 .......     14,595,557.49
May 25, 2005 .........     14,388,206.02
June 25, 2005 ........     14,182,443.83
July 25, 2005 ........     13,978,244.16
August 25, 2005 ......     13,775,580.45
September 25, 2005 ...     13,574,426.33
October 25, 2005 .....     13,374,755.65
November 25, 2005 ....     13,176,542.42
December 25, 2005 ....     12,979,760.89
January 25, 2006 .....     12,784,385.46
February 25, 2006 ....     12,590,390.74
March 25, 2006 .......     12,397,751.52
April 25, 2006 .......     12,206,442.79
May 25, 2006 .........     12,016,439.71
June 25, 2006 ........     11,828,405.55
July 25, 2006 ........     11,641,616.96
August 25, 2006 ......     11,456,049.61
September 25, 2006 ...     11,271,679.36
October 25, 2006 .....     11,088,482.21
November 25, 2006 ....     10,906,434.36
December 25, 2006 ....     10,727,909.84
January 25, 2007 .....     10,550,472.34
February 25, 2007 ....     10,374,098.55
March 25, 2007 .......     10,198,765.31
April 25, 2007 .......     10,024,449.65
May 25, 2007 .........      9,851,128.71
June 25, 2007 ........      9,678,779.84
July 25, 2007 ........      9,507,380.50
August 25, 2007 ......      9,336,908.33
September 25, 2007 ...      9,167,341.10
October 25, 2007 .....      8,998,656.74
November 25, 2007 ....      8,830,833.33
December 25, 2007 ....      8,664,600.25
January 25, 2008 .....      8,499,175.82
February 25, 2008 ....      8,329,097.87
March 25, 2008 .......      8,149,662.93
April 25, 2008 .......      7,961,209.35
May 25, 2008 .........      7,764,064.54
June 25, 2008 ........      7,558,545.24
July 25, 2008 ........      7,344,957.89
August 25, 2008 ......      7,123,598.92
September 25, 2008 ...      6,894,755.02
October 25, 2008 .....      6,658,703.47
November 25, 2008 ....      6,415,712.39
December 25, 2008 ....      6,157,076.24
January 25, 2009 .....      5,892,389.04
February 25, 2009 ....      5,621,883.32
March 25, 2009 .......      5,345,783.66
April 25, 2009 .......      5,064,306.96
May 25, 2009 .........      4,777,662.58
June 25, 2009 ........      4,486,052.60
July 25, 2009 ........      4,189,671.97
August 25, 2009 ......      3,888,708.71
September 25, 2009 ...      3,583,344.02
October 25, 2009 .....      3,273,752.44

                               S-C-6

                             CLASS 2-A7
DISTRIBUTION DATE          AND CLASS 2-A9
---------------------- ----------------------
November 25, 2009 ....      2,960,101.90
December 25, 2009 ....      2,636,000.87
January 25, 2010 .....      2,308,563.27
February 25, 2010 ....      1,977,922.29
March 25, 2010 .......      1,644,204.15
April 25, 2010 .......      1,307,527.04
May 25, 2010 .........        967,998.72
June 25, 2010 ........        625,710.53
July 25, 2010 ........        280,717.89
Thereafter ...........              0.00

                              S-C-7

                       TAC VI PRINCIPAL AMOUNT SCHEDULE

 DISTRIBUTION DATE               CLASS 2-A9
-------------------------- ----------------------
Initial Date  .............     15,000,000.00
December 25, 2001  ........     14,942,972.64
January 25, 2002  .........     14,878,501.52
February 25, 2002  ........     14,806,619.22
March 25, 2002  ...........     14,257,165.04
April 25, 2002  ...........     13,141,577.94
May 25, 2002  .............     11,980,047.57
June 25, 2002  ............     11,496,630.27
July 25, 2002  ............     11,099,258.19
August 25, 2002  ..........     10,773,634.46
September 25, 2002  .......     10,516,443.50
October 25, 2002  .........     10,444,733.50
November 25, 2002  ........     10,154,461.62
December 25, 2002  ........      9,644,314.94
January 25, 2003  .........      8,928,370.64
February 25, 2003  ........      8,234,805.97
March 25, 2003  ...........      7,566,717.59
April 25, 2003  ...........      6,923,811.46
May 25, 2003  .............      6,305,788.03
June 25, 2003  ............      5,712,342.29
July 25, 2003  ............      5,143,163.93
August 25, 2003  ..........      4,597,937.36
September 25, 2003  .......      4,076,341.87
October 25, 2003  .........      3,578,051.74
November 25, 2003  ........      3,102,736.33
December 25, 2003  ........      2,650,060.23
January 25, 2004  .........      2,219,683.39
February 25, 2004  ........      1,811,261.25
March 25, 2004  ...........      1,410,282.56
April 25, 2004  ...........      1,016,401.58
May 25, 2004  .............        629,508.14
June 25, 2004  ............        249,493.47
Thereafter  ...............              0.00

                               S-C-8

                      TAC VII PRINCIPAL AMOUNT SCHEDULE

                                 CLASS 2-A8
DISTRIBUTION DATE              AND CLASS 2-A10
-------------------------- ----------------------
December 25, 2001  ........     69,500,000.00
January 25, 2002  .........     68,675,396.29
February 25, 2002  ........     67,742,996.25
March 25, 2002  ...........     66,703,267.88
April 25, 2002  ...........     65,556,772.69
May 25, 2002  .............     64,304,235.71
June 25, 2002  ............     62,946,545.33
July 25, 2002  ............     61,484,752.72
August 25, 2002  ..........     59,920,070.75
September 25, 2002  .......     58,253,872.63
October 25, 2002  .........     56,516,799.26
November 25, 2002  ........     54,789,184.56
December 25, 2002  ........     53,757,095.52
January 25, 2003  .........     52,767,993.00
February 25, 2003  ........     51,821,500.52
March 25, 2003  ...........     50,917,224.78
April 25, 2003  ...........     50,054,755.92
May 25, 2003  .............     49,233,667.65
June 25, 2003  ............     48,453,517.55
July 25, 2003  ............     47,713,847.30
August 25, 2003  ..........     47,014,182.90
September 25, 2003  .......     46,354,035.01
October 25, 2003  .........     45,732,899.19
November 25, 2003  ........     45,150,256.21
December 25, 2003  ........     44,605,572.40
January 25, 2004  .........     44,098,299.93
February 25, 2004  ........     43,627,877.17
March 25, 2004  ...........     43,193,729.08
April 25, 2004  ...........     42,762,437.04
May 25, 2004  .............     42,333,415.15
June 25, 2004  ............     41,906,620.72
July 25, 2004  ............     41,482,011.31
August 25, 2004  ..........     41,059,544.75
September 25, 2004  .......     40,639,179.10
October 25, 2004  .........     40,220,872.69
November 25, 2004  ........     39,804,584.10
December 25, 2004  ........     39,390,272.14
January 25, 2005  .........     38,977,895.86
February 25, 2005  ........     38,567,414.58
March 25, 2005  ...........     38,158,787.84
April 25, 2005  ...........     37,751,975.39
May 25, 2005  .............     37,346,937.26
June 25, 2005  ............     36,943,633.69
July 25, 2005  ............     36,542,025.13
August 25, 2005  ..........     36,142,072.28
September 25, 2005  .......     35,743,736.07
October 25, 2005  .........     35,346,977.62
November 25, 2005  ........     34,951,758.29
December 25, 2005  ........     34,558,039.66
January 25, 2006  .........     34,165,783.52
February 25, 2006  ........     33,774,951.85
March 25, 2006  ...........     33,385,506.89
April 25, 2006  ...........     32,997,411.03
May 25, 2006  .............     32,610,626.91
June 25, 2006  ............     32,225,117.35
July 25, 2006  ............     31,840,845.37
August 25, 2006  ..........     31,457,774.19
September 25, 2006  .......     31,075,867.25
October 25, 2006  .........     30,695,088.15
November 25, 2006  ........     30,315,400.70
December 25, 2006  ........     29,936,768.90
January 25, 2007  .........     29,562,846.44
February 25, 2007  ........     29,189,885.80
March 25, 2007  ...........     28,817,851.53
April 25, 2007  ...........     28,446,708.37
May 25, 2007  .............     28,076,421.24
June 25, 2007  ............     27,706,610.47
July 25, 2007  ............     27,337,590.71
August 25, 2007  ..........     26,969,327.47
September 25, 2007  .......     26,601,786.38
October 25, 2007  .........     26,234,933.28
November 25, 2007  ........     25,868,734.17
December 25, 2007  ........     25,503,155.21
January 25, 2008  .........     25,139,321.97
February 25, 2008  ........     24,776,028.69
March 25, 2008  ...........     24,400,627.19
April 25, 2008  ...........     24,002,229.80
May 25, 2008  .............     23,581,639.16
June 25, 2008  ............     23,139,632.31
July 25, 2008  ............     22,676,961.45
August 25, 2008  ..........     22,194,354.72
September 25, 2008  .......     21,692,516.90
October 25, 2008  .........     21,172,130.10
November 25, 2008  ........     20,633,854.50
December 25, 2008  ........     20,078,328.94
January 25, 2009  .........     19,484,330.38
February 25, 2009  ........     18,875,196.21
March 25, 2009  ...........     18,251,482.49
April 25, 2009  ...........     17,613,726.94
May 25, 2009  .............     16,962,449.44
June 25, 2009  ............     16,298,152.65
July 25, 2009  ............     15,621,322.49
August 25, 2009  ..........     14,932,428.66
September 25, 2009  .......     14,231,925.17
October 25, 2009  .........     13,520,250.78
November 25, 2009  .......      12,797,829.53

                               S-C-9

                                 CLASS 2-A8
DISTRIBUTION DATE              AND CLASS 2-A10
--------------------------  ----------------------
December 25, 2009  ........     12,065,071.17
January 25, 2010  .........     11,306,264.30
February 25, 2010  ........     10,538,864.97
March 25, 2010  ...........      9,763,208.64
April 25, 2010  ...........      8,979,619.24
May 25, 2010  .............      8,188,409.57
June 25, 2010  ............      7,389,881.70
July 25, 2010  ............      6,584,327.39
August 25, 2010  ..........      5,772,160.72
September 25, 2010  .......      4,953,500.56
October 25, 2010  .........      4,128,606.85
November 25, 2010  ........      3,297,730.20
December 25, 2010  ........      2,461,112.12
January 25, 2011  .........      1,608,572.60
February 25, 2011  ........        751,633.67
Thereafter  ...............              0.00

                              S-C-10

                      TAC VIII PRINCIPAL AMOUNT SCHEDULE

 DISTRIBUTION DATE               CLASS 2-A10
-------------------------- ----------------------
Initial Date  .............     35,000,000.00
December 25, 2001  ........     34,628,928.33
January 25, 2002  .........     34,209,348.31
February 25, 2002  ........     32,221,170.20
March 25, 2002  ...........     28,830,167.08
April 25, 2002  ...........     25,487,811.95
May 25, 2002  .............     22,193,330.42
June 25, 2002  ............     20,487,887.55
July 25, 2002  ............     18,999,346.59
August 25, 2002  ..........     17,694,214.86
September 25, 2002  .......     16,564,449.44
October 25, 2002  .........     15,601,189.02
November 25, 2002  ........     15,092,617.04
December 25, 2002  ........     14,260,705.96
January 25, 2003  .........     13,555,391.27
February 25, 2003  ........     12,967,828.97
March 25, 2003  ...........     11,014,728.53
April 25, 2003  ...........      9,134,574.58
May 25, 2003  .............      7,326,360.10
June 25, 2003  ............      5,589,071.50
July 25, 2003  ............      3,921,688.68
August 25, 2003  ..........      2,323,185.25
September 25, 2003  .......        792,528.58
Thereafter  ...............              0.00

                              S-C-11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION

                                  DEPOSITOR

                          ASSET-BACKED CERTIFICATES
                              ASSET-BACKED NOTES
                             (ISSUABLE IN SERIES)

EACH TRUST FUND:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

     o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

     o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae; and/or

     o private mortgage backed certificates, as described in this prospectus;
       and

     o payments due on those mortgage loans and mortgage backed certificates.

   The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

o    will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in this prospectus; and

o    may have one or more forms of credit enhancement.

   The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

   The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

   The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               LEHMAN BROTHERS

               The date of this prospectus is November 26, 2001

                        DESCRIPTION OF THE SECURITIES

GENERAL

   The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture See "The Agreements."

   Each series of Securities will consist of one or more classes of Securities, one or more of which may:

   o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

   o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

   o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

   o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

   o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

   o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

   o be other types of Securities, as described in the prospectus supplement.

   If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

   Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securitiesin specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "--Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

   General

   Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

   Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

   The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

   For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

   Single Class Securities Generally

   With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "Subordinate Securities" below.

   If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

   If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

   Multi-Class Series

   A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a

"Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

   Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

   A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

   Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

   Subordinate Securities

   A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

OPTIONAL TERMINATION

   If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

   o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

   o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

   The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "--Termination."

OPTIONAL PURCHASE OF SECURITIES

   The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

   If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

   The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of
Securities:

   o     call protection for any class of Securities of a series;

   o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

   o     certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

   General

   If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or the

Euroclear System ("Euroclear") Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

   No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under " -- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

   Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   DTC

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

   Clearstream

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.

   Euroclear

   Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

   Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

   Beneficial Ownership of Book-Entry Securities

   Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

   The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors," "--Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "--Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

   Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

   Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of

DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors," -- "Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "--Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

   Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

   None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  Definitive Securities

   Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

   With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

   With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

   A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

   If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

   The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

   CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

   The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   Type of Loan

   Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

   In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

   To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

   In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

   If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

   A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

   The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

   In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

   Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses

   The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

   Optional Termination

   If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                               THE TRUST FUNDS

GENERAL

   The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

   The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

   o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

   o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

   o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

   o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

   o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

   o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

   o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

   o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

   o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

   The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

   The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

   o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

   o     Fannie Mae certificates;

   o     Freddie Mac certificates;

   o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

   o     Mortgage Loans or participation interests in Mortgage Loans; and

   o Manufactured Home Loans or participation interests in Manufactured Home Loans.

   Mortgage Loans and Manufactured Home Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

   Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

GINNIE MAE CERTIFICATES

   General

   The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

   The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

   Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

   With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

   All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

   Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

   The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Ginnie Mae

   The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

   General

   Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

   Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

   Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

   o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

   o     fixed-rate level payment FHA Loans or VA Loans;

   o     adjustable rate mortgage loans;

   o     GEM Loans, Buy-Down Loans or GPM Loans; and

   o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional

Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

   The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

   Fannie Mae

   Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

   General

   The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

   Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than two hundred basis points.

   Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

   The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

   Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

   o     30 days following foreclosure sale;

   o     30 days following payment of the claim by any mortgage insurer; or

   o     30 days following the expiration of any right of redemption.

   In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

   Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the fifteenth day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

   The Underlying Mortgage Loans

   Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

   The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

   Freddie Mac

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

   General

   The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

   o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

   o     collateralized mortgage obligations secured by Loans or Agency
         Certificates.

   Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

   Underlying Loans

   The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

   o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

   o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

   o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

   o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

   o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

   o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities

   Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

   Additional Information

   The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

   o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

   o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

   o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

   o     the weighted average interest rate of the Private Mortgage-Backed
         Securities;

   o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

   o     the terms on which the underlying Loans for the Private
         Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

   o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

   If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MORTGAGE LOANS

   General

   The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

   The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

   o     fixed interest rate or adjustable interest rate Mortgage Loans;

   o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

   o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

   o     Buy-Down Loans;

   o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one-to-four family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

   o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

   The Mortgage Loans may include:

   o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

   o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

   Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

   The Mortgaged Properties may include Single Family Properties (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

   Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement.

Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

   The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

   The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

   o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

   o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

   o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than 5 years and not more than 30 years;

   o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

   o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

   The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

   Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

   o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

   o     the Buy-Down Period may not exceed three years;

   o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

   o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

   o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

   Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

   o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

   o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

   o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

   o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

   As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

   Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

   These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

   The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

   Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

   o     the death of the borrower, or the last living of two co-borrowers;

   o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

   o     the sale of the related Mortgaged Property.

   The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

   The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

     (1) the aggregate outstanding principal balance of the Mortgage Loans;

     (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

     (3) the average outstanding principal balance of the Mortgage Loans;

     (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

     (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

     (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

     (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

     (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

     (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

     (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

   If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MANUFACTURED HOME LOANS

   The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae-or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

   The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

   Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

   o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

   o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

   o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

   o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

   The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

   The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

     (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

     (2) the weighted average interest rate on the Manufactured Home Loans;

     (3) the average outstanding principal balance of the Manufactured Home
    Loans;

     (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

     (5) the range of Loan-to-Value Ratios of the Manufactured Home Loans;

     (6) the relative percentages (by principal balance as of the Cut-off
    Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

     (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

     (8) the distribution by state of Manufactured Homes securing the Loans.

   If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

   The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

PRE-FUNDING ARRANGEMENTS

   The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

   If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

   Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

   The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

   Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

   A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

OTHER FUNDS OR ACCOUNTS

   A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "--Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

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
                  LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

   The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

   Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

   In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

   The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments

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
plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

   With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

   Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

   To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

   In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

   Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

   The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

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
   No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

   To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

   o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

   o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

   o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

   o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

   o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

   If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the

"Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans --Maintenance of Insurance Policies and Other Servicing Procedures."

   With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

   Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

   o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

   o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

   o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

   o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

   o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

   o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

   Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

   The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

   Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect

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
to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

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
                              SERVICING OF LOANS

GENERAL

   Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

   o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer,

   o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans and

   o     advance funds as described below under "Advances and Limitations
         Thereon."

   If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

   The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae-or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

   The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

   The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

   o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series,

   o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or

   o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

   The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

   As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

   Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

   The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

   As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

   o all payments on account of principal, including prepayments, on the Loans;

   o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

   o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

   o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

   o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

   o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

   o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

   Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

   o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

   o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

   o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

   o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

   o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

   o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

   o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

   o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

   o to clear and terminate the Collection Account pursuant to the related Agreement.

   In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

   In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

   With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

   Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

   If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

   The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

   If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

   With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

   General

   The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

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
   Payments in Connection With Prepaid Loans

   In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

   Standard Hazard Insurance; Flood Insurance

   Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

   The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

   Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

   The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

   Special Hazard Insurance Policy

   To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

   Primary Mortgage Insurance

   To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

   Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   FHA Insurance and VA Guarantees

   To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

   The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

   Bankruptcy Bond

   If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

   The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

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
   The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

   Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

   Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

   As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

   Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

   Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

   As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

   The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

   In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

   If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

   The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

   If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

   The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

   The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

   In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

   The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

   o     is qualified to service mortgage loans for Fannie Mae or Freddie
         Mac;

   o     is reasonably satisfactory to the trustee for the related series;

   o     has a net worth of not less than $15,000,000; and

   o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement; and

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
provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

   No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

   Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

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                                CREDIT SUPPORT

GENERAL

   Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

   o     an irrevocable letter of credit;

   o the subordination of one or more classes of the Securities of a series;

   o     reserve funds;

   o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

   o     a surety bond or financial guaranty insurance policy;

   o     the use of cross-support features; or

   o another method of credit support described in the prospectus supplement.

   In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

   Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

   If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

   o     the amount payable under the credit support;

   o any conditions to payment thereunder not otherwise described in this prospectus;

   o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o the material provisions of any agreement relating to the credit support.

   Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

   o     a brief description of its principal business activities;

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

   o     if applicable, the credit ratings assigned to it by rating agencies;
         and

   o     certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

   If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

   A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

   With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

   Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

   If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

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
INSURANCE

   Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

   Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

   The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

   Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

   One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

   Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

   Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

   The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

   General

   Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

   A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

   To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

   Primary Mortgage Insurance

   Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

   o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

   o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

   o     amounts expended but not approved by the mortgage insurer;

   o     claim payments previously made by the mortgage insurer; and

   o     unpaid premiums.

   Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

   o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

   o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

   o     physical damage to the Mortgaged Property; and

   o the related servicer not being approved as a servicer by the mortgage insurer.

   Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and
(4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

   As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

   o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

   o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

   o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

   Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

   o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

   o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

   o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

   o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

   o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

   o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

   The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

   FHA Insurance and VA Guaranty

   The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

   Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

   FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

   The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

   HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

   On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

   Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

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
   VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

   With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

   In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

   When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

   In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

   Pool Insurance Policy

   If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

   The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance

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policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

   Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

   o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property,

   o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest, and

   o advances made by the insured as described above less certain payments.

   An "approved sale" is:

   o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

   o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer,

   o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer, or

   o     the acquisition of the Mortgaged Property by the pool insurer.

   As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

   The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

   Mortgage Insurance with Respect to Manufactured Home Loans

   A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

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HAZARD INSURANCE ON THE LOANS

   Standard Hazard Insurance Policies

   The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

   The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

   The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

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
   Special Hazard Insurance Policy

   Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

   Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

   Other Hazard-Related Insurance; Liability Insurance

   With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

   In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

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
   The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

   If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

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                                THE AGREEMENTS

   The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

   Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

   As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

   General

   At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

   Assignment of Private Mortgage-Backed Securities

   The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

   Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

     (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

     (2) that, immediately prior to the conveyance of the Private
    Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

     (3) that there has been no other sale by it of the Private
    Mortgage-Backed Securities; and

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
     (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private
    Mortgage-Backed Securities.

   Assignment of Mortgage Loans

   As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

   o the mortgage note endorsed without recourse to the order of the trustee or in blank;

   o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

   o     an assignment of the Mortgage in recordable form.

   The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

   If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

   With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

   The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

   If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

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
   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

   Assignment of Manufactured Home Loans

   The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

   In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

   Assignment of Participation Certificates

   The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation
Certificate:

   o     that the information contained in the Participation Certificate
         Schedule is true and correct in all material respects;

   o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

   o that there has been no other sale by it of the Participation Certificates; and

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   o     that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

   Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

   Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

   If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

   Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

   Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

   The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

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REPORTS TO SECURITYHOLDERS

   The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

     (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

     (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

     (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

     (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

     (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

     (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

     (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

     (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

     (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

     (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

     (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
    Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

     (12) any other information as specified in the related Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the

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Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

INVESTMENT OF FUNDS

   The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

   o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

   o demand and time deposits, certificates of deposit or bankers' acceptances;

   o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

   o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

   o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

   o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

   o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

   Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

   Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

   If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

   Trust Agreement

   As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

   o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or

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         servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

   o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

   o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

   So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

   In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

   During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

   No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

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   Indenture

   As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

   o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

   o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

   o any other event of default provided with respect to Notes of that series.

   If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

   If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

   o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

   As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

   Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect

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to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

   The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

   The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

   The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

   The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

   The trustee may also be removed at any time:

   o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

   o     if the trustee becomes insolvent; or

   o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

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   Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

   The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

   Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

EXPENSE RESERVE FUND

   If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

   Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

     (1) to cure any ambiguity;

     (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

     (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

     (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

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   As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

   o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

   o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

   The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC OR FASIT ADMINISTRATOR

   For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

   If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

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TERMINATION

   Trust Agreement

   The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

   o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
         (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

   o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

   As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

   o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

   o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

   o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

   o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

   o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase, and

   o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

   The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

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   Indenture

   The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

   In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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                            LEGAL ASPECTS OF LOANS

   The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

   The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

   If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are

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damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

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COOPERATIVE LOANS

   If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

   A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

   If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to

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occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

   There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

  Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

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FORECLOSURE ON MORTGAGES

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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REALIZING UPON COOPERATIVE LOAN SECURITY

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a

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non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

  Cooperative Loans

   Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  Leases and Rents

   Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents

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for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

  Federal Bankruptcy and Other Laws Affecting Creditors' Rights

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

   In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

   The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

  Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory

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contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

   Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

   Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

   o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of military service;

   o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

   o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

   However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay

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amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

   As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

ENVIRONMENTAL RISKS

   Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

   Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

   Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St.

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Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act")
generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

   o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

   o originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled

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to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   The depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

   ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

   The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

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MANUFACTURED HOME LOANS

  Security Interests in the Manufactured Homes

   Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

   As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

   In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

  Relocation of a Manufactured Home

   In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation

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and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

   In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

  Intervening Liens

   Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

  Enforcement of Security Interests in Manufactured Homes

   So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral

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or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws
Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

  Consumer Protection Laws

   The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

  Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

   Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

   In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due On Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due On Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

  Applicability of Usury Laws

   Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

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                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Securities. This discussion has been prepared with the advice of McKee Nelson LLP, Sidley Austin Brown & Wood LLP and Morgan, Lewis & Bockius LLP. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, this discussion is based on authorities that are subject to changes that could apply retroactively.

   In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Offered Securities.

   The following discussion addresses Securities of five general types:

   o REMIC Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

   o FASIT Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

   o Grantor Trust Securities representing interests in a trust fund (a "Grantor Trust Fund") as to which no REMIC or FASIT election will be made and which will be treated as a trust for federal income tax purposes;

   o Partnership Securities representing interests in a trust fund (a "Partnership Trust Fund") that is treated as a partnership for federal income tax purposes; and

   o Debt Securities representing indebtedness of a Partnership Trust Fund or the beneficial owner of a Grantor Trust Fund for federal income tax purposes.

   The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and the "ownership interest" in the FASIT. For purposes of this tax discussion, (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security, and (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made.

   The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. The FASIT Provisions of the Code became effective on September 1, 1997. The Treasury Department, on February 7, 2000, released proposed regulations interpreting the FASIT Provisions and the proposed regulations, subject to certain exceptions, would only become effective at the time they are issued in final form. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

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TAXABLE MORTGAGE POOLS

   Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined herein) will be considered a Taxable Mortgage Pool if (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those debt obligations consist of "real estate mortgages," (2) that entity is the borrower under debt obligations with two or more maturities, and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Unless otherwise provided in the applicable prospectus supplement, the depositor will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

Classification of REMICs

   For each series of REMIC Securities, assuming compliance with all provisions of the related trust agreement, McKee Nelson LLP, Sidley Austin Brown & Wood LLP or Morgan, Lewis & Bockius LLP ("Company Counsel") will deliver its opinion, generally to the effect that the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions. In addition, to the extent provided in the applicable prospectus supplement, Regular Securities may also evidence ownership of an interest in a notional principal contract. See "Characterization of Investments in REMIC Securities" below.

   For the REMIC Pool to qualify as a REMIC, the REMIC Pool must continuously comply with the REMIC Provisions. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The trust agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Disqualified Organizations" below.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

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   o     in exchange for any qualified mortgage within a three-month period thereafter; or

   o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes:

     (1) a mortgage in default or as to which default is reasonably foreseeable;

     (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (3) a mortgage that was fraudulently procured by the borrower; and

     (4) a mortgage that was not in fact principally secured by real property.

   A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property (and any personal property incidental to the real property) acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

   o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages, may be zero.

   o A residual interest is an interest in a REMIC Pool (other than a regular interest) that is issued on the Startup Day and that is designated as a residual interest.

   An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the

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REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, or are affected by lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the REMIC Provisions during any taxable year, the REMIC Provisions provide that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the REMIC Provisions authorize the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not issued any such regulations. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The trust agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. The depositor does not anticipate that the status of any REMIC Pool as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

   To the extent provided in the applicable prospectus supplement, a Regular Security could represent not only the ownership of a REMIC regular interest, but also an interest in a notional principal contract. This can occur, for instance, when the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outsider reserve fund in favor of the regular interest holders.

   In the opinion of Company Counsel, the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represents such interest) will be treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represent such an interest) will qualify for the corresponding status in their entirety for that calendar year.

   Income (including original issue discount) on the Regular Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the portion of such Regular Securities that represent such an interest) and income allocated to the class of Residual Securities will be treated as interest described in Section 856(c)(3)(B) of the Code in the same proportion that the income on the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code at all time during a calendar year, all income on the REMIC Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, income associated with the portion of such Regular Securities that represents such an interest) will qualify as interest described in Section 856(c)(3)(B) of the Code for the calendar year. In addition, in the opinion of Company Counsel, the Regular Securities (other than, in the case of Regular Securities that also represent interests in a notional principal contract, the

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portion of such Regular Securities that represent such an interest) generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein.

   The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

   The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the REIT (real estate investment trust) Regulations, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

   For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, the applicable Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Interests

(1) General

   In general, interest, original issue discount, and market discount on a regular interest will be treated as ordinary income to a holder of the regular interest, and principal payments on a regular interest will be treated as a return of capital to the extent of the regular interest holder's basis in the regular interest allocable thereto. A regular interest holder must use the accrual method of accounting with regard to its regular interest, regardless of the method of accounting otherwise used by that regular interest holder.

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(2) Original Issue Discount

   Accrual Securities will be, and other classes of regular interests may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of regular interests having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular interest holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interests. To the extent that those issues are not addressed in the regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount for the regular interests.

   Each regular interest (except to the extent described below for a regular interest on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "non-pro rata security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular interest holder's income. The total amount of original issue discount on a regular interest is the excess of the "stated redemption price at maturity" of the regular interest over its "issue price." The issue price of a class of regular interests offered pursuant to this prospectus generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a regular interest also includes any amount paid by an initial regular interest holder for accrued interest that relates to a period before the issue date of the regular interest, unless the regular interest holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

   The stated redemption price at maturity of a regular interest always includes the original principal amount of the regular interest, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular interest. Because there is no penalty or default remedy in the case of nonpayment of interest for a regular interest, it is possible that no interest on any class of regular interests will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the regular interests as qualified stated interest. Distributions of interest on an accrual security, or on other regular interests for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those regular interests includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular interest is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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   Under a de minimis rule, original issue discount on a regular interest will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular interest multiplied by the weighted average maturity of the regular interest. For this purpose, the weighted average maturity of the regular interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular interest and the denominator of which is the stated redemption price at maturity of the regular interest. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "prepayment assumption") and the anticipated reinvestment rate, if any, relating to the regular interests. The prepayment assumption for a series of regular interests will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the regular interest is held as a capital asset. Under the OID Regulations, however, regular interest holders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   A regular interest holder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the regular interest accrued during an accrual period for each day on which it holds the regular interest, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each regular interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the regular interest. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1) the sum of:

        (a) the present value of all of the remaining distributions to be made on the regular interest as of the end of that accrual period and

        (b) the distributions made on the regular interest during the accrual period that are included in the regular interest's stated redemption price at maturity, over

     (2) the adjusted issue price of the regular interest at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the regular interest at the issue date;

     (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

     (3) the prepayment assumption.

For these purposes, the adjusted issue price of a regular interest at the beginning of any accrual period equals the issue price of the regular interest, increased by the total amount of original issue discount for the regular interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular interest's stated redemption price at maturity that were made on the regular interest in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

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   Under the method described above, the daily portions of original issue discount required to be included in income by a regular interest holder generally will increase if the prepayments on the underlying mortgage loans exceed the prepayment assumption, and generally will decrease (but not below zero for any period) if the prepayments on the underlying mortgage loans are slower than the prepayment assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

   In the case of a non-pro rata Security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the original issue discount accruing on each non-pro rata Security in a full accrual period would be its allocable share of the original issue discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the prepayment assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3) Acquisition Premium

   A purchaser of a regular interest having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4) Variable Rate Regular Securities

   Regular interests may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that

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inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

   The amount of original issue discount for a regular interest bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that regular interest generally to be determined by assuming that interest will be payable for the life of the regular interest based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5) Market Discount

   A subsequent purchaser of a regular interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the regular interest (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a regular interest, or (2) in the case of a regular interest having original issue discount, is exceeded by the adjusted issue price of that regular interest at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that regular interest as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or
(2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a regular interest issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

   The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

   The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular interest over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular interest for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular interest is disposed of.

   As an alternative to the inclusion of market discount in income on the foregoing basis, the regular interest holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the regular interest holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a regular interest at a price lower than the remaining amounts includible in the stated redemption price at maturity of the Security, but higher than its adjusted issue price, does not acquire the regular interest with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

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   Market discount for a regular interest will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the regular interest (or, in the case of a regular interest having original issue discount, the adjusted issue price of that regular interest) multiplied by the weighted average maturity of the regular interest (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

   Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular class of regular interests. Prospective investors should consult their own tax advisors regarding the application of the market discount rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6) Amortizable Premium

   A regular interest purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular interest holder holds that regular interest as a "capital asset" within the meaning of Code Section 1221, the regular interest holder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the regular interest. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the regular interest holder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.

   The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the regular interests. Amortizable bond premium generally will be treated as an offset to interest income on a regular interest, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7) Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a regular interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

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(8) Treatment of Losses

   Regular interest holders will be required to report income for regular interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular interest, particularly a subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that regular interest holders that are corporations or that otherwise hold the regular interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any regular interest becoming wholly or partially worthless, and that, in general, regular interest holders that are not corporations and do not hold the regular interests in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular interest becoming totally worthless.

   Regular interest holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their regular interests. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.

(9) Sale or Exchange of Regular Securities

   If a regular interest holder sells or exchanges a regular interest, the regular interest holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular interest. The adjusted basis of a regular interest generally will equal the original cost of the regular interest to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the regular interest and reduced by amounts included in the stated redemption price at maturity of the regular interest that were previously received by the seller, by any amortized premium, and by any recognized losses.

   Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular interest realized by an investor who holds the regular interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular interest has been held for the long-term capital gain holding period (currently, more than one year). Gain will be treated as ordinary income

     (1) if a regular interest is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the regular interest holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

     (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

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     (3) to the extent that the gain does not exceed the excess, if any, of
    (a) the amount that would have been includible in the gross income of the holder if its yield on that regular interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that regular interest.

   In addition, gain or loss recognized from the sale of a regular interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20% with a reduction to 18% for certain assets held for at least five years) than ordinary income of those taxpayers (39.1% for 2001 (with scheduled reductions through 2006)) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1) Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     (2) all bad loans will be deductible as business bad debts; and

     (3) disallowance of the deduction for interest expenses related to tax-exempt obligations, is determined as if the REMIC were a financial institution described in Section 265(b) of the Code.

   The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular interests, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular interests. The REMIC Pool's deductions include interest and original issue discount expense on the regular interests, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

   The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued original issue discount relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this

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mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

   Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Securityholder's after-tax rate of return.

   A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts:

     (1) it may not be offset by current or net operating loss deductions;

     (2) it will be considered unrelated business taxable income to tax-exempt entities; and

     (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by those Residual Securityholders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2) Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom the loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

   A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

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   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Securityholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3) Treatment of Certain Items of REMIC Income and Expense

   Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the regular interests, and different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on regular interests as described above under "--Taxation of Owners of REMIC Regular Interests -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Owners of REMIC Regular Interests -- Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of REMIC Regular Interests -- Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in

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accordance with a reasonable method regularly employed by the holder thereof.
The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4) Limitations on Offset or Exemption of REMIC Income

   A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of the Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   In addition, the Code provides three specific rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Securityholder. First, alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

(5) Tax-Related Restrictions on Transfer of Residual Securities

   Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable federal rate under Code Section

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1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income from a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

   o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
         Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

   o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

   The trust agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee will be the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the trust agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a

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legend referring to those restrictions on transfer, and each Residual
Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related trust agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

   A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The trust agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "-- Disqualified Organizations."

   Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest,
(ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

   On December 8, 2000, the IRS issued Rev. Proc. 2001-12, which creates an additional safe harbor for transfers of non-economic residual interests to purchasers that are domestic, taxable C corporations (other than REITs, RICs, or cooperatives). A transfer generally satisfies the new safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable,

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domestic C corporation in a transaction that satisfies the safe harbor, and
(3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. In addition, the transfer must meet the other conditions, described above, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest. Investors should consult their own tax advisors before transferring any residual interest.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, a partnership (except as provided in applicable Treasury regulations) or any entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6) Sale or Exchange of a Residual Security

   Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities -- Basis and Losses") of the Residual Securityholder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the holder's adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section

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163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7) Mark to Market Regulations

   Code Section 475 generally requires dealers to mark to market securities they own. Regulations adopted under Code Section 475 provide that a Residual Security is not a security and cannot be marked to market under Code Section 475.

Taxes That May Be Imposed on the REMIC Pool

(1) Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1) the disposition of a qualified mortgages other than in connection with

        (a) substitution within two years of the Startup Day of a qualified replacement mortgage for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or the substitution of a qualified replacement mortgage for another qualified mortgage within three months of the Startup Day;

        (b) foreclosure, default, or imminent default of a qualified mortgage;

        (c) bankruptcy or insolvency of the REMIC Pool; or

        (d) a qualified (complete) liquidation of the REMIC;

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     (3) the receipt of compensation for services; or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

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(2) Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Securityholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3) Net Income from Foreclosure Property

   The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular interests and Residual Securityholders within the 90-day period.

Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Securityholders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Securityholders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized

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deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning in 2006. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

   In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of regular interests and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on regular interests that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

(1) Regular Interests

   Interest, including original issue discount, distributable to regular interest holders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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   The Internal Revenue Service recently issued final regulations (the "New
Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2) Residual Securities

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "regular interests" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Owners of Residual Securities -- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If the 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"-- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3) Backup Withholding

   Distributions made on the regular interests, and proceeds from the sale of the regular interests to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the regular interests would be refunded by the Internal Revenue Service or allowed as a credit against the Regular holder's federal income tax liability.

(4) Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular interests or beneficial owners who own regular interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular interests

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(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 (or its on-line equivalent, if any) for a particular series of regular interests. Holders through nominees must request the information from the nominee.

   The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of regular interests, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of regular interests, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Characterization of Investments in REMIC Securities."

   Residual Securityholders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

   Treasury regulations provide that a Residual Securityholder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Securityholder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITS

Classification of FASITs

   For each series of FASIT Securities, assuming compliance with all provisions of the related trust agreement, in the opinion of applicable Company Counsel, the related trust fund will qualify as a FASIT. A FASIT is any entity that (1) elects FASIT status, (2) satisfies certain requirements concerning the interests it issues (the "interests test"), and (3) satisfies certain requirements concerning the composition of its assets (the "asset test"). Any entity described in Section 851(a) of the Code (i.e., a regulated investment company), however, would not be eligible to elect FASIT status.

   The Interests Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C" corporation that is subject to tax and that is not a regulated investment company, a real estate investment trust, a REMIC, or a subchapter T cooperative). The ownership interest need not have any particular economic characteristics.

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   Generally, A FASIT regular interest is any interest issued by the FASIT on or after its startup day that is designated as such and that (1) unconditionally entitles the holder to receive a specified principal amount,
(2) provides that interest payments, if any, be determined based on a fixed rate, or, except as otherwise provided in Treasury Regulations, which have not been promulgated, at a rate that would qualify as a variable rate under the REMIC regulations, (3) does not have a stated maturity date more than 30 years from the date of issuance, (4) does not have an issue price in excess of 125% of its stated principal amount, and (5) has a yield to maturity that is not greater than the appropriate applicable federal rate published by the IRS for the month of issue plus 5%. Certain FASIT interests, referred to as "high-yield interests," will qualify as regular interests even though they do not satisfy the first, fourth, or fifth requirements set out above.
Generally, high-yield interests must be held by eligible corporations.

   The Asset Test. If the Trust Fund is to qualify as a FASIT, then as of the close of the third month following the date of its formation, and at all times thereafter, substantially all of its assets must be "permitted assets." The term "permitted assets" is defined to include (1) cash and cash equivalents, (2) generally, any instrument that is classified as indebtedness for federal income tax purpose under which interest payments, if any, are payable at a fixed rate or a rate that would be a qualifying rate under the REMIC regulations for a REMIC regular interest, (3) foreclosure property, (4) certain hedging instruments (e.g., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and (6) any regular interest in a REMIC or in another FASIT. The term "permitted asset" does not, however, include any debt instrument, other than a cash equivalent, issued by the holder of the ownership interest or any person related to the holder.

   If the trust fund fails to comply with one or more of the requirements for FASIT status during any taxable year, the trust fund may lose its FASIT status for that year and all years thereafter. If the trust fund were to lose its FASIT status, the trust fund could be taxable as a corporation.

Taxation of Owners of FASIT Regular Securities

(1) General

   Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on REMIC regular interests. Holders of FASIT Regular Securities must report income from these Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the Security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2) Original Issue Discount; Market Discount; Acquisition Premium

   Holders of FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on the Securities in the same manner described for REMIC regular interests. See "-- REMICs -- Taxation of Owners of REMIC Regular Interests" above.

(3) Sale or Exchange

   If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular interests. See "-- REMICs -- Taxation of Owners of REMIC Regular Interests -- Sale or Exchange of Regular Securities."

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Taxation of Owners of High-Yield Interests

(1) General

   The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of the interest, and the ability of the holders to offset income derived from their FASIT Security with losses.

   High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in Securities who acquire these interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2) Treatment of Losses

   The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

Taxation of FASIT Ownership Security

(1) General

   A FASIT Ownership Security represents the residual equity interest in a FASIT. The holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "-- Taxation of Owners of High-Yield Interests" above.

   Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security.

(2) Prohibited Transaction

   The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

     (1) an asset that is not a permitted asset;

     (2) any disposition of an asset other than a permitted disposition;

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     (3) any income attributable to loans originated by the FASIT; and

     (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

   A permitted disposition is any disposition of any permitted asset:

     (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

     (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

     (3) incident to the bankruptcy or insolvency of the FASIT;

     (4) necessary to avoid a default on any indebtedness of the FASIT attributable to a default (or imminent default) on an asset of the FASIT;

     (5) to facilitate a clean-up call;

     (6) to substitute a permitted debt instrument for another such instrument; or

     (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

   A series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3) Backup Withholding, Reporting and Tax Administration

   Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

Proposed FASIT Regulations

   The Treasury Department filed proposed regulations interpreting the FASIT Provisions ("proposed FASIT regulations") with the Federal Register on Friday, February 4, 2000. The proposed FASIT regulations generally would be effective on the date they are issued as final regulations. Certain anti-abuse rules are, however, proposed to be effective on February 4, 2000. The proposed FASIT regulations would, among other things, provide procedures for making a FASIT election, refine the definition of certain terms used in the FASIT provisions, provide penalties that would apply upon cessation of FASIT status, provide rules for the tax treatment of transfers of assets to the FASIT, and establish anti-abuse rules to preclude use of the FASIT vehicle for a transaction that did not primarily concern the securitization of financial assets.

GRANTOR TRUST FUNDS

Classification of Grantor Trust Funds

   For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of applicable Company Counsel, the related Grantor Trust Fund will be classified as trust under Treasury Regulation Section 301.7701-4(c) and not as a business entity taxable as a partnership or corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

(1) General

   Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the

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holder of each Security of that series (referred to herein as "Standard
Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the servicing fees and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

   However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fees and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning in 2006. As a result of the limitations set forth in Code Sections 67 and 68, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.

   Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs -- Taxation of Owners of REMIC Regular Interests -- Treatment of Losses."

(2) Tax Status

   For a series, in the opinion of applicable Company Counsel a Standard Security owned by a:

   o     "domestic building and loan association" within the meaning of Code
         Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

   o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and the income on a Standard Security will be considered "interest on obligations secured by mortgages on real property" under Code section 856(c)(3)(B) in the same proportion that the income of the related Grantor Trust Fund is "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

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   o     REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs -- Taxation of Owners of Residual Securities Premium."

   Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "-- Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

   Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Interests
-- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3) Recharacterization of Servicing Fees

   If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage

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loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

   Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See
"-- Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4) Sale or Exchange of Standard Securities

   Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

Stripped Securities

(1) General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Company Counsel, the Securities will be subject to those rules if:

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   o     the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of retained interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

   o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees" above); and

   o Securities are issued in two or more classes representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "-- Standard Securities -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities -- General," subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a pool of variable-rate mortgage loans, in the opinion of Company Counsel, (1) the Grantor Trust Fund will be treated as a trust under Treasury Regulation Section 301.7701-4(c) and not as a business entity taxable as a partnership or corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The trust agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs -- Taxation of Owners of REMIC Regular Interests -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in that computation.

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   The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68 as described above.

   A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

(2) Status of Stripped Securities

   No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Company Counsel, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] principally secured by an interest in real property which is residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. See "-- Standard Securities -- Tax Status" above.

(3) Taxation of Stripped Securities

   Original Issue Discount. Except as described above, each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs -- Taxation of Owners of REMIC Regular Interests -- Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the prepayment assumption, other than qualified stated interest.

   If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

   Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs -- Taxation of Owners of REMIC Regular Interests -- Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held

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for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes those classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto.

   Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

   The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer

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identification number or if the Secretary of the Treasury determines that a
Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs -- Backup Withholding."

Taxation of Certain Foreign Investors

   To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

   Treasury regulations provide, however, that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs -- Taxation of Certain Foreign Investors -- Regular Securities."

PARTNERSHIP TRUST FUNDS & DEBT SECURITIES

Classification of Partnership Trust Funds and Debt Securities

   For each series of Partnership Securities or Debt Securities, the applicable Company Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

   For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property which is residual real property" within the meaning of Code Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

Taxation of Debt Securityholders

   The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of Securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, the applicable Company Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

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   Debt Securities generally will be subject to the same rules of taxation as
Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs -- Taxation of Owners of REMIC Regular Interests" and "--Sale or Exchange of Regular Securities."

Taxation of Owners of Partnership Securities

(1) Treatment of the Partnership Trust Fund as a Partnership

   If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2) Partnership Taxation

   As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds -- Standard Securities --General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the securityholders for that period.

   This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the

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depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

   Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

   A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to
the limitations described above under "--Grantor Trust Funds --   Standard
Securities -- General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

   Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor
Trust Funds -- Standard Securities --   General" and "--Premium and
Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3) Discount and Premium

   It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Standard Securities." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

   If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4) Section 708 Termination

   Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation

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thereof, which would not constitute a sale or exchange. The Partnership Trust
Fund will not comply with certain technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5) Disposition of Securities

   Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

   Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6) Allocations Between Transferors and Transferees

   In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7) Section 731 Distributions

   In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

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(8) Section 754 Election

   If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9) Administrative Matters

   The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of that person, (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

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Tax Consequences to Foreign Securityholders

   It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.1% for 2001 (with scheduled reductions through 2006) for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8BBN, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury or other appropriate certification.

   Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8BBN (or other appropriate certification) to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

Backup Withholding

   Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding is 30.5%. This rate is scheduled to adjust in future periods.

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                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Notes or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a

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fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL issued an individual exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991) as amended by PTE 97-34, Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000)) (the
"Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

   For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

   The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

   o The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the trust fund; provided, that the Exemption will apply to Securities reflecting mortgage loans with loan-to-value ratios in excess of 100% if the rights and interests are not subordinated and are rated in either of the two highest generic rating categories;

   o The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

   o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

   o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

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   o     The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

   o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the
Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

   A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

   The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of

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Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

   The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust fund within the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

     (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original Primary Assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency.

     (3) The transfer of the Subsequent Assets to the issuer during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the issuer.

     (4) The weighted average annual percentage interest rate for all of the Primary Assets in the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Primary Assets transferred to the issuer on the closing date.

     (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Primary Assets that were transferred to the issuer:

           o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

           o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related Agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Primary Assets transferred to the issuer as of the closing date.

     (6) The Pre-Funding Period must end no later than the later of three months or 90 days after the closing date (or earlier if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an Event of Default occurs).

     (7) Amounts transferred to the Pre-Funding Account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     (8) The prospectus or prospectus supplement must describe:

           o the Pre-Funding Account and/or capitalized interest account used in connection with the Pre-Funding Account;

           o the duration of the Pre-Funding Period;

           o the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

           o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

     (9) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

   The Securities may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of Securities will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of Securities that includes such features.

   To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

   In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Securities should consider the federal income tax consequences of that investment.

   Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

   The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                       LEGAL INVESTMENT CONSIDERATIONS

   The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                LEGAL MATTERS

   Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Sidley Austin Brown & Wood LLP, New York, New York or by Morgan, Lewis & Bockius LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                THE DEPOSITOR

   The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 101 Hudson Street, Jersey City, New Jersey 07302. Its telephone number is (201) 524-2437.

   The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

   The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                               USE OF PROCEEDS

   The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                             PLAN OF DISTRIBUTION

   Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

   The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the

Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

   The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

   The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

   In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                            ADDITIONAL INFORMATION

   The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:

   o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

   o     New York Regional Office, 233 Broadway, New York, New York 10279.

   Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

   Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

   Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C.

metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                          REPORTS TO SECURITYHOLDERS

   Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                            INDEX OF DEFINED TERMS

                                              PAGE
                                            --------
1986 Act ..................................     95
Adjustable Rate Mortgages .................     27
Agency Certificates .......................     16
Aggregate Asset Principal Balance  ........      5
Agreements ................................     62
Appraised Value ...........................     29
ARMs ......................................     27
Asset Group ...............................      2
Asset Principal Balance ...................      5
Bankruptcy Code ...........................     50
Beneficial Owner ..........................      6
Bi-Weekly Loans ...........................     25
Book-Entry Securities .....................      2
Buy-Down Amounts ..........................     27
Buy-Down Loans ............................     26
Buy-Down Mortgage Rate ....................     27
Buy-Down Period ...........................     27
Buydown ...................................     57
Cash Program ..............................     20
CERCLA ....................................     84
Certificates ..............................      2
Clearstream ...............................      5
Code ......................................     90
Collection Account ........................     38
Commission ................................    135
Company Counsel ...........................     91
Compound Interest Securities ..............      2
Compound Value ............................      4
Condominium ...............................     25
Condominium Association ...................     34
Condominium Building ......................     35
Condominium Loans .........................     25
Condominium Unit ..........................     25
Conventional Loans ........................     18
Cooperative Corporation ...................      7
Cooperative Dwellings .....................     25
Cooperative Loans .........................     25
Cooperatives ..............................     25
Covered Trust .............................     49
CPR .......................................     12
Cut-off Date ..............................     15
Deferred Interest .........................     13
Definitive Securities .....................      2
Deleted Loan ..............................     65
Designated Transaction ....................    129
Disqualified Organization .................    105
Distribution Account ......................     71
DOL .......................................    128
DTC .......................................      5
Due Date ..................................     42
EDGAR .....................................    135
Eligible Reserve Fund Investments  ........     67
EPA .......................................     84
ERISA .....................................    128
Escrow Accounts ...........................     38
Euroclear .................................      6
Euroclear Operator ........................      7
European Depositaries .....................      7
Exchange Act ..............................    136
Excluded Plan .............................    130
Exemption .................................    129
Expense Reserve Fund ......................     71
Fannie Mae ................................     19
FASIT .....................................     90
FASIT Provisions ..........................     90
FHA .......................................     17
FHA Loans .................................     24
FHA/VA Claim Proceeds .....................     55
Financial Intermediary ....................      7
Fitch .....................................    129
Floating Rate Securities ..................      2
Freddie Mac ...............................     22
Freddie Mac Act ...........................     22
FSLIC .....................................     28
GEM Loans .................................     25
Ginnie Mae ................................     17
Ginnie Mae Servicers ......................     16
GPM Fund ..................................     41
GPM Loans .................................     24
Grantor Trust Fund ........................     90
Guarantor Program .........................     20
Guaranty Agreement ........................     16
Housing Act ...............................     17
HUD .......................................     22
Index .....................................     28
Indirect Participants .....................      6
Insurance Policies ........................     23
Insured Loss ..............................     53
Interest Rate .............................      3
Interest Weighted Securities ..............      2
L/C Bank ..................................     51
L/C Percentage ............................     51
Lifetime Mortgage Rate Cap ................     27
Liquidation Proceeds ......................     39
Loan-to-Value Ratio .......................     26
Loans .....................................     16
Manufactured Home Loan Schedule ...........     64
Manufactured Home Loans ...................     29
Maximum Mortgage Rate Adjustment ..........     27
Minimum Mortgage Rate .....................     27
Minimum Principal Distribution Amount  ....      4
Moody's ...................................    129
Mortgage Certificate Schedule .............     62
Mortgage Loan Schedule ....................     64
Mortgage Loans ............................     24
Mortgage Rates ............................     13

                               137

                                              PAGE
                                            --------
Mortgaged Property ........................     14
Multi-Class Series ........................      4
Multifamily Properties ....................     13
NCUA ......................................    133
Negatively Amortizing ARMs ................     27
New Proposed Regulations ..................    106
New Regulations ...........................    111
Notes .....................................      2
Offered Securities ........................      2
OID Regulations ...........................     90
PACs ......................................      2
Participants ..............................      6
Participation Agreement ...................     16
Participation Certificates ................     64
Parties in Interest .......................    128
Partnership Trust Fund ....................     90
Pass-Through Entity .......................    105
PC Pool ...................................     20
Percentage Interest .......................      3
Planned Amortization Certificates  ........      2
Plans .....................................    128
PMBS Agreement ............................     22
PMBS Issuer ...............................     23
PMBS Servicer .............................     22
PMBS Trustee ..............................     22
Policy Statement ..........................    133
Primary Assets ............................     15
Principal Distribution Amount .............      4
Principal Weighted Securities .............      2
Private Mortgage-Backed Securities  .......     15
PTCE ......................................    132
PTE .......................................    129
Qualified Insurer .........................     43
Qualifying Substitute Mortgage Loan  ......     65
Rating Agency .............................    129
RCRA ......................................     84
Regular Securities ........................     91
Relevant Depositary .......................      7
REMIC .....................................     90
REMIC Provisions ..........................     90
REMIC Regulations .........................     90
REO Property ..............................     73
Residual Securities .......................     91
Residual Securityholders ..................    101
Retained Interest .........................     15
Rules .....................................      7
S&P .......................................    129
SBJPA of 1996 .............................     94
Scheduled Payment .........................     13
Scheduled Principal .......................     20
Securities ................................      2
Seller ....................................     63
Senior Securities .........................      4
Servicing Account .........................     40
Servicing Agreements ......................     37
Single Family Property ....................     18
SMMEA .....................................    133
SPA .......................................     12
Standard Securities .......................    116
Subordinate Securities ....................      2
Subordination Reserve Fund ................     50
Subsequent Assets .........................    131
Subsequent Primary Assets .................     30
Subservicers ..............................     37
Subsidy Fund ..............................     41
Taxable Mortgage Pools ....................     91
Terms and Conditions ......................      7
Tiered REMICs .............................     94
Title V ...................................     86
Title VIII ................................     86
UCC .......................................     80
Underwriters ..............................    134
VA ........................................     17
VA Loans ..................................     17

                                  $723,060,715
                                 (APPROXIMATE)





                               STRUCTURED ASSET
                             SECURITIES CORPORATION




                      MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-17



[GRAPHIC OMITTED]                 [AURORA LOGO]




                           Aurora Loan Services Inc.
                                Master Servicer


--------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT

                               November 29, 2001
--------------------------------------------------------------------------------
                                LEHMAN BROTHERS



                         Edward D. Jones & Co., L.P.